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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-222549

PROSPECTUS SUPPLEMENT
(To Prospectus dated January 22, 2018)

Global Partners LP

2,400,000 9.75% Series A Fixed-to-Floating Rate
Cumulative Redeemable Perpetual Preferred Units
(Liquidation Preference $25.00 per Series A Preferred Unit)

        We are offering 2,400,000 of our 9.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, liquidation preference $25.00 per unit (the "Series A Preferred Units").

        Distributions on the Series A Preferred Units are cumulative from and including the date of original issue and will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on November 15, 2018, in each case when, as, and if declared by our general partner. A pro-rated initial distribution on the Series A Preferred Units offered hereby will be payable on November 15, 2018 in an amount equal to approximately $0.6635 per Series A Preferred Unit. Distributions on the Series A Preferred Units will be payable out of amounts legally available therefor from and including the date of original issue to, but excluding, August 15, 2023, at a rate equal to 9.75% per annum of the stated liquidation preference. On and after August 15, 2023, distributions on the Series A Preferred Units will accumulate for each distribution period at a percentage of the $25.00 liquidation preference equal to an annual floating rate of the three-month LIBOR plus a spread of 6.774% per annum.

        At any time on or after August 15, 2023, we may redeem the Series A Preferred Units, in whole or in part, out of amounts legally available therefor, at a redemption price of $25.00 per Series A Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. At our option, we may redeem the Series A Preferred Units in the event of a Change of Control. See "Description of Series A Preferred Units—Change of Control—Optional Redemption upon a Change of Control."

        We intend to apply to have the Series A Preferred Units listed on the New York Stock Exchange (the "NYSE") under the symbol "GLP pr A." If the application is approved, we expect trading of the Series A Preferred Units on the NYSE to begin within 30 days after their original issue date. Currently, there is no public market for the Series A Preferred Units. Prior to the commencement of this offering, only our common units were issued and outstanding and listed on the NYSE, under the symbol GLP.

        We have granted the underwriters a 30-day option to purchase up to an additional 360,000 Series A Preferred Units from us on the same terms and conditions as set forth above.

        Investing in our Series A Preferred Units involves risks. See "Risk Factors" on page S-17 of this prospectus supplement and page 8 of the accompanying base prospectus.

	Per Series A Preferred Unit	Total

Public Offering Price	$25.0000	$60,000,000

Underwriting discounts	$0.7875	$1,890,000

Proceeds to Global Partners LP (before expenses)	$24.2125	$58,110,000

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the Series A Preferred Units on or about August 7, 2018.

Joint Book-Running Managers

Stifel	Morgan Stanley	UBS Investment Bank

Co-Managers

BB&T Capital Markets	Janney Montgomery Scott	Ladenburg Thalmann	MUFG

Prospectus Supplement dated July 31, 2018.

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering. Generally, when we refer to the "prospectus," we are referring to both parts combined. If information in this prospectus supplement conflicts with information in the accompanying base prospectus, you should rely on the information in this prospectus supplement.

        Neither we nor the underwriters have authorized anyone to provide you with any information other than the information contained in this prospectus supplement and the accompanying base prospectus or incorporated by reference into this prospectus supplement or the accompanying base prospectus. Neither we nor the underwriters take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy our Series A Preferred Units in any jurisdiction where such offer or sale would be unlawful. You should not assume that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus relating to this offering of Series A Preferred Units or the information that is incorporated by reference herein is accurate as of any date other than its respective date. Our business, financial condition and results of operations may have changed since those dates.

        We expect that delivery of the Series A Preferred Units will be made to investors on or about August 7, 2018, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as "T+5"). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Series A Preferred Units on any date prior to two business days before delivery will be required, by virtue of the fact that the Series A Preferred Units initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Series A Preferred Units who wish to trade the Series A Preferred Units on any date prior to two business days before delivery should consult their advisors.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

        Some of the information contained in or incorporated by reference in this prospectus supplement may contain forward-looking statements. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words "may," "believe," "should," "could," "expect," "anticipate," "plan," "intend," "estimate," "continue," "will likely result," or other similar expressions. In addition, any statement made by our management concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects and possible actions by us, are also forward-looking statements. Forward-looking statements are not guarantees of performance. Although we believe these forward-looking statements are based on reasonable assumptions, statements made regarding future results are subject to a number of assumptions, uncertainties and risks, many of which are beyond our control, which may cause future results to be materially different from the results stated or implied in this document. These risks and uncertainties include, among other things:

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  We may not have sufficient cash from operations to enable us to pay distributions on the Series A Preferred Units following establishment of cash reserves and payment of fees and expenses, including payments to our general partner.

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  A significant decrease in price or demand for the products we sell or a significant decrease in demand for our logistics activities could have an adverse effect on our financial condition, results of operations and cash available for distribution to our holders of the Series A Preferred Units.

S-ii

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  We depend upon marine, pipeline, rail and truck transportation services for a substantial portion of our logistics activities in transporting the products we sell. Implementation of regulations and directives that adversely impact the market for transporting these products by rail or otherwise could adversely affect those activities. In addition, a disruption in these transportation services could have an adverse effect on our financial condition, results of operations and cash available for distribution to holders of the Series A Preferred Units.

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  We have contractual obligations for certain transportation assets such as railcars, barges and pipelines. A decline in demand for (i) the products we sell, or (ii) our logistics activities, which has resulted and could continue to result in a decrease in the utilization of our transportation assets, could negatively impact our financial condition, results of operations and cash available for distribution to holders of the Series A Preferred Units.

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  We may not be able to fully implement or capitalize upon planned growth projects. Even if we consummate acquisitions or expend capital in pursuit of growth projects that we believe will be accretive, they may in fact result in no increase or even a decrease in cash available for distribution to holders of the Series A Preferred Units.

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  Erosion of the value of major gasoline brands could adversely affect our gasoline sales and customer traffic.

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  Our gasoline sales could be significantly reduced by a reduction in demand due to higher prices and to new technologies and alternative fuel sources, such as electric, hybrid, battery powered, hydrogen or other alternative fuel-powered motor vehicles. Changing consumer preferences or driving habits could lead to new forms of fueling destinations or potentially fewer customer visits to our sites, and decreases in sales. Any of these outcomes could negatively affect our financial condition, results of operations and cash available for distribution to holders of the Series A Preferred Units.

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  Physical effects from climate change and impacts to areas prone to sea level rise or other extreme weather events could have the potential to adversely affect our assets and operations.

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  Changes in government usage mandates and tax credits could adversely affect the availability and pricing of ethanol, which could negatively impact our sales.

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  Our petroleum products sales, logistics activities and results of operations have been and could continue to be adversely affected by, among other things, changes in the petroleum products market structure, product differentials and volatility (or lack thereof), implementation of regulations that adversely impact the market for transporting petroleum and related products by rail and other modes of transportation, severe weather conditions, significant changes in prices and interruptions in transportation services and other necessary services and equipment, such as railcars, barges, trucks, loading equipment and qualified drivers.

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  Our risk management policies cannot eliminate all commodity risk, basis risk or the impact of unfavorable market conditions which can adversely affect our financial condition, results of operations and cash available for distribution to holders of the Series A Preferred Units. In addition, noncompliance with our risk management policies could result in significant financial losses.

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  Our results of operations are affected by the overall forward market for the products we sell, and pricing volatility may adversely impact our results.

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  Our business could be affected by a range of issues, such as changes in commodity prices, energy conservation, competition, the global economic climate, movement of products between foreign locales and within the United States, changes in refiner demand, weekly and monthly refinery output levels, changes in local, domestic and worldwide inventory levels, changes in health, safety

S-iii

    and environmental regulations, including, without limitation, those related to climate change, failure to obtain renewal permits on terms favorable to us, seasonality, supply, weather and logistics disruptions and other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil, refined products and renewable fuels.

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  Increases and/or decreases in the prices of the products we sell could adversely impact the amount of availability for borrowing working capital under our credit agreement, which credit agreement has borrowing base limitations and advance rates.

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  Warmer weather conditions could adversely affect our home heating oil and residual oil sales. Our sales of home heating oil and residual oil continue to be reduced by conversions to natural gas and utilization of propane and/or natural gas (instead of heating oil) as primary fuel sources.

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  We are exposed to trade credit risk and risk associated with our trade credit support in the ordinary course of our business.

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  The condition of credit markets may adversely affect our liquidity.

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  Our credit agreement and the indentures governing our senior notes contain operating and financial covenants, and our credit agreement contains borrowing base requirements. A failure to comply with the operating and financial covenants in our credit agreement, the indentures and any future financing agreements could impact our access to bank loans and other sources of financing as well as our ability to pursue our business activities.

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  A significant increase in interest rates could adversely affect our results of operations and cash available for distribution to holders of the Series A Preferred Units and our ability to service our indebtedness.

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  Our gasoline station and convenience store business could expose us to an increase in consumer litigation and result in an unfavorable outcome or settlement of one or more lawsuits where insurance proceeds are insufficient or otherwise unavailable.

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  Regulations restricting the sale of tobacco products by the Food and Drug Administration, as well as national, state and local campaigns to discourage smoking, tax increases on tobacco products and increasing regulations restricting the sale of e-cigarettes and vapor products, have and could result in reduced consumption levels and higher costs which we may not be able to pass on to our customers. These factors could materially affect the sales of cigarettes, or other tobacco products, and customer traffic, which in turn could have a negative impact on our financial condition, results of operations and cash available for distribution to holders of the Series A Preferred Units.

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  Our business could expose us to litigation and result in an unfavorable outcome or settlement of one or more lawsuits where insurance proceeds are insufficient or otherwise unavailable.

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  Adverse developments in the areas where we conduct our business could have a material adverse effect on such businesses and could reduce our ability to make distributions to holders of the Series A Preferred Units.

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  A serious disruption to our information technology systems could significantly limit our ability to manage and operate our business efficiently.

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  We are exposed to performance risk in our supply chain.

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  Our businesses are subject to federal, state and municipal environmental and non-environmental regulations which could have a material adverse effect on such businesses.

S-iv

  •
  Our general partner and its affiliates have conflicts of interest and limited fiduciary duties, which could permit them to favor their own interests to the detriment of holders of the Series A Preferred Units.

  •
  Our tax treatment depends on our status as a partnership for federal income tax purposes.

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  Holders of the Series A Preferred Units may be required to pay taxes on their share of our income even if they do not receive any cash distributions from us.

        When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading "Risk Factors" included elsewhere in this prospectus, in our most recent Annual Report on Form 10-K and, to the extent applicable, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

        All forward-looking statements included in this prospectus and the documents we incorporate by reference and all subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date of this prospectus supplement or, in the case of forward-looking statements contained in any document incorporated by reference, the date of such document, and we expressly disclaim any obligation or undertaking to update these statements to reflect any change in our expectations or beliefs or any change in events, conditions or circumstances on which any forward-looking statement is based.

S-v

 SUMMARY

        This summary highlights information contained elsewhere in this prospectus supplement and the accompanying base prospectus. It does not contain all of the information that you should consider before making an investment decision. You should carefully read this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference for a more complete understanding of our business and this offering. Please read "Risk Factors" on page S-17 of this prospectus supplement and on page 8 of the accompanying base prospectus and the risk factors described under the heading "Risk Factors" included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference in this prospectus, for more information about important factors that you should consider before investing in our Series A Preferred Units.

        Throughout this prospectus supplement, when we use the terms "Global," "we," "our," "us," the "partnership" or like terms, we are referring either to Global Partners LP or to Global Partners LP and its operating subsidiaries collectively, as the context requires. References in this prospectus supplement to our "general partner" refer to Global GP LLC, our general partner. Unless otherwise specifically stated, the information presented in this prospectus supplement assumes that the underwriters have not exercised their option to purchase additional Series A Preferred Units.

Global Partners LP

        We are a midstream logistics and marketing company engaged in the purchasing, selling, storing and logistics of transporting petroleum and related products, including gasoline and gasoline blendstocks (such as ethanol), distillates (such as home heating oil, diesel and kerosene), residual oil, renewable fuels, crude oil and propane. We own, control or have access to one of the largest terminal networks of refined petroleum products and renewable fuels in Massachusetts, Maine, Connecticut, Vermont, New Hampshire, Rhode Island, New York, New Jersey and Pennsylvania (collectively, the "Northeast"). We are one of the largest distributors of gasoline, distillates, residual oil and renewable fuels to wholesalers, retailers and commercial customers in the New England states and New York. We are also one of the largest independent owners, suppliers and operators of gasoline stations and convenience stores in these areas. As of March 31, 2018, we had a portfolio of 1,445 owned, leased and/or supplied gasoline stations, including 260 directly operated convenience stores, in the Northeast, Maryland and Virginia. We also receive revenue from convenience store sales, rental income and sundries. In addition, we own transload and storage terminals in North Dakota and Oregon that extend our origin-to-destination capabilities from the mid-continent region of the United States and Canada.

        Collectively, we sold approximately $2.7 billion of refined petroleum products, renewable fuels, crude oil and propane for the three months ended March 31, 2018. In addition, we had other revenues of approximately $0.1 billion for the three months ended March 31, 2018 from convenience store sales at our directly operated stores, rental income from dealer leased and commissioned agent leased gasoline stations and from cobranding arrangements, and sundries.

        We base our pricing on spot prices, fixed prices or indexed prices and routinely use the New York Mercantile Exchange, Chicago Mercantile Exchange and Intercontinental Exchange or other counterparties to hedge the risk inherent in buying and selling commodities. Through the use of regulated exchanges or derivatives, we seek to maintain a position that is substantially balanced between purchased volumes and sales volumes or future delivery obligations.

        We purchase refined petroleum products, renewable fuels, crude oil and propane primarily from domestic and foreign refiners and ethanol producers, crude oil producers, major and independent oil companies and trading companies. We operate our business under three segments: (i) Wholesale, (ii) Gasoline Distribution and Station Operations ("GDSO") and (iii) Commercial.

        Global GP LLC, our general partner, manages our operations and activities and employs our personnel, except for most of our gasoline station and convenience store employees and certain union personnel who are employed by our wholly owned subsidiaries, including Global Montello Group Corp.

        Wholesale.    In our Wholesale segment, we engage in the logistics of selling, gathering, storage and transportation of refined petroleum products, renewable fuels, crude oil and propane. We transport these products by railcars, barges and/or pipelines pursuant to spot or long-term contracts. From time to time, we aggregate crude oil by truck or pipeline in the mid-continent region of the United States and Canada, transport it by rail and ship it by barge to refiners. We sell home heating oil, branded and unbranded gasoline and gasoline blendstocks, diesel, kerosene, residual oil and propane to home heating oil and propane retailers and wholesale distributors. Generally, customers use their own vehicles or contract carriers to take delivery of the gasoline, distillates and propane at bulk terminals and inland storage facilities that we own or control or at which we have throughput or exchange arrangements. Ethanol is shipped primarily by rail and by barge.

        Gasoline Distribution and Station Operations.    In our GDSO segment, gasoline distribution includes sales of branded and unbranded gasoline to gasoline station operators and sub-jobbers. Station operations include (i) convenience stores, (ii) rental income from gasoline stations leased to dealers, from commissioned agents and from cobranding arrangements and (iii) sundries (such as car wash sales, lottery and ATM commissions).

        As of March 31, 2018, we had a portfolio of owned, leased and/or supplied gasoline stations, primarily in the Northeast, that consisted of the following:

Company operated	260
Commissioned agents	266
Lessee dealers	228
Contract dealers	691

Total	1,445

        Commercial.    In our Commercial segment, we include sales and deliveries to end user customers in the public sector and to large commercial and industrial end users of unbranded gasoline, home heating oil, diesel, kerosene, residual oil and bunker fuel. In the case of public sector commercial and industrial end user customers, we sell products primarily either through a competitive bidding process or through contracts of various terms. We generally arrange for the delivery of the product to the customer's designated location, and we respond to publicly-issued requests for product proposals and quotes. Our Commercial segment also includes sales of custom blended fuels delivered by barges or from a terminal dock to ships through bunkering activity.

Business Strategies

        Our primary business objective is to increase distributable cash flow per unit by continuing to execute the following strategies:

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  Expand assets, transportation logistics and marketing businesses through accretive acquisitions. We pursue strategic and accretive acquisitions of assets, transportation logistic opportunities and marketing businesses of petroleum products including, without limitation, gasoline, other transportation fuels, renewable fuels and heating oil, within and beyond the Northeast and Mid-Atlantic markets. We also pursue strategic and accretive acquisitions of upstream or downstream retail marketing assets, as well as transportation assets and businesses. Because of our extensive experience in supply and logistics and marketing, we believe we have a competitive advantage over bidders interested in purchasing only physical assets. We look to leverage our experience by identifying and consummating bolt-on and portfolio purchases that fit strategically with our operations. For example, we seek out portfolios (large and small) of retail gasoline stations, with or without convenience stores and related wholesaling opportunities, that complement our existing gasoline station and convenience business.

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  Pursue organic growth and expansions.  We strive to improve returns and create operating efficiencies through asset and logistics expansions and improvements. We pursue the expansion of our gasoline station and convenience store business by the execution of long-term multi-site leases, introduction of new-to-industry sites and the razing and rebuilding or remodeling of sites within our existing portfolio. We have also sought, and continue to seek, to (1) strategically expand our branding arrangements with major suppliers of refined petroleum products, (2) identify and implement co-branding opportunities with national retailers and (3) expand opportunities for the marketing of transportation fuels. We pursue expansion and improvements related to the receipt, storage and distribution of energy-related products within the terminal network from which we operate our commercial and wholesale businesses including, among other things, the addition and reconfiguration of tanks.

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  Serve as a preferred supplier to our customers.  We believe that our customers value dependability and quality of supply. We strive to maintain a level of inventory to ensure that the supply needs of our customers are always satisfied. During periods of product shortages, we have historically succeeded in sustaining a supply of product sufficient to meet the needs of our customers. We own, control or have access to bulk terminals, inland storage facilities and gasoline stations and convenience stores that are strategically located for ease of access by our customers. Additionally, we satisfy specific wholesale customer needs by customizing our products, such as diesel, home heating oil and gasoline, by blending and injecting additives.

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  Minimize our exposure to commodity price volatility.  We actively manage our business to minimize commodity price exposure by using hedging techniques. We seek to maintain a position that is substantially balanced between purchases and sales.

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  Continue our operational excellence.  We are determined to preserve our long history of safe and efficient operations by the use of new technologies, investing in the maintenance of our assets and providing extensive training programs for our employees.

Competitive Strengths

        We believe we are well-positioned to execute our business strategies successfully using the following competitive strengths:

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  High barriers to entry in the Northeast provide a competitive advantage.  The limited number of pipelines and the limited amount of refining and storage capacity in the Northeast limits competition from other distribution networks and supply channels. Waterborne terminal operators provide the Northeast with its primary source of refined product supply. We own, control or have access to one of the largest terminal networks of refined petroleum products and renewable fuels in the Northeast.

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  Our gasoline station portfolio has scale and we believe it is strategically located.  We are one of the largest independent gasoline and convenience store operators in the Northeast. We believe that this allows us to benefit from advantages of scale in sourcing supply for our gasoline station and convenience store business. In addition, many of our sites are located in high traffic and densely populated areas with limited opportunities for new competition.

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  We have a logistically advantaged terminal network.  Our terminal network serves as a hub for storage and distribution of the petroleum products and renewable fuels which support our businesses. These terminals are fed by waterborne vessels, railcars and/or pipelines, affording us optionality and flexibility for the supply of product to our businesses.

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  We believe we have significant supply and logistics advantages given our extensive terminal network and experienced supply team.  We have cultivated long-term reliable supply relationships with a large number of suppliers, including major oil producers, refiners and trading companies. Our scale, ratable base demand and significant storage capacity allow us to take advantage of attractive buying opportunities.

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  We believe we have an excellent reputation with our customers for reliability and service quality.  We and our predecessors have been a supplier of refined petroleum products in the Northeast for more than 60 years, and we have established long-standing customer relationships based on our commitment to customer service and dependable supply, even in times of industry shortage. These longstanding relationships with customers coupled with long-standing terminaling services agreements generate stable cash flows.

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  We actively manage our business to minimize commodity price exposure.  Through our risk management program, we actively manage our business to minimize commodity price exposure using daily reporting, monitoring and rebalancing as needed. We seek to maintain a position that is substantially balanced between purchases and sales. We use the New York Mercantile Exchange, the Chicago Mercantile Exchange and the Intercontinental Exchange to hedge products traded on those exchanges and we use derivative contracts with creditworthy counterparties to hedge other products.

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  We have an experienced management team.  Our management team's senior officers average over 25 years of experience in the energy industry. Many of the members of our management team have been together for over 15 years and have a proven track record of managing and growing the business both organically and through acquisition.

Recent Developments

  Preliminary Estimate of Selected Second Quarter 2018 Financial Results

        The following preliminary financial information reflects management's estimates based solely upon information available to us as of the date hereof. The preliminary financial results presented below are not a comprehensive statement of our financial results for the three months ended June 30, 2018. In addition, the preliminary financial results presented below have not been audited, reviewed, or compiled by our independent registered public accounting firm. The preliminary financial results presented below are subject to the completion of our financial closing procedures, which have not yet been completed. Our actual results for the three months ended June 30, 2018 are not available and may differ materially from these estimates. Therefore, you should not place undue reliance upon these preliminary financial results. For instance, during the course of the preparation of the respective financial statements and related notes, additional items that would require material adjustments to be made to the preliminary estimated financial results presented below may be identified. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control. See "Information Regarding Forward-Looking Statements."

        Although our results of operations as of and for the three months ended June 30, 2018 are not yet final, based on the information and data currently available, we estimate, on a preliminary basis, that for the three months ended June 30, 2018, the Partnership's net income will be within a range of $4.2 million to $7.2 million, EBITDA will be within a range of $50.6 million to $53.6 million, Adjusted EBITDA will be within a range of $53.6 million to $56.6 million and distributable cash flow will be within a range of $18.8 million to $21.8 million.

  Non-GAAP Financial Measures

        EBITDA and Adjusted EBITDA.    We define EBITDA as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is EBITDA further adjusted for gains or losses on the sale and disposition of assets and goodwill and long-lived asset impairment charges. EBITDA and Adjusted EBITDA are non-GAAP financial measures used as supplemental financial measures by management and may be used by external users of our consolidated financial statements, such as investors, commercial banks and research analysts, to assess:

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  our compliance with certain financial covenants included in our debt agreements;

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  our financial performance without regard to financing methods, capital structure, income taxes or historical cost basis;

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  our ability to generate cash sufficient to pay interest on our indebtedness and to make distributions to our partners;

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  our operating performance and return on invested capital as compared to those of other companies in the wholesale, marketing, storing and distribution of refined petroleum products, renewable fuels, crude oil and propane, and in the gasoline stations and convenience stores business, without regard to financing methods and capital structure; and

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  the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities.

        EBITDA and Adjusted EBITDA should not be considered as alternatives to net income, operating income, cash flow from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income, and these measures may vary among other companies. Therefore, EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

        Distributable Cash Flow.    Distributable cash flow is an important non-GAAP financial measure for our limited partners since it serves as an indicator of our success in providing a cash return on their investment. Distributable cash flow as defined by our partnership agreement is net income plus depreciation and amortization minus maintenance capital expenditures, as well as adjustments to eliminate items approved by the audit committee of the board of directors of our general partner that are extraordinary or non-recurring in nature and that would otherwise increase distributable cash flow.

        Distributable cash flow as used in our partnership agreement also determines our ability to make cash distributions on our incentive distribution rights. The investment community also uses a distributable cash flow metric similar to the metric used in our partnership agreement with respect to publicly traded partnerships to indicate whether or not such partnerships have generated sufficient earnings on a current or historic level that can sustain distributions on preferred or common units or support an increase in quarterly cash distributions on common units. Our partnership agreement does not permit adjustments for certain non-cash items, such as net losses on the sale and disposition of assets and goodwill and long-lived asset impairment charges.

        Distributable cash flow should not be considered as an alternative to net income, operating income, cash flow from operations, or any other measure of financial performance presented in accordance with GAAP. In addition, our distributable cash flow may not be comparable to distributable cash flow or similarly titled measures of other companies.

        Preliminary Financial Reconciliations.    The following tables present preliminary financial reconciliations of EBITDA and Adjusted EBITDA and distributable cash flow to the GAAP financial measure of net income for the three months ended June 30, 2018 (estimated):

	Three Months Ended June 30, 2018
	(low)	(high)
	(in thousands)
Net income	$3,800	$6,800
Net loss attributable to noncontrolling interest	400	400

Net income attributable to Global Partners LP	4,200	7,200
Depreciation and amortization, excluding the impact of noncontrolling interest	25,100	25,100
Interest expense	21,600	21,600
Income tax benefit	(300)	(300)

EBITDA	50,600	53,600
Net loss on sale and disposition of assets	3,000	3,000

Adjusted EBITDA	$53,600	$56,600

Net income	$3,800	$6,800
Net loss attributable to noncontrolling interest	400	400

Net income attributable to Global Partners LP	4,200	7,200
Depreciation and amortization, excluding the impact of noncontrolling interest	25,100	25,100
Amortization of deferred financing fees and senior notes discount	1,700	1,700
Amortization of routine bank refinancing fees	(1,000)	(1,000)
Maintenance capital expenditures, excluding the impact of noncontrolling interest	(11,200)	(11,200)

Distributable cash flow(1)(2)	$18,800	$21,800

(1)
As defined by the Partnership's partnership agreement, distributable cash flow is not adjusted for certain non-cash items, such as net losses on the sale and disposition of assets and goodwill and long-lived asset impairment charges.

(2)
Distributable cash flow includes a net loss on sale and disposition of assets of $3.0 million for the three months ended June 30, 2018. Excluding the loss on sale and disposition of assets, distributable cash flow would have been $21.8 million and $24.8 million for the three months ended June 30, 2018.

        Acquisitions.    On July 17, 2018, we acquired the retail fuel and convenience store assets of Vermont-based Champlain Oil Company, Inc. for approximately $134 million, excluding inventory, funded with borrowings under our revolving credit facility. The acquisition includes 37 company-operated gas stations with Jiffy Mart-branded convenience stores in Vermont and New Hampshire, and approximately 24 fuel sites that are either owned or leased, including lessee dealer and commission agent locations. The transaction also includes fuel supply agreements for approximately 65 gas stations, primarily in Vermont and New Hampshire. The stations market major fuel brands such as Mobil, Shell, Citgo, Sunoco and Irving.

        On July 24, 2018, we acquired company-operated gas stations and convenience stores from New Hampshire-based Cheshire Oil Company, LLC for approximately $32 million, excluding inventory,

funded with borrowings under our revolving credit facility. The portfolio consists of nine stores in New Hampshire and one in Brattleboro, Vermont. All of the locations are branded T-Bird Mini Marts and market Citgo fuel.

        Appointment of John T. Hailer to the Board of Directors.    As of June 30, 2018, the members of our general partner approved expanding the size of the board of directors of our general partner from seven to eight members and appointed Mr. John T. Hailer to fill the newly created directorship effective July 1, 2018. The board determined that Mr. Hailer qualifies as "independent" under the director independence standards set forth in the rules and regulations of the Securities and Exchange Commission (the "SEC") and the applicable listing standards of the NYSE and approved Mr. Hailer's appointment to the board and to serve on the board's audit committee, compensation committee and conflicts committee.

        Mr. Hailer is President of the 1251 Asset Management division of 1251 Capital Group, a Boston-based financial services company that owns a concentrated group of companies in the asset management and insurance sectors. Prior to joining 1251 Capital Group, he spent more than 18 years at Natixis Investment Managers (formerly Natixis Global Asset Management; "Natixis") and joined that firm in 1999. Mr. Hailer formerly served as Natixis' President and Chief Executive Officer for the Americas and Asia, where he helped that company strategically reposition as a global solutions provider and grow to become one of the world's largest asset managers. Before joining Natixis Investment Managers, Mr. Hailer was responsible for new business development in North and Latin America at Fidelity Investments Institutional Services Company and was director of retail business development for Putnam Investments. He currently serves as a director of The Home for Little Wanderers and serves as a trustee on several other boards including Boston Medical Center and the Boston Public Library. Mr. Hailer also serves as the Chairman of the Board for each of the New England Council and the Back Bay Association. Mr. Hailer previously served as a member of Beloit College's Board of Trustees. Mr. Hailer's broad experience in the financial services industry, as well as his significant capital markets and financial experience, make him a valuable member of the board.

        Declaration of Increased Cash Distribution for the Second Quarter of 2018.    On July 27, 2018, we announced that the board of directors of our general partner declared a quarterly cash distribution of $0.4750 per unit ($1.90 per unit on an annualized basis) on all of our outstanding common units for the period from April 1 to June 30, 2018. The distribution will be paid August 14, 2018 to unitholders of record as of the close of business on August 9, 2018. The distribution to be paid in August 2018 represents an increase of 2.7% over the quarterly distribution of $0.4625 per unit paid in May 2018.

Principal Executive Offices

        Our principal executive offices are located at P.O. Box 9161, 800 South Street, Waltham, Massachusetts 02454-9161, and our telephone number is (781) 894-8800. Our website is located at http://www.globalp.com. Information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

 Ownership of Global Partners LP

        The following table and structure chart reflect our organization and ownership structure after giving effect to this offering but before any exercise of the underwriters' option to purchase additional Series A Preferred Units.

Percentage Ownership(1)
Common units held by the public	78.30%
Common units held by our general partner, including its directors and executive officers and their affiliates	21.70%
General partner interest	0.67%

100.00%

(1)
Ownership percentages are approximate and exclude the incentive distribution rights ("IDRs"). The Series A Preferred Units do not impact the other classes' percentage ownership, as the Series A Preferred Units (when issued) will not be included in the calculation of "Percentage Interest" as defined in our Fourth Amended and Restated Agreement of Limited Partnership (as amended, our "Partnership Agreement").

(1)
We own a 60% ownership interest in Basin Transload, LLC.

 The Offering

Issuer	Global Partners LP
Securities offered by us

2,400,000 of our 9.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, liquidation preference $25.00 per Series A Preferred Unit (or 2,760,000 of our Series A Preferred Units if the underwriters exercise in full their option to purchase additional Series A Preferred Units). For a detailed description of the Series A Preferred Units, see "Description of Series A Preferred Units."

Price per Series A Preferred Unit	$25.00
Maturity

Perpetual (unless redeemed by us on or after August 15, 2023 or in connection with a Change of Control (as defined below)). See "—Optional redemption on or after August 15, 2023" and "—Optional redemption upon a Change of Control."

Distributions

Distributions on the Series A Preferred Units will be cumulative from the date that the Series A Preferred Units are originally issued and will be payable on each Distribution Payment Date (as defined below) when, as, and if declared by our general partner out of legally available funds for such purpose. Distributions on the Series A Preferred Units will be paid out of our available cash with respect to the quarter ended immediately preceding the applicable Distribution Payment Date.

Distribution payment dates and record dates

Distributions are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, commencing on November 15, 2018 (each, a "Distribution Payment Date") to holders of record as of the opening of business on the February 1, May 1, August 1 or November 1 next preceding the Distribution Payment Date. A pro-rated initial distribution on the Series A Preferred Units offered hereby will be payable on November 15, 2018 in an amount equal to approximately $0.6635 per Series A Preferred Unit. If any Distribution Payment Date otherwise would fall on a day that is not a business day, declared distributions will be paid on the immediately succeeding business day without the accumulation of additional distributions.

Distribution rate

The initial distribution rate for the Series A Preferred Units from and including the date of original issue to, but excluding, August 15, 2023 will be 9.75% per annum of the $25.00 liquidation preference per unit (equal to $2.4375 per unit per annum). On and after August 15, 2023, distributions on the Series A Preferred Units will accumulate for each distribution period at a percentage of the $25.00 liquidation preference equal to an annual floating rate of the three-month LIBOR plus a spread of 6.774% per annum.

Ranking	The Series A Preferred Units will represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date.
The Series A Preferred Units will rank:

•

senior to our common units, the IDRs and to each other class or series of limited partner interests or other equity securities established after the original issue date of the Series A Preferred Units that is not expressly made senior to or on parity with the Series A Preferred Units as to the payment of distributions and amounts payable on a liquidation event (individually and collectively, the "Junior Securities");

•

on parity with respect to distributions or amounts payable upon a liquidation event, as applicable, with each other and any class or series of limited partner interests or other equity securities established after the original issue date of the Series A Preferred Units with terms expressly providing that such class or series ranks on parity with the Series A Preferred Units as to the payment of distributions or amounts payable upon a liquidation event, as applicable (individually and collectively, but excluding Senior Securities (as defined below), the "Parity Securities");

•

junior with respect to distributions or amounts payable upon a liquidation event, as applicable, to any class or series of limited partner interests or equity securities established after the original issue date of the Series A Preferred Units with terms expressly made senior to the Series A Preferred Units as to the payment of distributions or amounts payable upon a liquidation event (individually and collectively, "Senior Securities"); and

• junior to all of our existing and future indebtedness and other liabilities with respect to assets available to satisfy claims against us.
Restrictions on distributions

No distribution may be declared or paid or set apart for payment on any Junior Securities (other than a distribution payable solely in Junior Securities) unless full cumulative distributions have been or contemporaneously are being paid or provided for on all outstanding Series A Preferred Units and any Parity Securities through the most recent respective distribution periods.

Optional redemption on or after August 15, 2023

At any time on or after August 15, 2023, we may redeem, in whole or in part, the Series A Preferred Units at a redemption price in cash of $25.00 per Series A Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness. We must provide not less than 30 days' and not more than 60 days' written notice of any such redemption. We may undertake multiple partial redemptions.

Optional redemption upon a Change of Control

Upon the occurrence of a Change of Control, we may, at our option, redeem the Series A Preferred Units, in whole or in part, within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per Series A Preferred Unit, plus all accumulated and unpaid distributions to, but excluding, the date of redemption, whether or not declared. If, prior to the Change of Control Conversion Date (as defined below), we exercise our redemption rights relating to Series A Preferred Units, holders of the Series A Preferred Units that we have elected to redeem will not have the conversion right described under "Description of Series A Preferred Units—Change of Control." Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.

Conversion; exchange and preemptive rights

Except as described under "—Conversion right upon a Change of Control," the Series A Preferred Units will not be entitled or subject to preemptive rights or be convertible into or exchangeable for any other securities or property at the option of the holder.

Conversion right upon a Change of Control

Upon the occurrence of a Change of Control, each holder of Series A Preferred Units will have the right (unless, prior to the Change of Control Conversion Date, we provide notice of our election to redeem the Series A Preferred Units) to convert some or all of the Series A Preferred Units held by such holder on the Change of Control Conversion Date into a number of our common units per Series A Preferred Unit to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid distributions to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Unit distribution payment and prior to the corresponding Distribution Payment Date, in which case no additional amount for such accumulated and unpaid distribution will be included in this sum) by (ii) the Common Unit Price (as defined below), and

•

2.7100, which is the quotient obtained by dividing (i) the $25.00 liquidation preference by (ii) one-half of the closing price of our common units on the NYSE on the trading day immediately preceding the date of this prospectus, subject, in each case, to certain adjustments and provisions for (a) the receipt of Alternative Conversion Consideration (as defined below) and (b) splits, combinations and distributions in the form of equity issuances.

For definitions of "Change of Control," "Alternative Conversion Consideration," "Change of Control Conversion Date" and "Common Unit Price," and the restrictions on cash payments under a Change of Control hereunder, see "Description of Series A Preferred Units—Change of Control."

Voting rights	Holders of the Series A Preferred Units generally will have no voting rights.

In connection with the closing of the offering of the Series A Preferred Units, we expect to enter into the Partnership Agreement to, among other things, reflect the issuance of the Series A Preferred Units.

Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series A Preferred Units, voting as a separate class, we may not adopt any amendment to our Partnership Agreement that would have a material adverse effect on the terms of the Series A Preferred Units.

In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series A Preferred Units, voting as a class together with holders of any other Parity Securities upon which like voting rights have been conferred and are exercisable, we may not (i) create or issue any Parity Securities (including any additional Series A Preferred Units) if the cumulative distributions payable on then outstanding Series A Preferred Units (or Parity Securities, if applicable) are in arrears, (ii) create or issue any Senior Securities, or (iii) declare or pay any distribution to our common unitholders out of capital surplus.

Fixed liquidation preference

In the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, holders of the Series A Preferred Units will generally, subject to the discussion under "Description of Series A Preferred Units—Liquidation Rights," have the right to receive the liquidation preference of $25.00 per Series A Preferred Unit (subject to adjustment for any splits, combinations or similar adjustment to the Series A Preferred Units) plus an amount equal to all accumulated and unpaid distributions thereon to the date of payment, whether or not declared. A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed to be a liquidation, dissolution or winding up of our affairs.

Sinking fund	The Series A Preferred Units will not be entitled or subject to any sinking fund requirements.
No fiduciary duties	We, our general partner and its officers and directors will not owe any duties, including fiduciary duties, to the holders of Series A Preferred Units.
Use of proceeds

We intend to use the net proceeds from the sale of the Series A Preferred Units offered hereby, which are expected to total approximately $57,810,000 (or approximately $66,526,500 if the underwriters exercise in full their option to purchase additional Series A Preferred Units), after deducting the underwriters' discount and our offering expenses, to reduce indebtedness under our credit agreement. See "Use of Proceeds."

An affiliate of MUFG Securities Americas Inc. is a lender under our credit agreement and may receive a portion of the net proceeds from this offering through repayment of indebtedness thereunder. See "Underwriting—Other Relationships."

Material federal income tax consequences

For a discussion of material federal income tax considerations that may be relevant to prospective holders of Series A Preferred Units who are individual citizens or residents of the United States, see "Material Tax Considerations" in this prospectus supplement and "Material U.S. Federal Income Tax Consequences" in the accompanying base prospectus.

Form

The Series A Preferred Units will be issued and maintained in book-entry form registered in the name of The Depository Trust Company ("DTC") or its nominee, except under limited circumstances. See "Description of Series A Preferred Units—Book-Entry System."

Listing

We intend to file an application to list the Series A Preferred Units on the NYSE. If the application is approved, trading of the Series A Preferred Units on the NYSE is expected to begin within 30 days after the original issue date of the Series A Preferred Units. The underwriters have advised us that they intend to make a market in the Series A Preferred Units prior to commencement of any trading on the NYSE. However, the underwriters will have no obligation to do so, and no assurance can be given that a market for the Series A Preferred Units will develop prior to commencement of trading on the NYSE or, if developed, will be maintained.

Risk factors

Investing in our Series A Preferred Units involves risks. See "Risk Factors" beginning on page S-17 of this prospectus supplement and page 8 of the accompanying base prospectus, and in our Annual Report on Form 10-K for the year ended December 31, 2017, together with all of the other information included in, or incorporated by reference into, this prospectus supplement and the accompanying base prospectus before investing in our Series A Preferred Units.

RISK FACTORS

        An investment in our Series A Preferred Units involves risks. You should carefully consider all of the information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference as provided under "Information Incorporated by Reference," including our Annual Report on Form 10-K for the year ended December 31, 2017, and the risk factors described under "Risk Factors" therein. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Please read "Information Regarding Forward-Looking Statements." Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus supplement, in the accompanying base prospectus and in the documents incorporated by reference herein. If any of these risks occur, our business, financial condition or results of operation could be adversely affected.

Risks Related to the Series A Preferred Units

The Series A Preferred Units represent perpetual equity interests in us, and investors should not expect us to redeem any Series A Preferred Units on the date the Series A Preferred Units become redeemable by us or on any particular date thereafter.

        The Series A Preferred Units represent perpetual equity interests in us, and they have no maturity or mandatory redemption date and are not redeemable at the option of investors under any circumstances. As a result, unlike our indebtedness, none of the Series A Preferred Units will give rise to a claim for payment of a principal amount at a particular date. Instead, the Series A Preferred Units may be redeemed by us at our option (i) in the event of a Change of Control out of funds legally available for such redemption or (ii) at any time on or after August 15, 2023, in whole or in part, out of funds legally available for such redemption, at a redemption price in cash of $25.00 per Series A Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. Any decision we may make at any time to redeem the Series A Preferred Units will depend upon, among other things, our evaluation of our capital position, the terms of the Change of Control, if applicable, and general market conditions at that time. In addition, the instruments governing our outstanding indebtedness may limit our ability to redeem or pay distributions on the Series A Preferred Units. As a result, the holders of the Series A Preferred Units may be required to bear the financial risks of an investment in the Series A Preferred Units for an indefinite period of time. Moreover, the conversion rights of holders of the Series A Preferred Units are limited and will not apply in the case of every transaction that may adversely affect the holders of the Series A Preferred Units. The Series A Preferred Units will rank junior to all of our existing and future indebtedness and other liabilities with respect to assets available to satisfy claims against us. The Series A Preferred Units will also rank junior to any other Senior Securities we may issue in the future with respect to assets available to satisfy claims against us.

We cannot assure you that we will be able to pay distributions on our Series A Preferred Units regularly, and the agreements governing our indebtedness may limit the cash available to make distributions on the Series A Preferred Units.

        Pursuant to our Partnership Agreement, we distribute all of our "available cash" each quarter to our limited partners. Our Partnership Agreement defines "Available Cash" to generally mean, for each fiscal quarter, all cash and cash equivalents on hand on the date of determination of available cash with respect to such quarter, less the amount of any cash reserves established by our general partner to:

  •
  provide for the proper conduct of our business;

  •
  comply with applicable law or the terms of any of our debt instruments or other agreements; or

  •
  provide funds for distributions to holders of our common units and Series A Preferred Units for any one or more of the next four quarters.

        As a result, we do not expect to accumulate significant amounts of cash. Depending on the timing and amount of our cash distributions, these distributions could significantly reduce the cash available to us in subsequent periods to make distributions on the Series A Preferred Units.

        Further, our existing debt agreements also may limit our ability to pay distributions on the Series A Preferred Units.

The Series A Preferred Units are subordinated to our existing and future debt obligations, and your interests could be diluted by the issuance of additional units, including additional Series A Preferred Units, and by other transactions.

        The Series A Preferred Units are subordinated to all of our existing and future indebtedness. As of March 31, 2018, we had total borrowings outstanding under our credit agreement of $547.7 million, consisting of $351.7 million outstanding under the working capital revolving credit facility and $196.0 million outstanding under the revolving credit facility as well as $675 million in aggregate principal amount of senior notes outstanding under our existing indentures. In addition, as of March 31, 2018, we had outstanding letters of credit of $66.8 million. We may incur additional debt under our credit agreement, or other existing or future debt arrangements. The payment of principal and interest on our debt reduces cash available for distribution to our limited partners, including the holders of the Series A Preferred Units.

        The issuance of additional Parity Securities (including additional Series A Preferred Units) or Senior Securities would dilute the interests of the holders of the Series A Preferred Units, and any issuance of Parity Securities (including additional Series A Preferred Units) or Senior Securities or additional indebtedness could affect our ability to pay distributions on, redeem, or pay the liquidation preference on the Series A Preferred Units.

The Series A Preferred Units will have limited voting rights.

        The voting rights of the holders of the Series A Preferred Units will be limited. Although the holders of the Series A Preferred Units are entitled to limited protective voting rights with respect to certain matters, as described in "Description of Series A Preferred Units—Voting Rights," the Series A Preferred Units will generally vote separately as a class along with all other series of our Parity Securities that we may issue upon which like voting rights have been conferred and are exercisable. As a result, the voting rights of holders of Series A Preferred Units may be significantly diluted, and the holders of such other series of Parity Securities that we may issue may be able to control or significantly influence the outcome of any vote.

The Series A Preferred Units are a new class of our securities and do not have an established trading market, which may negatively affect their market value and your ability to transfer or sell your units. In addition, the lack of a fixed redemption date for the Series A Preferred Units will increase your reliance on the secondary market for liquidity purposes.

        The Series A Preferred Units are a new class of our securities and do not have an established trading market. In addition, since the Series A Preferred Units have no stated maturity date, investors seeking liquidity will be limited to selling their Series A Preferred Units in the secondary market absent redemption by us. Investors should not expect us to redeem the Series A Preferred Units on the date the Series A Preferred Units become redeemable by us or on any date afterwards. We intend to apply to list the Series A Preferred Units on the NYSE, but there can be no assurance that the NYSE will accept the Series A Preferred Units for listing. Even if the Series A Preferred Units are approved for listing by the NYSE, an active trading market on the NYSE for the Series A Preferred Units may not develop or, even if it develops, may not last, in which case the trading price of the Series A Preferred Units could be adversely affected and your ability to transfer your Series A Preferred Units will be limited. In the absence of active trading markets, you may not be able to transfer your Series A Preferred Units within the time or at the prices you desire. If an active trading market does develop on the NYSE, the Series A Preferred Units may trade at prices lower than the offering price. The trading price of the Series A Preferred Units would depend on many factors, including:

  •
  prevailing interest rates, increases in which may have an adverse effect on the market price of the Series A Preferred Units;

  •
  the market for similar securities;

  •
  general economic and financial market conditions;

  •
  the annual yield from distributions on the Series A Preferred Units as compared to the yields of other financial instruments;

  •
  our issuance of debt or other preferred equity securities; and

  •
  our financial condition, results of operations, cash flows and prospects.

        We have been advised by the underwriters that they intend to make a market in the Series A Preferred Units pending any listing of the Series A Preferred Units on the NYSE, but they are not obligated to do so and may discontinue market-making at any time without notice.

Market interest rates may adversely affect the value of the Series A Preferred Units, and the distribution payable on the Series A Preferred Units will vary on and after August 15, 2023 based on market interest rates.

        One of the factors that will influence the price of the Series A Preferred Units will be the distribution yield on the Series A Preferred Units (as a percentage of the price of the Series A Preferred Units) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of the Series A Preferred Units to expect a higher distribution yield, and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution to our limited partners, including the holders of the Series A Preferred Units. Accordingly, higher market interest rates could cause the market price of the Series A Preferred Units to decrease.

        In addition, on and after August 15, 2023, the Series A Preferred Units will have a floating distribution rate set each quarterly distribution period at a percentage of the $25.00 liquidation preference equal to a floating rate of the then-current three-month LIBOR plus a spread of 6.774% per annum. The per annum distribution rate that is determined on the relevant determination date will apply to the entire quarterly distribution period following such determination date even if LIBOR increases during that period. As a result, the holders of the Series A Preferred Units will be subject to risks associated with fluctuation in interest rates and the possibility that holders will receive distributions that are lower than expected. We have no control over a number of factors, including economic, financial and political events, that impact market fluctuations in interest rates, which have in the past and may in the future experience volatility.

Increased regulatory oversight, changes in the method pursuant to which the LIBOR rates are determined and potential phasing out of LIBOR after 2021 may adversely affect the value of the Series A Preferred Units.

        Regulators and law enforcement agencies in the United Kingdom and elsewhere are conducting civil and criminal investigations into whether the banks that contribute to the British Bankers' Association (the "BBA") in connection with the calculation of daily LIBOR may have been under-reporting or otherwise manipulating or attempting to manipulate LIBOR. A number of BBA member banks have entered into settlements with their regulators and law enforcement agencies with respect to this alleged manipulation of LIBOR. On July 27, 2017, the Financial Conduct Authority (the "FCA") announced that it will no longer persuade or compel banks to submit LIBOR rates after 2021 (the "FCA Announcement").

        It is not possible to predict the effect of the FCA Announcement, any changes in the methods pursuant to which the LIBOR rates are determined and any other reforms to LIBOR that will be enacted in the U.K. and elsewhere, which may adversely affect the trading market for LIBOR-based securities or result in the phasing out of LIBOR as a reference rate for securities. In addition, any changes announced by the FCA, including the FCA Announcement, the ICE Benchmark Administration Limited (the independent administrator of LIBOR) or any other successor governance or oversight body, or future changes adopted by such body, in the method pursuant to which the LIBOR rates are determined may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. If that were to occur, the level of distributions would be affected and, to the extent that the value of your Series A Preferred Units is affected by reported LIBOR rates, the value of the Series A Preferred Units may be materially affected. Further, if a LIBOR base rate is not available on the applicable determination date, the terms of the Series A Preferred Units will require that we use alternative determination procedures including, under certain circumstances, if the calculation agent determines that three-month LIBOR has been discontinued, then the calculation agent will determine whether to calculate the relevant distribution rate using a substitute or successor base rate that it has determined in its sole discretion is most comparable to three-month LIBOR, which may result in different than expected distributions and could materially affect the value of the Series A Preferred Units. Please read "Description of our Series A Preferred Units—Distributions—Distribution Rate."

Our ability to issue Parity Securities in the future could adversely affect the rights of holders of our Series A Preferred Units.

        We are allowed to issue additional Series A Preferred Units and Parity Securities without any vote of the holders of the Series A Preferred Units, except where the cumulative distributions on the Series A Preferred Units or any Parity Securities are in arrears. See "Description of Our Series A Preferred Units—Voting Rights." The issuance of additional Series A Preferred Units or any Parity Securities would have the effect of reducing the amounts available to the holders of the Series A Preferred Units issued in this offering upon our liquidation, dissolution or winding up if we do not have sufficient funds to pay all liquidation preferences of the Series A Preferred Units and Parity Securities in full. It also would reduce amounts available to make distributions on the Series A Preferred Units issued in this offering if we do not have sufficient funds to pay distributions on all outstanding Series A Preferred Units and Parity Securities. In addition, future issuances and sales of Parity Securities, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series A Preferred Units to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

The Series A Preferred Units are not rated and the issuance of a credit rating could adversely affect the market price of the Series A Preferred Units.

        At their issuance, the Series A Preferred Units will not be rated by any credit rating agency. Following their issuance, the Series A Preferred Units may be rated by one or more of the credit rating agencies. If the Series A Preferred Units are rated, the rating could be lower than expected, and such a rating could have an adverse effect on the market price of the Series A Preferred Units. Furthermore, credit rating agencies revise their ratings from time to time and could lower or withdraw any rating issued with respect to the Series A Preferred Units. Any real or anticipated downgrade or withdrawal of any ratings of the Series A Preferred Units could have an adverse effect on the market price or liquidity of the Series A Preferred Units.

        Ratings reflect only the views of the issuing credit rating agency or agencies and are not recommendations to purchase, sell or hold any particular security, including the Series A Preferred Units. In addition, ratings do not reflect market prices or suitability of a security for a particular investor, and any future rating of the Series A Preferred Units may not reflect all risks related to Global and its business or the structure or market value of the Series A Preferred Units.

Change of control conversion rights may make it more difficult for a party to acquire us or discourage a party from acquiring us.

        The change of control conversion feature of the Series A Preferred Units may have the effect of discouraging a third party from making an acquisition proposal for us or of delaying, deferring or preventing certain of our change of control transactions under circumstances that otherwise could provide the holders of our common units and Series A Preferred Units with the opportunity to realize a premium over the then-current market price of such equity securities or that unitholders may otherwise believe is in their best interests.

Holders of Series A Preferred Units may have liability to repay distributions.

        Under certain circumstances, the holders of the Series A Preferred Units may have to repay amounts wrongfully returned or distributed to them. Under Section 17-607 of the Delaware Revised Uniform Limited Partnership Act, we may not make a distribution if the distribution would cause our liabilities to exceed the fair value of our assets. Liabilities to partners on account of their partnership interests and liabilities that are non-recourse to us are not counted for purposes of determining whether a distribution is permitted.

        Delaware law provides that for a period of three years from the date of an impermissible distribution, limited partners who received the distribution and who knew at the time of the distribution that it violated Delaware law will be liable to the limited partnership for the distribution amount. A purchaser of Series A Preferred Units who becomes a limited partner is liable for the obligations of the transferring limited partner to make contributions to us that are known to such purchaser of Series A Preferred Units at the time it became a limited partner and for unknown obligations if the liabilities could be determined from our Partnership Agreement.

Tax Risks

Treatment of distributions on our Series A Preferred Units as guaranteed payments for the use of capital creates a different tax treatment for the holders of our Series A Preferred Units than the holders of our common units.

        The tax treatment of distributions on our Series A Preferred Units is uncertain. We will treat the holders of the Series A Preferred Units as partners for tax purposes and will treat distributions on the Series A Preferred Units as guaranteed payments for the use of capital that will generally be taxable to the holders of the Series A Preferred Units as ordinary income. Although a holder of Series A Preferred Units will recognize taxable income from the accrual of such a guaranteed payment even in the absence of a contemporaneous cash distribution, we anticipate accruing and making the guaranteed payment distributions on a quarterly basis. Otherwise, the holders of Series A Preferred Units are generally not anticipated to share in our items of income, gain, loss or deduction, nor will we allocate any share of our nonrecourse liabilities to the holders of Series A Preferred Units. If the Series A Preferred Units were treated as indebtedness for tax purposes, rather than as guaranteed payments for the use of capital, distributions likely would be treated as payments of interest by us to the holders of Series A Preferred Units.

        A holder of Series A Preferred Units will be required to recognize gain or loss on a sale of Series A Preferred Units equal to the difference between the amount realized by such holder and such holder's tax basis in the Series A Preferred Units sold. The amount realized generally will equal the sum of the cash and the fair market value of other property such holder receives in exchange for such Series A Preferred Units. Subject to general rules requiring a blended basis among multiple partnership interests, the tax basis of a Series A Preferred Unit will generally be equal to the sum of the cash and the fair market value of other property paid by the holder of such Series A Preferred Units to acquire such Series A Preferred Unit. Gain or loss recognized by a holder of Series A Preferred Units on the sale or exchange of a Series A Preferred Unit held for more than one year generally will be taxable as long-term capital gain or loss. Because holders of Series A Preferred Units will generally not be allocated a share of our items of depreciation, depletion or amortization, it is not anticipated that such holders would be required to recharacterize any portion of their gain as ordinary income as a result of the recapture rules.

        Investment in the Series A Preferred Units by tax-exempt investors, such as employee benefit plans and individual retirement accounts ("IRAs"), and non-U.S. persons raises issues unique to them. The treatment of guaranteed payments for the use of capital to tax exempt investors is not certain and such payments may be treated as unrelated business taxable income for federal income tax purposes. Distributions to non-U.S. holders of Series A Preferred Units will be subject to withholding taxes. If the amount of withholding exceeds the amount of U.S. federal income tax actually due, non-U.S. holders of Series A Preferred Units may be required to file U.S. federal income tax returns in order to seek a refund of such excess. The treatment of guaranteed payments for the use of capital to tax exempt investors is not certain and such payments may be treated as unrelated business taxable income for federal income tax purposes. If you are a tax-exempt entity or a non-U.S. person, you should consult your tax advisor with respect to the consequences of owning our Series A Preferred Units.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED UNIT DISTRIBUTIONS

        The table below sets forth our ratio of earnings to fixed charges and preferred unit distributions for the periods presented.

	Three Months Ended March 31, 2018	Year Ended December 31,
		2017	2016		2015	2014	2013
Ratio of earnings to fixed charges(a)	3.62x	1.38x	(1.71x	)	1.55x	3.40x	1.94x
Ratio of earnings to fixed charges and preferred unit distributions(b)	—	—	—		—	—	—

(a)
We calculated the ratio of earnings to fixed charges by dividing earnings by fixed charges. Earnings consist of income from continuing operations before income taxes and before adjustment for noncontrolling interest, plus fixed charges. Fixed charges consist of (i) interest expense, including accretion of senior notes discount and amortization of deferred financing fees, and (ii) the portion of rental expense we estimate to be representative of the interest factor in rent expense.

(b)
Because no preferred units were outstanding for any of the years ended December 31, 2017, 2016, 2015, 2014 and 2013 or the three months ended March 31, 2018, no historical ratio of earnings to fixed charges and preferred unit distributions are presented for these periods.

 USE OF PROCEEDS

        We expect the net proceeds from this offering will be approximately $57.8 million, or approximately $66.5 million if the underwriters' option to purchase additional Series A Preferred Units is exercised in full, in each case after deducting the underwriting discount and estimated offering expenses payable by us. We expect to use the net proceeds from this offering to reduce indebtedness under our credit agreement.

        As of March 31, 2018, we had total borrowings outstanding under our credit agreement of $547.7 million, consisting of $351.7 million outstanding under the working capital revolving credit facility and $196.0 million outstanding under the revolving credit facility. In addition, as of March 31, 2018, we had outstanding letters of credit of $66.8 million. Borrowings under revolving credit facility were incurred primarily to finance our acquisitions.

        Borrowings under the working capital revolving credit facility bore interest at (1) the Eurocurrency rate plus 2.00% to 2.50%, (2) the cost of funds rate plus 2.00% to 2.50% or (3) the base rate plus 1.00% to 1.50%, each depending on the Utilization Amount (as defined in the credit agreement). Borrowings under the revolving credit facility bore interest at (1) the Eurocurrency rate plus 2.00% to 3.00%, (2) the cost of funds rate plus 2.00% to 3.00% or (3) the base rate plus 1.00% to 2.00%, each depending on the Combined Total Leverage Ratio (as defined in the credit agreement). The average interest rate for the credit agreement was 3.9% for the three months ended March 31, 2018. The credit agreement will mature on April 30, 2020.

        An affiliate of MUFG Securities Americas Inc. is a lender under our credit agreement and may receive a portion of the net proceeds from this offering through repayment of indebtedness thereunder. See "Underwriting—Other Relationships."

 CAPITALIZATION

        The following table sets forth our capitalization and cash and cash equivalents as of March 31, 2018:

  •
  on a historical basis; and

  •
  on an as adjusted basis to give effect to this offering and the application of the net proceeds, as described under "Use of Proceeds."

        This table should be read in conjunction with, and is qualified in its entirety by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical financial statements and the related notes thereto in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018, each of which is incorporated by reference in this prospectus.

	March 31, 2018
	Actual	As Adjusted
	(In thousands)
Cash and cash equivalents	$11,693	$11,693
Long-term debt (including current portion):
Working capital revolving credit facility(1)	$351,700	$351,700
Revolving credit facility(1)	196,000	138,190
Senior notes due 2022(2)	366,155	366,155
Senior notes due 2023(3)	296,289	296,289

Total long-term debt, including current portion	$1,210,144	$1,152,334

Partners' equity:
Common unitholders	$443,694	$443,694
General partner interest	(2,688)	(2,688)
Series A Preferred Units	—	58,110
Accumulated other comprehensive loss	(5,610)	(5,610)
Noncontrolling interest	2,998	2,998
Total partners' equity	438,394	496,504

Total capitalization	$1,648,538	$1,648,838

(1)
As of July 25, 2018, we had total borrowings outstanding under the credit agreement of $594.6 million, consisting of $283.6 million outstanding under the working capital revolving credit facility and $311.0 million outstanding under the revolving credit facility. In addition, as of July 25, we had outstanding letters of credit of $66.5 million. On July 17, 2018, we financed the Champlain Oil Company, Inc. acquisition with approximately $134.0 million of borrowings under our revolving credit facility. On July 24, 2018, we financed the Cheshire Oil Company, LLC acquisition with approximately $32.0 million of borrowings under our revolving credit facility.

(2)
The aggregate principal amount of the senior notes due 2022 is $375.0 million.

(3)
The aggregate principal amount of the senior notes due 2023 is $300.0 million.

 DESCRIPTION OF SERIES A PREFERRED UNITS

        The following description of the Series A Preferred Units does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of our Fourth Amended and Restated Agreement of Limited Partnership, which will be entered into in connection with the closing of this offering and will be filed as an exhibit to a Current Report on Form 8-K.

General

        The Series A Preferred Units offered hereby are a new series of preferred units. Upon completion of this offering, there will be 2,400,000 Series A Preferred Units issued and outstanding (assuming no exercise of the underwriters' option to purchase additional Series A Preferred Units). We may, without notice to or consent of the holders of the then-outstanding Series A Preferred Units, authorize and issue Junior Securities (as defined under "Summary—The Offering—Ranking") and, subject to the limitations described under "—Voting Rights," Senior Securities and Parity Securities (each, as defined under "Summary—The Offering—Ranking").

        The holders of our common units, Series A Preferred Units and IDRs are entitled to receive, to the extent permitted by law, such distributions as may from time to time be declared by the board of directors of our general partner. Upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of our common units, Series A Preferred Units and IDRs are entitled to receive distributions of our assets, after we have satisfied or made provision for our debts and other obligations.

        The Series A Preferred Units will entitle the holders thereof to receive cumulative cash distributions when, as and if declared by the board of directors of our general partner out of legally available funds for such purpose. When issued and paid for in the manner described in this prospectus supplement and accompanying base prospectus, the Series A Preferred Units offered hereby will be fully paid and nonassessable (except as such nonassessability may be affected by Sections 17-303(a), 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act). Subject to the matters described under "—Liquidation Rights," each Series A Preferred Unit will generally have a fixed liquidation preference of $25.00 per Series A Preferred Unit (subject to adjustment for any splits, combinations or similar adjustment to the Series A Preferred Units), plus an amount equal to accumulated and unpaid distributions thereon to, but excluding, the date fixed for payment, whether or not declared.

        The Series A Preferred Units will represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As such, the Series A Preferred Units will rank junior to all of our current and future indebtedness and other liabilities with respect to assets available to satisfy claims against us. The rights of the holders of Series A Preferred Units to receive the liquidation preference will be subject to the rights of the holders of any Senior Securities and the proportional rights of holders of Parity Securities.

        All of the Series A Preferred Units offered hereby will be represented by one or more certificates issued to DTC (and its successors or assigns or any other securities depositary selected by us) (the "Securities Depositary") and registered in the name of its nominee. So long as a Securities Depositary has been appointed and is serving, no person acquiring Series A Preferred Units will be entitled to receive a certificate representing such Series A Preferred Units unless applicable law otherwise requires or the Securities Depositary resigns or is no longer eligible to act as such and a successor is not appointed. See "—Book-Entry System."

        Except as described below in "—Change of Control—Conversion Right upon a Change of Control," the Series A Preferred Units will not be convertible into common units or any other securities and will not have exchange rights or be entitled or subject to any preemptive or similar rights. The Series A Preferred Units will not be entitled or subject to mandatory redemption or to any sinking fund requirements. The Series A Preferred Units will be subject to redemption, in whole or in part, at our option commencing on August 15, 2023. The Series A Preferred Units will also be subject to redemption at our option, in whole or in part, in connection with a Change of Control. See "—Redemption."

        We have appointed American Stock Transfer & Trust Company, LLC as the paying agent (the "Paying Agent"), and the registrar and transfer agent (the "Registrar and Transfer Agent"), for the Series A Preferred Units. The address of the Paying Agent and the Registrar and Transfer Agent is 6201 15th Avenue, Brooklyn, New York, 11219.

Ranking

        The Series A Preferred Units will, with respect to quarterly distributions and amounts payable upon the liquidation, winding-up and dissolution of our affairs, rank:

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  senior to the Junior Securities (including our common units and IDRs);

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  on parity with the Parity Securities;

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  junior to any Senior Securities; and

  •
  junior to all of our existing and future indebtedness and other liabilities with respect to assets available to satisfy claims against us.

        Under our Partnership Agreement, we may issue Junior Securities from time to time in one or more series without the consent of the holders of the Series A Preferred Units. The board of directors of our general partner has the authority to determine the designations, preferences, rights, powers, and duties of any such series before the issuance of any units of that series. The board of directors of our general partner will also determine the number of units constituting each series of securities. Our ability to issue additional Parity Securities in certain circumstances or Senior Securities is limited as described under "—Voting Rights."

Liquidation Rights

        Any amount distributed by us upon our liquidation will be made to our partners in accordance with their respective positive capital account balances. The holders of outstanding Series A Preferred Units will first be specially allocated items of our gross income and gain in a manner designed to cause, in the event of any liquidation, dissolution, or winding up of our affairs (whether voluntary or involuntary), such holders to have a positive capital balance equal to the liquidation preference of $25.00 per Series A Preferred Unit. If the amount of our gross income and gain available to be specially allocated to the holders of outstanding Series A Preferred Units is not sufficient to cause the capital account of a Series A Preferred Unit to equal the liquidation preference of a Series A Preferred Unit, then the amount that a holder of Series A Preferred Units would receive upon liquidation may be less than the Series A Preferred Unit liquidation preference. Any accumulated and unpaid distributions on the Series A Preferred Units will be paid prior to any distributions in liquidation made in accordance with capital account balances. The rights of the holders of Series A Preferred Units to receive the liquidation preference will be subject to the rights of the holders of any Senior Securities and the proportional rights of holders of Parity Securities in liquidation.

Voting Rights

        Except as set forth in our Partnership Agreement (as described below) or as otherwise required by Delaware law, the Series A Preferred Units will have no voting rights.

        Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series A Preferred Units, voting as a separate class, we may not adopt any amendment to our Partnership Agreement that has a material adverse effect on the terms of the Series A Preferred Units. For the avoidance of doubt, for purposes of this voting requirement, any amendment to our Partnership Agreement (i) relating to the issuance of additional limited partner interests (subject to the voting rights regarding the issuance of Parity Securities or Senior Securities discussed below) and (ii) in connection with a merger or another transaction in which we are the surviving entity and the Series A Preferred Units remain outstanding with the terms thereof materially unchanged in any respect adverse to the holders of Series A Preferred Units, will be deemed to not materially adversely affect the terms of the holders of Series A Preferred Units.

        In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series A Preferred Units, voting as a class together with holders of any Parity Securities upon which like voting rights have been conferred and are exercisable, we may not:

  •
  create or issue any Parity Securities (including any additional Series A Preferred Units) if the cumulative distributions payable on then outstanding Series A Preferred Units (or Parity Securities, if applicable) are in arrears;

  •
  create or issue any Senior Securities; or

  •
  declare or pay any distributions to our common unitholders out of capital surplus.

        On any matter on which the holders of the Series A Preferred Units are entitled to vote as a class, such holders will be entitled to one vote per Series A Preferred Unit.

        Series A Preferred Units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and its nominee provides otherwise.

Distributions

  General

        Holders of Series A Preferred Units will be entitled to receive, when, as, and if declared by our general partner out of legally available funds for such purpose, cumulative quarterly cash distributions. Distributions on the Series A Preferred Units will be paid out of our available cash with respect to the quarter ended immediately preceding the applicable Distribution Payment Date.

  Distribution Rate

        Distributions on Series A Preferred Units will be cumulative from the date of original issue and will be payable quarterly in arrears (as described under "—Distribution Payment Dates") commencing on November 15, 2018, when, as, and if declared by our general partner out of legally available funds for such purpose. A pro-rated initial distribution on the Series A Preferred Units will be paid on November 15, 2018 in an amount equal to approximately $0.6635 per unit.

        The initial distribution rate for the Series A Preferred Units from and including the date of original issue to, but excluding, August 15, 2023 (the "Fixed Rate Period") will be 9.75% per annum of the $25.00 liquidation preference per unit (equal to $2.4375 per unit per annum). On and after August 15, 2023 (the "Floating Rate Period"), distributions on the Series A Preferred Units will accumulate for each distribution period at a percentage of the $25.00 liquidation preference equal to an annual floating rate of the three-month LIBOR plus a spread of 6.774% per annum.

        The distribution rate for each distribution period in the Floating Rate Period will be determined by the calculation agent using three-month LIBOR as in effect on the second London banking day prior to the beginning of the distribution period, which date is the "distribution determination date" for the distribution period. The calculation agent then will add the spread of 6.774% per annum to three-month LIBOR as determined on the distribution determination date. Absent manifest error, the calculation agent's determination of the distribution rate for a distribution period for the Series A Preferred Units will be binding and conclusive on you, the transfer agent, and us. A "London banking day" is any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

        The term "three-month LIBOR" means the London interbank offered rate for deposits in U.S. dollars having an index maturity of three months in amounts of at least $1,000,000, as that rate appears on the display designated on the Reuters Screen LIBOR01 Page (or any successor or replacement page) at approximately 11:00 a.m., London time, on the relevant distribution determination date, provided that:

            (i)  If no offered rate appears on the Reuters screen page on the relevant distribution determination date at approximately 11:00 a.m., London time, then the calculation agent, after consultation with us, will select four major banks in the London interbank market and will request each of their principal London offices to provide a quotation of the rate at which three-month deposits in U.S. dollars in amounts of at least $1,000,000 are offered by it to prime banks in the London interbank market, on that date and at that time, that is representative of single transactions at that time. If at least two quotations are provided, three-month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest 0.00001 of 1%) of the quotations provided.

           (ii)  Otherwise, the calculation agent will select three major banks in New York City and will request each of them to provide a quotation of the rate offered by it at approximately 11:00 a.m., New York City time, on the distribution determination date for loans in U.S. dollars to leading European banks having an index maturity of three months for the applicable distribution period in an amount of at least $1,000,000 that is representative of single transactions at that time. If three quotations are provided, three-month LIBOR will be the arithmetic average (rounded upward if necessary to the nearest 0.00001 of 1%) of the quotations provided.

          (iii)  Otherwise, the calculation agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate three-month LIBOR or any of the foregoing lending rates, shall determine three-month LIBOR for the applicable distribution period in its sole discretion.

        Notwithstanding the foregoing clauses (i), (ii) and (iii):

          (a)   If the calculation agent determines on the relevant distribution determination date that the LIBOR base rate has been discontinued, then the calculation agent will use a substitute or successor base rate that it has determined in its sole discretion is most comparable to the LIBOR base rate, provided that if the calculation agent determines there is an industry-accepted substitute or successor base rate, then the calculation agent shall use such substitute or successor base rate; and

          (b)   If the calculation agent has determined a substitute or successor base rate in accordance with the foregoing, the calculation agent in its sole discretion may determine what business day convention to use, the definition of business day, the distribution determination date to be used and any other relevant methodology for calculating such substitute or successor base rate.

        We will appoint a calculation agent (other than Global or its affiliates) for the Series A Preferred Units prior to the commencement of the Floating Rate Period and will keep a record of such appointment at our principal offices, which will be available to any unitholder upon request.

  Distribution Payment Dates

        The "Distribution Payment Dates" for the Series A Preferred Units will be February 15, May 15, August 15 and November 15, commencing on November 15, 2018. Distributions will be paid to holders of record as of the opening of business on the February 1, May 1, August 1 or November 1 next preceding the Distribution Payment Date. Distributions will accumulate in each such period from and including the preceding Distribution Payment Date or the initial issue date, as the case may be, to but excluding the applicable Distribution Payment Date for such period, and distributions will accrue on accumulated distributions at the applicable distribution rate. If any Distribution Payment Date otherwise would fall on a day that is not a Business Day, declared distributions will be paid on the immediately succeeding Business Day without the accumulation of additional distributions. Distributions on the Series A Preferred Units will be payable based on a 360-day year consisting of twelve 30-day periods. "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America, the Commonwealth of Massachusetts or the State of New York shall not be regarded as a Business Day.

  Payment of Distributions

        Not later than 5:00 p.m., New York City time, on each Distribution Payment Date, we will pay quarterly distributions, if any, on the Series A Preferred Units that have been declared by our general partner to the holders of such Series A Preferred Units as such holders' names appear on our unit transfer books maintained by the Registrar and Transfer Agent on the applicable record date.

        So long as the Series A Preferred Units are held of record by the nominee of the Securities Depositary, declared distributions will be paid to the Securities Depositary in same-day funds on each Distribution Payment Date. The Securities Depositary will credit accounts of its participants in accordance with the Securities Depositary's normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the Series A Preferred Units in accordance with the instructions of such beneficial owners.

        No distribution may be declared or paid or set apart for payment on any Junior Securities (other than a distribution payable solely in Junior Securities) unless full cumulative distributions have been or contemporaneously are being paid or provided for on all outstanding Series A Preferred Units and any Parity Securities through the most recent respective Distribution Payment Dates. Accumulated distributions in arrears for any past distribution period may be declared by the general partner and paid on any date fixed by the general partner, whether or not a Distribution Payment Date, to holders of the Series A Preferred Units on the record date for such payment, which may not be less than 10 days before such payment date.

        Subject to the next succeeding sentence, if all accumulated distributions in arrears on all outstanding Series A Preferred Units and any Parity Securities have not been declared and paid, or sufficient funds for the payment thereof have not been set apart, payment of accumulated distributions in arrears will be made in order of their respective Distribution Payment Dates, commencing with the earliest Distribution Payment Date. If less than all distributions payable with respect to all Series A Preferred Units and any Parity Securities are paid, any partial payment will be made pro rata with respect to the Series A Preferred Units and any Parity Securities entitled to a distribution payment at such time in proportion to the aggregate amounts remaining due in respect of such Series A Preferred Units and Parity Securities at such time. Holders of the Series A Preferred Units will not be entitled to any distribution, whether payable in cash, property or units, in excess of full cumulative distributions. Except insofar as distributions accrue on the amount of any accumulated and unpaid distributions no interest or sum of money in lieu of interest will be payable in respect of any distribution payment which may be in arrears on the Series A Preferred Units.

Change of Control

  Optional Redemption upon a Change of Control

        Upon the occurrence of a Change of Control, we may, at our option, redeem the Series A Preferred Units in whole or in part within 120 days after the first date on which such Change of Control occurred (the "Change of Control Redemption Period"), by paying the liquidation preference of $25.00 per Series A Preferred Unit, plus all accumulated and unpaid distributions to, but excluding, the redemption date, whether or not declared. If, prior to the Change of Control Conversion Date, we exercise our right to redeem Series A Preferred Units as described in the immediately preceding sentence or as described below under "—Redemption," holders of the Series A Preferred Units we have elected to redeem will not have the conversion right described below under "—Conversion Right upon a Change of Control." Any such redemption would be effected only out of funds legally available for such purpose.

        "Change of Control" means the occurrence of any of the following events after the original issue date of the Series A Preferred Units:

  •
  the direct or indirect lease, sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or business combination), in one or a series of related transactions, of all or substantially all of the properties or assets of us and our subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act; or

  •
  the consummation of any transaction (including, without limitation, any merger, consolidation or business combination), the result of which is that any person (as defined above), other than a Permitted Holder (as defined below), becomes the beneficial owner, directly or indirectly, of more than 50% of the voting interests of our general partner, measured by voting power rather than percentage of interests.

        "Permitted Holder" means Richard Slifka and Eric Slifka (or other immediate family members of Alfred Slifka or the foregoing or related family trusts or other persons which are controlled by Richard Slifka and/or Eric Slifka).

  Conversion Right upon a Change of Control

        Upon the occurrence of a Change of Control, each holder of Series A Preferred Units will have the right (unless, during the Change of Control Redemption Period, we provide notice of our election to redeem Series A Preferred Units as described above under "—Optional Redemption upon a Change of Control" or below under "—Redemption") to convert (the "Series A Change of Control Conversion") some or all of the Series A Preferred Units held by such holder on the Change of Control Conversion Date into a number of our common units per Series A Preferred Unit to be converted equal (the "Common Unit Conversion Consideration") to the lesser of:

  •
  the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid distributions to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Preferred Unit distribution payment and prior to the corresponding Series A Preferred Unit distribution payment date, in which case no additional amount for such accumulated and unpaid distribution will be included in this sum) by (ii) the Common Unit Price, and

  •
  2.7100, which is the quotient obtained by dividing (i) the $25.00 liquidation preference by (ii) one-half of the closing price of the common units on the NYSE on the trading day immediately preceding the date of this prospectus, subject, in each case, to certain adjustments and to provisions as the general partner determines to be equitable in connection with (i) the receipt of any Alternative Conversion Consideration and (ii) splits, combinations and distributions in the form of equity issuances, each as described in greater detail in our Partnership Agreement.

        In the case of a Change of Control pursuant to which our common units will be converted into cash, securities or other property or assets (including any combination thereof) (the "Alternative Conversion Consideration"), a holder of Series A Preferred Units electing to exercise its Change of Control Conversion Right will receive upon conversion of such Series A Preferred Units elected by such holder the kind and amount of such consideration that such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of our common units equal to the Common Unit Conversion Consideration immediately prior to the effective time of the Change of Control, which we refer to as the Alternative Conversion Consideration; provided, however, that if the holders of our common units have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of Series A Preferred Units electing to exercise their Change of Control Conversion Right will receive will be the form and proportion of the aggregate consideration elected by the holders of our common units who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common units are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control. We will not issue fractional common units upon the conversion of the Series A Preferred Units. Instead, we will pay the cash value of such fractional units.

        If we provide a redemption notice prior to the expiration of the Change of Control Redemption Period, whether pursuant to our special optional redemption right in connection with a Change of Control as described under "—Optional Redemption upon a Change of Control" or our optional redemption rights as described below under "—Redemption," holders of Series A Preferred Units will not have any right to convert the Series A Preferred Units that we have elected to redeem and any Series A Preferred Units subsequently selected for redemption that have been tendered for conversion pursuant to the Change of Control Conversion Right will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date.

        Within five days following the expiration of the Change of Control Redemption Period (or, if we waive our right to redeem the Series A Preferred Units prior to the expiration of the Change of Control Redemption Period, within five days following the date of such waiver), we will provide to the holders of Series A Preferred Units written notice (the "Change of Control Conversion Right Notice") of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. The Change of Control Conversion Right Notice will state the following:

  •
  the events constituting the Change of Control;

  •
  the date of the Change of Control;

  •
  the date on which the Change of Control Redemption Period expired or was waived;

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  the last date on which the holders of Series A Preferred Units may exercise their Change of Control Conversion Right;

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  the method and period for calculating the Common Unit Price;

  •
  the Change of Control Conversion Date;

  •
  if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series A Preferred Unit;

  •
  the name and address of the Paying Agent; and

  •
  the procedure that the holders of Series A Preferred Units must follow to exercise the Change of Control Conversion Right.

        We will issue a press release for publication through a news or press organization as is reasonably expected to broadly disseminate the relevant information to the public, or post notice on our website, in any event prior to the opening of business on the first Business Day following any date on which we provide the Change of Control Conversion Right Notice to the holders of Series A Preferred Units.

        Holders of Series A Preferred Units that choose to exercise their Change of Control Conversion Right will be required prior to the close of business on the third Business Day preceding the Change of Control Conversion Date, to notify Global of the number of Series A Preferred Units to be converted and otherwise to comply with any applicable procedures contained in the Change of Control Conversion Right Notice or otherwise required by the Securities Depositary for effecting the conversion.

        "Change of Control Conversion Right" means the right of a holder of Series A Preferred Units to convert some or all of the Series A Preferred Units held by such holder on the Change of Control Conversion Date into a number of our common units per Series A Preferred Unit pursuant to the conversion provisions in our Partnership Agreement.

        "Change of Control Conversion Date" means the date fixed by our general partner, in its sole discretion, as the date the Series A Preferred Units are to be converted into common units, which will be a Business Day that is no fewer than 20 days nor more than 35 days after the date on which we provide the Change of Control Conversion Right Notice to holders of the Series A Preferred Units.

        "Common Unit Price" means (i) the amount of cash consideration per common unit, if the consideration to be received in the Change of Control by the holders of our common units is solely cash; and (ii) the average of the closing prices for our common units on the NYSE for the ten consecutive trading days immediately preceding, but not including, the Change of Control Conversion Date, if the consideration to be received in the Change of Control by the holders of our common units is other than solely cash.

Redemption

  Optional Redemption on or after August 15, 2023

        Any time on or after August 15, 2023, we may redeem, at our option, in whole or in part, the Series A Preferred Units at a redemption price in cash equal to $25.00 per Series A Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but excluding, the date of redemption, whether or not declared. We may undertake multiple partial redemptions. We may also redeem the Series A Preferred Units under the terms set forth under "—Change of Control—Optional Redemption upon a Change of Control." Any such redemption would be effected only out of funds legally available for such purpose and would be subject to compliance with the provisions of the instruments governing our outstanding indebtedness.

  Redemption Procedures

        Any optional redemption shall be effected only out of funds legally available for such purpose. We will give written notice of any redemption not less than 30 days and not more than 60 days before the scheduled date of redemption, to the holders of any Series A Preferred Units to be redeemed as such holders' names appear on our unit transfer books maintained by the Registrar and Transfer Agent at the address of such holders shown therein. Such notice shall state: (i) the redemption date, (ii) the number of Series A Preferred Units to be redeemed and, if less than all outstanding Series A Preferred Units are to be redeemed, the number (and, in the case of Series A Preferred Units in certificated form, the identification) of Series A Preferred Units to be redeemed from such holder, (iii) the redemption price, (iv) the place where any Series A Preferred Units in certificated form are to be redeemed and shall be presented and surrendered for payment of the redemption price therefor, and

(v) that distributions on the Series A Preferred Units to be redeemed will cease to accumulate from and after such redemption date.

        If fewer than all of the outstanding Series A Preferred Units are to be redeemed, the number of Series A Preferred Units to be redeemed will be determined by us, and such Series A Preferred Units will be redeemed by such method of selection as the Securities Depositary shall determine, pro rata or by lot, with adjustments to avoid redemption of fractional units. So long as all Series A Preferred Units are held of record by the nominee of the Securities Depositary, we will give notice, or cause notice to be given, to the Securities Depositary of the number of Series A Preferred Units to be redeemed, and the Securities Depositary will determine the number of Series A Preferred Units to be redeemed from the account of each of its participants holding such Series A Preferred Units in its participant account. Thereafter, each participant will select the number of Series A Preferred Units to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Series A Preferred Units for its own account). A participant may determine to redeem Series A Preferred Units from some beneficial owners (including the participant itself) without redeeming Series A Preferred Units from the accounts of other beneficial owners. Any Series A Preferred Units not redeemed will remain outstanding and entitled to all the rights and preferences of Series A Preferred Units under our Partnership Agreement.

        So long as the Series A Preferred Units are held of record by the nominee of the Securities Depositary, the redemption price will be paid by the Paying Agent to the Securities Depositary on the redemption date. The Securities Depositary's normal procedures provide for it to distribute the amount of the redemption price in same-day funds to its participants who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent.

        If we give or cause to be given a notice of redemption, then we will deposit with the Paying Agent funds sufficient to redeem the Series A Preferred Units as to which notice has been given by 10:00 a.m., New York City time, on the date fixed for redemption, and will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such Series A Preferred Units is issued in the name of the Securities Depositary or its nominee) of the certificates therefor. If a notice of redemption shall have been given, then from and after the date fixed for redemption, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all distributions on such Series A Preferred Units will cease to accumulate and all rights of holders of such Series A Preferred Units as limited partners will cease, except the right to receive the redemption price, including an amount equal to accumulated and unpaid distributions to the date fixed for redemption, whether or not declared. The holders of Series A Preferred Units will have no claim to the interest income, if any, earned on such funds deposited with the Paying Agent. Any funds deposited with the Paying Agent hereunder by us for any reason, including, but not limited to, redemption of Series A Preferred Units, that remain unclaimed or unpaid after one year after the applicable redemption date or other payment date, shall be, to the extent permitted by law, repaid to us upon our written request, after which repayment the holders of the Series A Preferred Units entitled to such redemption or other payment shall have recourse only to us.

        If only a portion of the Series A Preferred Units represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such Series A Preferred Units is registered in the name of the Securities Depositary or its nominee), we will issue and the Paying Agent will deliver to the holder of such Series A Preferred Units a new certificate (or adjust the applicable book-entry account) representing the number of Series A Preferred Units represented by the surrendered certificate that have not been called for redemption.

        Notwithstanding any notice of redemption, there will be no redemption of any Series A Preferred Units called for redemption until funds sufficient to pay the full redemption price of such Series A Preferred Units, including all accumulated and unpaid distributions to, but excluding, the date of redemption, whether or not declared, have been deposited by us with the Paying Agent.

        We may from time to time purchase Series A Preferred Units, subject to compliance with all applicable securities and other laws. We have no obligation, or any present plan or intention, to purchase any Series A Preferred Units. Any Series A Preferred Units that we redeem or otherwise acquire will be cancelled.

        Notwithstanding the foregoing, in the event that full cumulative distributions on the Series A Preferred Units and any Parity Securities have not been paid or declared and set apart for payment, we may not repurchase, redeem or otherwise acquire, in whole or in part, any Series A Preferred Units or Parity Securities except pursuant to a purchase or exchange offer made on the same relative terms to all holders of Series A Preferred Units and any Parity Securities. Common units and any other Junior Securities may not be redeemed, repurchased or otherwise acquired by us unless full cumulative distributions on the Series A Preferred Units and any Parity Securities for all prior and the then-ending distribution periods have been paid or declared and set apart for payment.

No Limited Call Right

        Our general partner's limited call right referenced in "Description of Our Partnership Agreement—Limited Call Right" in the accompanying base prospectus will not apply to the Series A Preferred Units.

No Sinking Fund

        The Series A Preferred Units will not have the benefit of any sinking fund.

No Fiduciary Duty

        Notwithstanding anything to the contrary in the Partnership Agreement or any duty existing at law, in equity or otherwise, we, and the officers and directors of our general partner, will not owe any duties, including fiduciary duties, or have any liabilities to holders of the Series A Preferred Units.

Book-Entry System

        All Series A Preferred Units offered hereby will be represented by a single certificate issued to the Securities Depositary, and registered in the name of its nominee (initially, Cede & Co.). The Series A Preferred Units offered hereby will continue to be represented by a single certificate registered in the name of the Securities Depositary or its nominee, and no holder of the Series A Preferred Units offered hereby will be entitled to receive a certificate evidencing such Series A Preferred Units unless otherwise required by law or the Securities Depositary gives notice of its intention to resign or is no longer eligible to act as such and we have not selected a substitute Securities Depositary within 60 calendar days thereafter. Payments and communications made by us to holders of the Series A Preferred Units will be duly made by making payments to, and communicating with, the Securities Depositary. Accordingly, unless certificates are available to holders of the Series A Preferred Units, each purchaser of Series A Preferred Units must rely on (i) the procedures of the Securities Depositary and its participants to receive distributions, any redemption price, liquidation preference and notices, and to direct the exercise of any voting rights, with respect to such Series A Preferred Units and (ii) the records of the Securities Depositary and its participants to evidence its ownership of such Series A Preferred Units.

        So long as the Securities Depositary (or its nominee) is the sole holder of the Series A Preferred Units, no beneficial holder of the Series A Preferred Units will be deemed to be a holder of Series A Preferred Units. DTC, the initial Securities Depositary, is a New York-chartered limited purpose trust company that performs services for its participants, some of whom (and/or their representatives) own DTC. The Securities Depositary maintains lists of its participants and will maintain the positions (i.e., ownership interests) held by its participants in the Series A Preferred Units, whether as a holder of the Series A Preferred Units for its own account or as a nominee for another holder of the Series A Preferred Units.

Calculation Agent

        We will appoint a calculation agent (other than Global or its affiliates) for the Series A Preferred Units prior to the commencement of the Floating Rate Period and will keep a record of such appointment at our principal offices, which will be available to any unitholder upon request.

MATERIAL TAX CONSIDERATIONS

        The tax consequences to you of an investment in our Series A Preferred Units will depend in part on your own tax circumstances. This section adds information related to certain tax considerations with respect to the Series A Preferred Units and should be read in conjunction with the risk factor included under the caption "Tax Risks" in this prospectus supplement. For a discussion of the principal U.S. federal income tax considerations associated with our operations and the purchase, ownership and disposition of our common units, see "Material U.S. Federal Income Tax Consequences" in the accompanying base prospectus and "Tax Risks" in our most recent Annual Report on Form 10-K, deemed to be incorporated herein by reference. The following discussion is limited as described herein and under the caption "Material U.S. Federal Income Tax Consequences" in the accompanying base prospectus. You are urged to consult with your own tax advisor about the federal, state, local and foreign tax consequences particular to your circumstances.

        This section is a summary of the material U.S. federal income tax consequences that may be relevant to prospective holders of Series A Preferred Units who are individual citizens or residents of the United States and, unless otherwise noted in the following discussion, is the opinion of Vinson & Elkins LLP, counsel to us, insofar as it relates to legal conclusions with respect to matters of U.S. federal income tax law. This section is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), existing and proposed Treasury regulations promulgated under the Internal Revenue Code (the "Treasury Regulations") and current administrative rulings and court decisions, all of which are subject to change. Later changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. Unless the context otherwise requires, references in this section to "us" or "we" are references to Global Partners, LP and our operating subsidiaries.

        The following discussion does not comment on all federal income tax matters affecting us or prospective holders of Series A Preferred Units and does not describe the application of the alternative minimum tax that may be applicable to certain prospective holders of Series A Preferred Units. Moreover, the discussion focuses on prospective holders of Series A Preferred Units who are individual citizens or residents of the United States and has only limited application to corporations, estates, entities treated as partnerships for U.S. federal income tax purposes, trusts, nonresident aliens, U.S. expatriates and former citizens or long-term residents of the United States or other unitholders subject to specialized tax treatment, such as banks, insurance companies and other financial institutions, tax-exempt institutions, foreign persons (including, without limitation, controlled foreign corporations, passive foreign investment companies and foreign persons eligible for the benefits of an applicable income tax treaty with the United States), IRAs, real estate investment trusts (REITs) or mutual funds, dealers in securities or currencies, traders in securities, U.S. persons whose "functional currency" is not the U.S. dollar, persons holding their Series A Preferred Units as part of a "straddle," "hedge," "conversion transaction" or other risk reduction transaction, persons subject to special tax accounting rules as a result of any item of gross income with respect to our common units being taken into account in an applicable financial statement and persons deemed to sell their Series A Preferred Units under the constructive sale provisions of the Internal Revenue Code. In addition, the discussion only comments, to a limited extent, on state, local, and foreign tax consequences. Accordingly, we encourage each prospective holder of Series A Preferred Units to consult his own tax advisor in analyzing the state, local and foreign tax consequences particular to him of the ownership or disposition of Series A Preferred Units and potential changes in applicable laws, including the impact of recently enacted U.S. tax reform legislation.

        No ruling has been requested from the Internal Revenue Service (the "IRS") regarding our characterization as a partnership for tax purposes. Instead, we will rely on opinions of Vinson & Elkins LLP. Unlike a ruling, an opinion of counsel represents only that counsel's best legal judgment and does not bind the IRS or the courts. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any contest of this sort with the IRS may materially and adversely impact the market for our Series A Preferred Units, including the prices at which such units trade. In addition, the costs of any contest with the IRS, principally legal, accounting and related fees, will result in a reduction in cash available for distribution and thus will be borne indirectly by our unitholders (including holders of our Series A Preferred Units). Furthermore, the tax treatment of us, or of an investment in us, may be significantly modified by future legislative or administrative changes or court decisions. Any modifications may or may not be retroactively applied.

        All statements as to matters of U.S. federal income tax law and legal conclusions with respect thereto, but not as to factual matters, contained in this section, unless otherwise noted, are the opinion of Vinson & Elkins LLP and are based on the accuracy of the representations made by us.

        Notwithstanding the above, and for the reasons described below, Vinson & Elkins LLP has not rendered an opinion with respect to the following specific federal income tax issues: (i) the treatment of a holder of Series A Preferred Units whose Series A Preferred Units are loaned to a short seller to cover a short sale of Series A Preferred Units (see "—Tax Consequences of Series A Preferred Unit Ownership—Treatment of Short Sales"); (ii) whether holders of Series A Preferred Units will be treated as partners that receive guaranteed payments for the use of capital on their Series A Preferred Units (see "—Tax Consequences of Series A Preferred Unit Ownership—Limited Partner Status"); and (iii) whether distributions with respect to the Series A Preferred Units will be treated as unrelated business taxable income (see "—Tax-Exempt Organizations and Other Investors").

        In addition, except for the statements set forth herein and subject to the accuracy of representations made to us, and subject to the assumptions, qualifications and limitations stated herein and in the accompanying prospectus, Vinson & Elkins adopts and affirms as its opinion all statements as to matters of U.S. federal income tax law and legal conclusions contained in the section captioned "Material U.S. Federal Income Tax Consequences" in the accompanying prospectus.

Taxation of the Partnership

  Partnership Status

        We expect to be treated as a partnership for U.S. federal income tax purposes and, therefore, subject to the discussion below under "—Administrative Matters—Information Returns and Audit Procedures", generally will not be liable for entity-level federal income taxes. Instead, as described below, each of our common unitholders will take into account its respective share of our items of income, gain, loss and deduction in computing its federal income tax liability as if such common unitholder had earned such income directly, even if we make no cash distributions to that common unitholder. However, holders of Series A Preferred Units generally will not share in allocations of our income, gain, loss or deduction. Please read "—Tax Consequences of Series A Preferred Unit Ownership—Allocation of Income, Gain, Loss and Deduction." Instead, we will treat distributions on preferred units as a guaranteed payment for the use of capital. Please read "—Tax Consequences of Series A Preferred Unit Ownership—Treatment of Distributions on Series A Preferred Units."

        Section 7704 of the Code generally provides that a publicly-traded partnership will be treated as a corporation for federal income tax purposes. However, if 90% or more of a partnership's gross income for every taxable year it is publicly-traded consists of "qualifying income," the partnership may continue to be treated as a partnership for federal income tax purposes (the "Qualifying Income Exception"). Qualifying income includes, (i) income and gains derived from the refining, transportation, storage, processing and marketing of crude oil and products thereof (including NGLs), (ii) interest (other than from a financial business), (iii) dividends, (iv) gains from the sale of real property (v) and gains from the sale or other disposition of capital assets held for the production of qualifying income. We estimate that less than 2% of our current gross income is not qualifying income; however, this estimate could change from time to time.

        Vinson & Elkins L.L.P. is of the opinion that we will be treated as a partnership for federal income tax purposes and each of our operating subsidiaries, other than those that have been identified as corporations to Vinson & Elkins L.L.P., will be treated as a partnership or will be disregarded as an entity separate from us. In rendering its opinion, Vinson & Elkins L.L.P. has relied on factual representations made by us and our general partner, including, without limitation:

          (1)   Neither we nor any of our partnership or limited liability company operating subsidiaries, other than those that have been identified as corporations to Vinson & Elkins L.L.P., has elected or will elect to be treated as a corporation for federal income tax purposes;

          (2)   For each taxable year since and including the year of our initial public offering, more than 90% of our gross income has been and will be income of a character that Vinson & Elkins L.L.P. has opined is "qualifying income" within the meaning of Section 7704(d) of the Code; and

          (3)   Each hedging transaction that we treat as resulting in qualifying income has been and will be appropriately identified as a hedging transaction pursuant to applicable Treasury Regulations, and has been and will be associated with oil or products thereof that are held or to be held by us in activities that Vinson & Elkins L.L.P. has opined or will opine result in qualifying income.

        We believe that these representations are true and will be true in the future.

        If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as transferring all of our assets, subject to all of our liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception in return for stock in that corporation and then as distributing that stock to our unitholders in liquidation. This deemed contribution and liquidation should be tax-free to unitholders and us so long as we, at that time, do not have liabilities in excess of the tax basis of our assets. Thereafter, we would be treated as a corporation for federal income tax purposes.

        If we were treated as an association taxable as a corporation in any taxable year, either as a result of a failure to meet the Qualifying Income Exception or otherwise, our items of income, gain, loss and deduction would be reflected only on our tax return rather than being passed through to our unitholders, and our net income would be taxed to us at corporate rates. In addition, any distribution made to a unitholder would be treated as taxable dividend income, to the extent of our current and accumulated earnings and profits, or, in the absence of earnings and profits, a nontaxable return of capital, to the extent of the unitholder's tax basis in his Series A Preferred Units, or taxable capital gain, after the unitholder's tax basis in his Series A Preferred Units is reduced to zero. Accordingly, taxation as a corporation would result in a material reduction in a unitholder's cash flow and after-tax return and thus would likely result in a substantial reduction of the value of the Series A Preferred Units.

        The discussion below is based on Vinson & Elkins LLP's opinion that we will be classified as a partnership for federal income tax purposes.

Tax Consequences of Series A Preferred Unit Ownership

  Limited Partner Status

        The tax treatment of our Series A Preferred Units is uncertain. As such, Vinson & Elkins LLP is unable to opine as to the tax treatment of the Series A Preferred Units. Although the IRS may disagree with this treatment, we will treat holders of Series A Preferred Units as partners entitled to a guaranteed payment for the use of capital on their Series A Preferred Units. If the Series A Preferred

Units are not partnership interests, they would likely constitute indebtedness for federal income tax purposes and distributions on the Series A Preferred Units would constitute ordinary interest income to holders of Series A Preferred Units. The remainder of this discussion assumes that our Series A Preferred Units are partnership interests for federal income tax purposes.

        A beneficial owner of Series A Preferred Units whose Series A Preferred Units have been transferred to a short seller to complete a short sale would appear to lose his status as a partner with respect to those Series A Preferred Units for federal income tax purposes. Please read "—Tax Consequences of Series A Preferred Unit Ownership—Treatment of Short Sales."

  Treatment of Distributions on Series A Preferred Units

        We will treat distributions on the Series A Preferred Units as guaranteed payments for the use of capital that will generally be taxable to the holders of Series A Preferred Units as ordinary income and will be deductible by us. Although a holder of Series A Preferred Units will recognize taxable income from the accrual of such a guaranteed payment (even in the absence of a contemporaneous cash distribution), the partnership anticipates accruing and making the guaranteed payment distributions quarterly. The holders of Series A Preferred Units are generally not anticipated to share in the partnership's items of income, gain, loss or deduction, nor will we allocate any share of the partnership's nonrecourse liabilities to such holders.

        If the distributions to the Series A Preferred Units are not respected as guaranteed payments for the use of capital, holders of Series A Preferred Units may be treated as receiving an allocable share of gross income from the partnership equal to their cash distributions, to the extent the partnership has sufficient gross income to make such allocations of gross income. In the event there is not sufficient gross income to match such distributions, the distributions to the Series A Preferred Units would reduce the capital accounts of the Series A Preferred Units, requiring a subsequent allocation of income or gain to provide the Series A Preferred Units with their liquidation preference, if possible.

  Basis of Units

        The tax basis of a holder of Series A Preferred Units in his Series A Preferred Units initially will be the amount paid for such Series A Preferred Units. A holder's basis in its Series A Preferred Units will not be affected by distributions on such units. We do not anticipate that a holder of Series A Preferred Units will be allocated any share of our liabilities. The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all of those interests. If you own common units and Series A Preferred Units, please consult your tax advisor with respect to determining the consequences of a guaranteed payment on your basis in your units.

  Limitations on Deductibility of Losses

        Holders of Series A Preferred Units will only be allocated loss once the capital accounts of the common unitholders have been reduced to zero. Although it is not anticipated that a holder of Series A Preferred Units would be allocated loss, the deductibility of any such loss allocation may be limited for various reasons. In the event that you are allocated loss as a holder of Series A Preferred Units, please consult your tax advisor as to the application of any limitation to the deductibility of that loss.

  Entity-Level Collections

        If we are required or elect under applicable law to pay any federal, state, local or foreign income tax on behalf of any unitholder or any former unitholder, we are authorized to pay those taxes from our funds. That payment, if made, will be treated as a distribution of cash to the unitholder or, in the case of the Series A Preferred Units, as an advance on a guaranteed payment to the holder of Series A Preferred Units on whose behalf the payment was made. If the payment is made on behalf of a person whose identity cannot be determined, we are authorized to treat the payment as a distribution to all current unitholders. We are authorized to amend our partnership agreement in the manner necessary to maintain uniformity of intrinsic tax characteristics of units and to adjust later distributions, so that after giving effect to these distributions, the priority and characterization of distributions otherwise applicable under our partnership agreement is maintained as nearly as is practicable. Payments by us as described above could give rise to an overpayment of tax on behalf of an individual unitholder in which event the unitholder would be required to file a claim in order to obtain a credit or refund.

  Allocation of Income, Gain, Loss and Deduction

        After giving effect to special allocation provisions with respect to our other classes of units, our items of income, gain, loss and deduction generally will be allocated amongst our common unitholders in accordance with their percentage interests in us. If we have a net loss, our items of income, gain, loss and deduction will be allocated among all of our common unitholders in accordance with their percentage interests in us to the extent of their positive capital accounts. Holders of our Series A Preferred Units will only be allocated net loss in the event that the capital accounts of the common unitholders have been reduced to zero.

        Generally, holders of Series A Preferred Units will have a capital account equal to the liquidation preference of each Series A Preferred Unit, or $25.00, without regard to the price paid for such units, but will have an initial tax basis with respect to the Series A Preferred Units equal to the price paid for such units. To the extent the purchase price paid for a Series A Preferred Unit exceeds the liquidation preference of such unit, we will have income that will be allocated to our general partner and the holders of units other than Series A Preferred Units in accordance with their percentage interest.

  Treatment of Short Sales

        A unitholder whose Series A Preferred Units are loaned to a "short seller" to cover a short sale of Series A Preferred Units may be considered as having disposed of such units. If so, he would no longer be treated for tax purposes as a partner with respect to those Series A Preferred Units during the period of the loan and may recognize gain or loss from the disposition.

        Because there is no direct or indirect controlling authority on the issue relating to partnership interests, Vinson & Elkins LLP has not rendered an opinion regarding the tax treatment of a unitholder whose Series A Preferred Units are loaned to a short seller to cover a short sale of Series A Preferred Units; therefore, holders of Series A Preferred Units desiring to assure their status as partners and avoid the risk of gain recognition from a loan to a short seller are urged to consult a tax advisor to discuss whether it is advisable to modify any applicable brokerage account agreements to prohibit their brokers from borrowing and loaning their Series A Preferred Units. The IRS has previously announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please also read "—Disposition of Series A Preferred Units—Recognition of Gain or Loss."

  Tax Rates

        Currently, the highest marginal U.S. federal income tax rate applicable to ordinary income of individuals is 37.0% and the highest marginal U.S. federal income tax rate applicable to long-term capital gains (generally, capital gains on certain assets held for more than twelve months) of individuals is 20%. Such rates are subject to change by new legislation at any time.

        In addition, a 3.8% Medicare tax ("NIIT") is imposed on certain net investment income earned by individuals, estates and trusts. For these purposes, net investment income generally includes guaranteed payments and gain realized by a holder of Series A Preferred Units from a sale of Series A Preferred

Units. In the case of an individual, the tax will be imposed on the lesser of (1) the net investment income of the holder of Series A Preferred Units and (2) the amount by which such holder's modified adjusted gross income exceeds $250,000 (if the holder is married and filing jointly or a surviving spouse), $125,000 (if the holder is married and filing separately) or $200,000 (in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (1) undistributed net investment income and (2) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins. The U.S. Department of the Treasury and the IRS have issued Treasury Regulations that provide guidance regarding the NIIT. Prospective holders of Series A Preferred Units are urged to consult with their tax advisors as to the impact of the NIIT on an investment in our Series A Preferred Units.

Tax Treatment of Operations

  Accounting Method and Taxable Year

        We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each holder of Series A Preferred Units will be required to include in its tax return its income from our guaranteed payments for each taxable year ending within or with its taxable year. In addition, a holder of Series A Preferred Units who has a taxable year ending on a date other than December 31 and who disposes of all of his Series A Preferred Units following the close of our taxable year but before the close of his taxable year will be required to include in income for his taxable year his income from more than one year of guaranteed payments.

Disposition of Series A Preferred Units

  Recognition of Gain or Loss

        Gain or loss will be recognized on a sale of Series A Preferred Units equal to the difference between the amount realized and the tax basis of the holder of Series A Preferred Units for the Series A Preferred Units sold. Such holder's amount realized will be measured by the sum of the cash and the fair market value of other property received by him.

        Generally, gain or loss recognized by a holder of Series A Preferred Units, other than a "dealer" in Series A Preferred Units, on the sale or exchange of a Series A Preferred Unit will be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of Series A Preferred Units held for more than twelve months will generally be taxed at the U.S. federal income tax rate applicable to long-term capital gains. Capital losses may offset capital gains and no more than $3,000 of ordinary income, in the case of individuals, and may only be used to offset capital gains in the case of corporations. Both ordinary income and capital gain recognized on a sale of Series A Preferred Units may be subject to the NIIT in certain circumstances. See "—Tax Consequences of Series A Preferred Unit Ownership—Tax Rates."

        The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an "equitable apportionment" method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner's tax basis in his entire interest in the partnership as the value of the interest sold bears to the value of the partner's entire interest in the partnership. Treasury Regulations under Section 1223 of the Internal Revenue Code allow a selling unitholder who can identify partnership interests transferred with an ascertainable holding period to elect to use the actual holding period of the partnership interests transferred. Thus, according to the ruling discussed above, a holder of Series A Preferred Units will be unable to select high or low basis Series A Preferred Units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, he may designate specific Series A Preferred Units sold for purposes of determining the holding period of units transferred. A unitholder electing to use the actual holding period of Series A Preferred Units transferred must consistently use that identification method for all subsequent sales or exchanges of Series A Preferred Units. A holder of Series A Preferred Units considering the purchase of additional partnership interests or a sale of partnership interests purchased in separate transactions is urged to consult his tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

        Specific provisions of the Internal Revenue Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an "appreciated" partnership interest, one in which gain would be recognized if it were sold, assigned or terminated at its fair market value, if the taxpayer or related persons enter(s) into:

  •
  a short sale;

  •
  an offsetting notional principal contract; or

  •
  a futures or forward contract;

in each case, with respect to the partnership interest or substantially identical property.

        Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is also authorized to issue regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

  Recognition of Gain or Loss on Redemption

        The receipt by a holder of amounts in redemption of his Series A Preferred Units generally will result in the recognition of taxable gain to the holder for U.S. federal income tax purposes only if and to the extent the amount of redemption proceeds received exceeds his tax basis in all the units (including common units) held by him immediately before the redemption. Any such redemption of Series A Preferred Units would result in the recognition of taxable loss to the holder for federal income tax purposes only if the holder does not hold any other units (including common units) immediately after the redemption and the holder's tax basis in the redeemed Series A Preferred Units exceeds the amounts received by the holder in redemption thereof. Any taxable gain or loss recognized under the foregoing rules would be treated in the same manner as taxable gain or loss recognized on a sale of Series A Preferred Units as described above in "—Disposition Series A Preferred Units—Recognition of Gain or Loss on Sale."

  Allocations Between Transferors and Transferees

        Holders of Series A Preferred Units owning Series A Preferred Units as of the applicable record date with respect to a Distribution Payment Date will be entitled to receive the cash distribution with respect to their Series A Preferred Units on the Distribution Payment Date. Purchasers of Series A Preferred Units after such applicable record date will therefore not become entitled to receive a cash distribution on their Series A Preferred Units until the next applicable record date.

  Notification Requirements

        A holder of Series A Preferred Units who sells any of its Series A Preferred Units is generally required to notify us in writing of that sale within 30 days after the sale (or, if earlier, January 15 of the year following the sale). A purchaser of Series A Preferred Units who purchases such Series A Preferred Units from another holder of Series A Preferred Units is also generally required to notify us in writing of that purchase within 30 days after the purchase. Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a purchase may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker who will satisfy such requirements.

Conversion of Series A Preferred Units

        We will adopt the principles of Treasury Regulations Section 1.721-2 with respect to the conversion of Series A Preferred Units into common units. Except to the extent that the exercise price satisfies our obligation for any accumulated but unpaid distribution, we expect that the conversion will be nontaxable to holders of Series A Preferred Units. At the time of conversion, we will revalue our assets and allocate book items of unrealized income, gain, loss and deduction to the extent necessary to reflect that partner's right to share in partnership capital under our Partnership Agreement. If available book items of income, gain, loss and deduction are unable to be allocated in a manner that reflects the converting partner's right to share in partnership capital under our Partnership Agreement, then we must reallocate partnership capital between the existing partners and the converting partner. Corrective allocations will be made until such capital reallocations are eliminated. Corrective allocations may result in the allocation of a greater amount of income, gain, loss or deduction to a particular partner for tax purposes, as compared to book purposes.

        Upon the conversion of Series A Preferred Units, a holder will receive a basis in the resulting common units equal to its existing basis in its Series A Preferred Units plus such holder's initial allocable share of our liabilities in its capacity as a common unitholder. As a common unitholder, that basis will be will be (i) increased by the common unitholder's share of our income and any increases in such common unitholder's share of our liabilities, and (ii) decreased, but not below zero, by the amount of all distributions to the common unitholder, the common unitholder's share of our losses, any decreases in the common unitholder's share of our liabilities, and certain other items. The holding period of such common units will also include the period that holder held the converted Series A Preferred Units.

        For a discussion of the tax treatment of the ownership and disposition of common units, including common units resulting from the conversion of Series A Preferred Units, not otherwise set forth in this prospectus supplement, please read "Material U.S. Federal Income Tax Considerations" in the accompanying prospectus.

Tax-Exempt Organizations and Other Investors

        Ownership of Series A Preferred Units by employee benefit plans, other tax-exempt organizations, non-resident aliens, foreign corporations and other foreign persons raises issues unique to those investors and, as described below to a limited extent, may have substantially adverse tax consequences to them. If you are a tax-exempt entity or a foreign person, you should consult your tax advisor before investing in our Series A Preferred Units. Employee benefit plans and most other organizations exempt from federal income tax, including IRAs and other retirement plans, are subject to federal income tax on unrelated business taxable income ("UBTI"). We will treat distributions on the Series A Preferred Units as guaranteed payments for the use of capital. The treatment of guaranteed payments for the use of capital to tax exempt investors is not certain. Such payments may be treated as UBTI for federal income tax purposes, and Vinson & Elkins LLP is unable to opine with respect to whether such payments constitute UBTI for federal income tax purposes. If you are a tax-exempt entity, you should consult your tax advisor with respect to the consequences of owning our Series A Preferred Units.

        Non-resident aliens and foreign corporations, trusts or estates that own units may be considered to be engaged in business in the United States because of the ownership of Series A Preferred Units. As a consequence, they will be required to file federal tax returns to report their income from guaranteed payments and pay federal income tax on such income in a manner similar to a taxable U.S. holder. Moreover, under rules applicable to publicly traded partnerships, distributions to foreign unitholders are subject to withholding at the highest applicable effective tax rate. Each foreign holder of Series A Preferred Units must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN, W-8BEN-E or applicable substitute form in order to obtain credit for these withholding taxes. A change in applicable law may require us to change these procedures.

        In addition, because a foreign corporation that owns Series A Preferred Units will be treated as engaged in a U.S. trade or business, that corporation may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our earnings and profits, as adjusted for changes in the foreign corporation's "U.S. net equity," that is effectively connected with the conduct of a U.S. trade or business. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a "qualified resident." In addition, this type of holder is subject to special information reporting requirements under Section 6038C of the Internal Revenue Code.

        A foreign unitholder who sells or otherwise disposes of a Series A Preferred Unit will be subject to U.S. federal income tax on gain realized from the sale or disposition of that unit to the extent the gain is effectively connected with a U.S. trade or business of the foreign unitholder. Gain on the sale or disposition of a Series A Preferred Unit will be treated as effectively connected with a U.S. trade or business to the extent that a foreign unitholder would recognize gain effectively connected with a U.S. trade or business upon the hypothetical sale of our assets at fair market value on the date of the sale or exchange of that Series A Preferred Unit. Thus, all of a foreign unitholder's gain from the sale or other disposition of a Series A Preferred Unit would be treated as effectively connected with a unitholder's indirect U.S. trade or business constituted by its investment in us and would be subject to U.S. federal income tax. As a result of the effectively connected income rules described above, the exclusion from U.S. taxation under the Foreign Investment in Real Property Tax Act for gain from the sale of partnership units regularly traded on an established securities market will not prevent a Non-U.S. unitholder from being subject to U.S. federal income tax on gain from the sale or disposition of its units.

        Upon the sale, the exchange or other disposition of a Series A Preferred Unit by a foreign unitholder, the transferee is generally required to withhold 10% of the amount realized on such sale, exchange or other disposition if any portion of the gain on such sale, exchange or other disposition would be treated as effectively connected with a U.S. trade or business. If the transferee fails to satisfy this withholding requirement, we will be required to deduct and withhold such amount (plus interest) from future distributions to the transferee. Due to our inability to match transferors and transferees of Series A Preferred Units and other uncertainty surrounding the application of these withholding rules, the U.S. Department of the Treasury and the IRS have currently suspended these rules for transfers of certain publicly traded partnership interests, including transfers of our Series A Preferred Units, until regulations or other guidance has been issued. It is unclear when such regulations or other guidance will be issued.

Administrative Matters

  Information Returns and Audit Procedures

        We intend to furnish each holder of Series A Preferred Units, within 90 days after the close of each calendar year, specific tax information, including a Schedule K-1, which describes its preferred return for the preceding taxable year. Notwithstanding the rules described above under "—Tax Consequences of Series A Preferred Unit Ownership—Basis of Units" requiring aggregation of partnership interests purchased in separate transactions, you may receive two Schedules K-1 if you hold common units and Series A Preferred Units due to administrative reporting limitations. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions. We cannot assure you that those positions will yield a result that conforms to the requirements of the Internal Revenue Code, Treasury Regulations or administrative interpretations of the IRS. Neither we nor Vinson & Elkins LLP can assure prospective holders of Series A Preferred Units that the IRS will not successfully contend in court that those positions are impermissible. Any challenge by the IRS could negatively affect the value of the Series A Preferred Units.

        The IRS may audit our federal income tax information returns. Adjustments resulting from an IRS audit may require each unitholder (including holders of Series A Preferred Units) to adjust a prior year's tax liability, and possibly may result in an audit of his return. Any audit of a unitholder's return could result in adjustments not related to our returns as well as those related to our returns.

        Partnerships generally are treated as separate entities for purposes of federal tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings with the partners. For taxable years beginning on or before December 31, 2017, the Internal Revenue Code requires that one partner be designated as the "Tax Matters Partner" for these purposes. Our partnership agreement names our general partner as our Tax Matters Partner.

        The Tax Matters Partner has made and will make some elections on our behalf and on behalf of unitholders. In addition, the Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The Tax Matters Partner may bind a unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review will go forward, and each unitholder with an interest in the outcome may participate.

        A unitholder must file a statement with the IRS identifying the treatment of any item on his federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

        Pursuant to the Bipartisan Budget Act of 2015, for taxable years beginning after December 31, 2017, if the IRS makes audit adjustments to our income tax returns, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from us. Similarly, for such taxable years, if the IRS makes audit adjustments to income tax returns filed by an entity in which we are a member or partner, it may assess and collect any taxes (including penalties and interest) resulting from such audit adjustment directly from such entity. Generally, we expect to elect to have our general partner, common unitholders and former common unitholders take any such audit adjustment into account in accordance with their interests in us during the taxable year under audit, but there can be no assurance that such election will be effective in all circumstances. If, as a result of any such audit adjustment, we are required to make payments of taxes, penalties, and interest, our cash available for distribution to holders of our Series A Preferred Units might be substantially reduced.

        Additionally, pursuant to the Bipartisan Budget Act of 2015, the Internal Revenue Code will no longer require that we designate a Tax Matters Partner. Instead, for taxable years beginning after

December 31, 2017, we will be required to designate a partner, or other person, with a substantial presence in the United States as the partnership representative ("Partnership Representative"). The Partnership Representative will have the sole authority to act on our behalf for purposes of, among other things, U.S. federal income tax audits and judicial review of administrative adjustments by the IRS. If we do not make such a designation, the IRS can select any person as the Partnership Representative. We currently anticipate that we will designate our general partner as the Partnership Representative. Further, any actions taken by us or by the Partnership Representative on our behalf with respect to, among other things, U.S. federal income tax audits and judicial review of administrative adjustments by the IRS, will be binding on us and all of the unitholders.

  Additional Withholding Requirements

        Withholding taxes may apply to certain types of payments made to "foreign financial institutions" (as specially defined in the Internal Revenue Code) and certain other foreign entities. Specifically, a 30% withholding tax may be imposed on interest, dividends and other fixed or determinable annual or periodical gains, profits and income from sources within the United States ("FDAP Income"), or gross proceeds from the sale or other disposition of any property of a type that can produce interest or dividends from sources within the United States ("Gross Proceeds"), paid to a foreign financial institution or to a "non-financial foreign entity" (as specially defined in the Internal Revenue Code), unless (i) the foreign financial institution undertakes certain diligence and reporting, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these requirements may be subject to different rules.

        These rules generally apply to payments of FDAP Income currently and generally will apply to payments of relevant Gross Proceeds made on or after January 1, 2019. Thus, to the extent we have FDAP Income or have Gross Proceeds on or after January 1, 2019 that are not treated as effectively connected with a U.S. trade or business (please read "—Tax-Exempt Organizations and Other Investors"), unitholders who are foreign financial institutions or certain other foreign entities, or persons that hold their Series A Preferred Units through such foreign entities, may be subject to withholding on distributions they receive from us, or their distributive share of our income, pursuant to the rules described above.

        Prospective unitholders should consult their own tax advisors regarding the potential application of these withholding provisions to their investment in our Series A Preferred Units.

  Nominee Reporting

        Persons who hold an interest in us as a nominee for another person are required to furnish to us:

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  the name, address and taxpayer identification number of the beneficial owner and the nominee;

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  whether the beneficial owner is:

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  a person that is not a U.S. person;

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  a foreign government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or

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    a tax-exempt entity;

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  the amount and description of Series A Preferred Units held, acquired or transferred for the beneficial owner; and

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  specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from dispositions.

        Brokers and financial institutions are required to furnish additional information, including whether they are U.S. persons and specific information on units they acquire, hold or transfer for their own account. A penalty of $260 per failure, up to a maximum of $3,218,500 per calendar year, is imposed by the Internal Revenue Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

  Accuracy-Related Penalties

        Certain penalties may be imposed on taxpayers as a result of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements. No penalty will be imposed, however, for any portion of any such underpayment if it is shown that there was a reasonable cause for the underpayment of that portion and that the taxpayer acted in good faith regarding the underpayment of that portion. Penalties may also be imposed for engaging in transactions without economic substance. We do not anticipate engaging in transactions without economic substance or otherwise participating in transactions that would subject our partners to accuracy related penalties.

Recent Legislative Developments

        The present federal income tax treatment of publicly traded partnerships, including us, or an investment in our Series A Preferred Units may be modified by administrative, legislative or judicial interpretation at any time. For example, from time to time, members of Congress and the President propose and consider substantive changes to the existing federal income tax laws that affect the tax treatment of publicly traded partnerships.

        Recently, the President signed into law comprehensive U.S. federal tax reform legislation that significantly reforms the Internal Revenue Code. This legislation, among other things, contains significant changes to the taxation of our operations and an investment in our Series A Preferred Units. We continue to examine the impact of this tax reform legislation, and as its overall impact is uncertain, we note that this tax reform legislation could adversely affect the value of an investment in our Series A Preferred Units. Prospective holders of Series A Preferred Units are urged to consult their tax advisors regarding the impact of this tax reform legislation on an investment in our Series A Preferred Units.

        Additional modifications to the federal income tax laws and interpretations thereof may or may not be retroactively applied and could make it more difficult or impossible to meet the exception for us to be treated as a partnership for federal income tax purposes. Please read "—Taxation of the Partnership—Partnership Status." We are unable to predict whether any such changes will ultimately be enacted. However, it is possible that a change in law could affect us, and any such changes could negatively impact the value of an investment in our Series A Preferred Units.

State, Local, Foreign and Other Tax Considerations

        In addition to federal income taxes, you will likely be subject to other taxes, such as state, local and foreign income taxes, unincorporated business taxes, and estate, inheritance or intangible taxes that may be imposed by the various jurisdictions in which we do business or own property or in which you are a resident. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider their potential impact on his investment in us. We currently own property or do business in many states. Several of these states impose a personal income tax on individuals; certain of these states also impose an income tax on corporations and other entities. We may also own property or do business in other jurisdictions in the future. Although you may not be required to file a return and pay taxes in some jurisdictions because your income from that jurisdiction falls below the filing and payment requirement, you will be required to file income tax returns and to pay income taxes in many of these jurisdictions in which we do business or own property and may be subject to penalties for failure to comply with those requirements. In some jurisdictions, tax losses may not produce a tax benefit in the year incurred and may not be available to offset income in subsequent taxable years. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder's income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return. Amounts withheld will be treated as if distributed to unitholders for purposes of determining the amounts distributed by us. Please read "—Tax Consequences of Series A Preferred Unit Ownership—Entity-Level Collections." Based on current law and our estimate of our future operations, our general partner anticipates that any amounts required to be withheld will not be material.

        It is the responsibility of each holder of Series A Preferred Units to investigate the legal and tax consequences, under the laws of pertinent states, localities and foreign jurisdictions, of his investment in us. Accordingly, each prospective holder of Series A Preferred Units is urged to consult his own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each holder of Series A Preferred Units to file all state, local and foreign, as well as U.S. federal tax returns, that may be required of him. Vinson & Elkins LLP has not rendered an opinion on the state tax, local tax, alternative minimum tax or foreign tax consequences of an investment in us.

UNDERWRITING

        Stifel, Nicolaus & Company, Incorporated, Morgan Stanley & Co. LLC and UBS Securities LLC are acting as representatives of the underwriters and as joint book-running managers of this offering. Under the terms of an underwriting agreement, each of the underwriters named below has severally agreed to purchase from us the respective number of Series A Preferred Units shown opposite its name below.

Underwriters	Number of Series A Preferred Units
Stifel, Nicolaus & Company, Incorporated	600,000
Morgan Stanley & Co. LLC	600,000
UBS Securities LLC	600,000
BB&T Capital Markets, a division of BB&T Securities, LLC	180,000
Janney Montgomery Scott LLC	180,000
Ladenburg Thalmann & Co. Inc.	120,000
MUFG Securities Americas Inc.	120,000

Total	2,400,000

        The underwriting agreement provides that the underwriters' obligation to purchase Series A Preferred Units in this offering depends on the satisfaction of the conditions contained in the underwriting agreement including:

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  the obligation to purchase all of the Series A Preferred Units offered hereby (other than those Series A Preferred Units covered by their option to purchase additional Series A Preferred Units as described below), if any of the Series A Preferred Units are purchased;

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  the representations and warranties made by us to the underwriters are true;

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  there is no material change in our business or in the financial markets; and

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  we deliver customary closing documents to the underwriters.

        The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated. The offering of the Series A Preferred Units by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

Underwriting Discounts and Expenses

        The following table summarizes the underwriting discount we will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional Series A Preferred Units.

		Total
	Per Series A Preferred Unit	No Exercise	Full Exercise
Underwriting Discount	$0.7875	$1,890,000	$2,173,500

        The representatives of the underwriters have advised us that the underwriters propose to offer the Series A Preferred Units directly to the public at the public offering price on the cover of this prospectus supplement and to selected dealers, which may include the underwriters, at such offering price less a selling concession not in excess of $0.50 per unit. The underwriters may allow, and the dealers may reallow, a discount to other dealers not in excess of $0.45 per unit. After the offering, the representatives may change the offering price and other selling terms. Sales of Series A Preferred Units made outside of the United States may be made by affiliates of the underwriters.

        The expenses of the offering that are payable by us are estimated to be approximately $300,000 (excluding the underwriting discount).

        We expect that delivery of the Series A Preferred Units will be made to investors on or about August 7, 2018, which will be the fifth business day following the date of this prospectus supplement (such settlement being referred to as "T+5"). Under Rule 15c6-1 under Exchange Act, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Series A Preferred Units on any date prior to two business days before delivery will be required, by virtue of the fact that the Series A Preferred Units initially settle in T+5, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Series A Preferred Units who wish to trade the Series A Preferred Units on any date prior to two business days before delivery should consult their advisors.

Option to Purchase Additional Series A Preferred Units

        We have granted the underwriters an option exercisable for 30 days after the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 360,000 additional Series A Preferred Units at the public offering price less the underwriting discounts. To the extent that this option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase its pro rata portion of these additional Series A Preferred Units based on the underwriter's percentage underwriting commitment in the offering as indicated in the table at the beginning of this Underwriting Section.

Lock-Up Agreements

        We have agreed that, for a period commencing on the date of this prospectus supplement and ending on the 45th day after the date of this prospectus supplement, and subject to certain limited exceptions, we will not, without the prior written consent of the representatives, directly or indirectly (i) offer for sale, sell, pledge or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) any Series A Preferred Units or securities convertible into or exchangeable for Series A Preferred Units, or in either case, any securities substantially similar to the Series A Preferred Units (the "Lock-Up Securities") (other than the Series A Preferred Units to be sold pursuant to the offering), or sell or grant options, rights or warrants with respect to any Series A Preferred Units or securities convertible into or exchangeable for Series A Preferred Units, or in either case, any securities that are substantially similar to the Series A Preferred Units, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, the economic benefits or risks of ownership of the Series A Preferred Units, whether any such transaction is specified in clause (i) or (ii) above is to be settled by delivery of Series A Preferred Units, or other securities, in cash or otherwise, (iii) file or cause to be filed any registration statement, including amendments, with the SEC relating to the registration of any Series A Preferred Units or securities convertible, exercisable or exchangeable into Series A Preferred Units, or in either case, securities that are substantially similar to the Series A Preferred Units (other than any registration statement on Form S-8), or (iv) publicly disclose an intention to effect any transaction specified in clause (i), (ii) or (iii) above. The restrictions in this paragraph do not apply to the issuance by us of Series A Preferred Units in connection with this offering.

        The representatives, in their sole discretion, may release any of the Lock-Up Securities in whole or in part at any time with or without notice.

Indemnification

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments that the underwriters may be required to make for these liabilities.

Stabilization, Short Positions and Penalty Bids

        The representatives may engage in stabilizing transactions, short sales and purchases to cover positions created by short sales, and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of the Series A Preferred Units, in accordance with Regulation M under the Exchange Act:

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  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

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  A short position involves a sale by the underwriters of Series A Preferred Units in excess of the number of Series A Preferred Units the underwriters are obligated to purchase in the offering, which creates the syndicate short position. The underwriters may close out any short position by purchasing Series A Preferred Units in the open market.

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  Syndicate covering transactions involve purchases of the Series A Preferred Units in the open market after the distribution has been completed in order to cover syndicate short positions.

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  Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the Series A Preferred Units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Series A Preferred Units or preventing or retarding a decline in the market price of the Series A Preferred Units. As a result, the price of the Series A Preferred Units may be higher than the price that might otherwise exist in the open market. If the underwriters commence these activities, they may be discontinued at any time without notice.

        Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Series A Preferred Units. In addition, neither we nor any of the underwriters make representation that the representatives will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Other Relationships

        Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us and our affiliates, for which they received or will receive customary fees and expense reimbursement. An affiliate of MUFG Securities Americas Inc. is a lender under our credit agreement and accordingly may receive a portion of the net proceeds from this offering.

        In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        Because the Financial Industry Regulatory Authority ("FINRA") views our Series A Preferred Units as interests in a direct participation program, this offering is being made in compliance with Rule 2310 of the FINRA Rules. Investor suitability with respect to the Series A Preferred Units will be judged similarly to the suitability with respect to other securities that are listed for trading on a national securities exchange.

Notice to Investors

  Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to this offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the Series A Preferred Units may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Series A Preferred Units without disclosure to investors under Chapter 6D of the Corporations Act.

        The Series A Preferred Units applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Series A Preferred Units must observe such Australian on-sale restrictions.

        This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

  Notice to Prospective Investors in Hong Kong

        The Series A Preferred Units have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Series A Preferred Units has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Series A Preferred Units which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) and any rules made under that Ordinance.

  Notice to Prospective Investors in Japan

        The Series A Preferred Units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

  Notice to Prospective Investors in Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Series A Preferred Units may not be circulated or distributed, nor may the Series A Preferred Units be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the Series A Preferred Units are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  •
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  •
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Series A Preferred Units pursuant to an offer made under Section 275 of the SFA except:

  (i)
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (ii)
  where no consideration is or will be given for the transfer;

  (iii)
  where the transfer is by operation of law;

  (iv)
  as specified in Section 276(7) of the SFA; or

  (v)
  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

 LEGAL MATTERS

        The validity of the Series A Preferred Units will be passed upon for us by Vinson & Elkins L.L.P., New York, New York. Certain legal matters in connection with the Series A Preferred Units offered hereby will be passed upon for the underwriters by Baker Botts L.L.P., Houston, Texas.

EXPERTS

        The consolidated financial statements of Global Partners LP appearing in Global Partners LP's Annual Report (Form 10-K) for the year ended December 31, 2017 (including the schedule appearing therein), and the effectiveness of Global Partners LP's internal control over financial reporting as of December 31, 2017 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

 INFORMATION INCORPORATED BY REFERENCE

        We file annual, quarterly and other reports with and furnish other information to the SEC. You may read and copy any document we file with or furnish to the SEC at the SEC's public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on their public reference room. Our SEC filings are also available at the SEC's web site at http://www.sec.gov. You also can obtain information about us at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

        The SEC allows us to "incorporate by reference" the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus supplement by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and supersede information in this prospectus and information previously filed with the SEC. We incorporate by reference into this prospectus the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished and not filed with the SEC) after the date of this prospectus and until the termination of this offering:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2017;

  •
  Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018;

  •
  Our Current Reports on Form 8-K or Form 8-K/A filed on April 13, 2018, April 23, 2018, May 21, 2018 and July 3, 2018 (excluding any information furnished under Item 2.02 or 7.01 on any Current Report on Form 8-K); and

  •
  The description of our common units contained in the Registration Statement on Form 8-A (File No. 001-32593) filed with the SEC on August 3, 2005.

        You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC's website at the address provided above. You may request a copy of any document incorporated by reference into this prospectus, at no cost, by visiting our website at http://www.globalp.com. Information contained on our Internet website is not part of this prospectus supplement or the accompanying base prospectus (unless specifically incorporated by reference into this prospectus supplement or the accompanying base prospectus as described above).

        You may also request a copy of any document incorporated by reference into this prospectus by writing or calling us at the following address:

Global Partners LP
Attn: General Counsel
P.O. Box 9161
800 South St.
Waltham, Massachusetts 02454-9161
(781) 894-8800

        Any statement contained herein, or in a document incorporated or considered to be incorporated by reference herein, shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is or is considered to be incorporated by reference herein modifies or supersedes such statement. Any such statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

PROSPECTUS

$500,000,000

GLOBAL PARTNERS LP

Common Units Representing Limited Partner Interests
Preferred Units Representing Limited Partner Interests
Other Classes of Units Representing Limited Partner Interests

GLOBAL PARTNERS LP
GLP FINANCE CORP.

Debt Securities

        We may offer, from time to time, in one or more series, the following securities under this prospectus:

  •
  common units representing limited partner interests in Global Partners LP;

  •
  preferred units representing limited partner interests in Global Partners LP;

  •
  other classes of units representing limited partner interests in Global Partners LP; and

  •
  debt securities of Global Partners LP and GLP Finance Corp.

        Subsidiaries of Global Partners LP may guarantee the debt securities.

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities.

        You should carefully read this prospectus and any prospectus supplement before you invest. You should also read the documents we refer to in the "Information We Incorporate by Reference" and "Where You Can Find More Information" sections of this prospectus for information on us and our financial statements.

        Our common units are traded on the New York Stock Exchange under the symbol "GLP."

        We will provide information in the prospectus supplement for the trading market, if any, for any other securities we may offer.

        Investing in our securities involves risks. Limited partnerships are inherently different from corporations. You should carefully consider each of the factors referred to under "Risk Factors" beginning on page 8 of this prospectus and contained in the applicable prospectus supplement before you make an investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 22, 2018.

        You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with different or additional information, you should not rely on it. This prospectus and any prospectus supplement are not an offer to sell, nor a solicitation of an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration process or continuous offering process. Under this shelf registration process, we may, from time to time, sell up to $500,000,000 of the securities described in this prospectus in one or more offerings. Each time we offer securities with this prospectus, we will provide this prospectus and a prospectus supplement that will describe, among other things, the specific amounts and prices of the securities being offered and the terms of the offering, including, in the case of the preferred units representing limited partner interests in Global Partners LP, other classes of units representing limited partner interests in Global Partners LP and debt securities, the specific terms of the securities. The prospectus supplement may also add to, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement.

        The information in this prospectus is accurate as of its date. Therefore, before you invest in our securities, you should carefully read this prospectus and any prospectus supplement and the additional information described under the heading "Where You Can Find More Information."

        Unless otherwise indicated or the context requires otherwise, references in this prospectus to "Global Partners LP," "we," "our," "us" or like terms refer to Global Partners LP and its subsidiaries.

INFORMATION WE INCORPORATE BY REFERENCE

        We "incorporate by reference" into this prospectus information we have filed with the SEC, which means that we disclose important information to you without actually including the specific information in this prospectus by referring you to another document filed with the SEC. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically supersede information in this prospectus and information previously filed with the SEC and incorporated by reference. Therefore, before you decide to invest in a particular offering under this prospectus, you should always check for reports we may have filed with the SEC after the date of this prospectus.

        We incorporate by reference into this prospectus the documents listed below:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2016;

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017;

  •
  Our Current Reports on Form 8-K filed May 1, 2017, May 15, 2017, August 22, 2017, December 22, 2017 and December 28, 2017 (excluding any information furnished under Item 2.02 or 7.01 on any Current Report on Form 8-K); and

  •
  The description of our common units contained in the Registration Statement on Form 8-A (File No. 333-124755), filed with the SEC on August 3, 2005.

        In addition, we incorporate by reference in this prospectus any future filings made by Global Partners LP with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished and not filed with the SEC) after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and until all offerings under this shelf registration statement are terminated.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and other reports and other information with the SEC. You may read and copy any document we file at the SEC's public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the SEC's web site on the Internet at http://www.sec.gov; this website contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Please call the SEC at 1 (800) SEC-0330 for further information on public reference rooms. Additionally, you can obtain information about us through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common units are listed. We also make available free of charge on our website at http://www.globalp.com all materials that we file electronically with the SEC as soon as reasonably practicable after we electronically file such materials with the SEC. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus.

        You also may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or calling us at the following:

Global Partners LP
Investor Relations
P.O. Box 9161
800 South St.
Waltham, Massachusetts 02454-9161
(781) 894-8800

 INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

        Some of the information contained in or incorporated by reference in this prospectus may contain forward-looking statements. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words "may," "believe," "should," "could," "expect," "anticipate," "plan," "intend," "estimate," "continue," "will likely result" or other similar expressions. In addition, any statement made by our management concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible actions by us are also forward-looking statements. Forward-looking statements are not guarantees of performance. Although we believe these forward-looking statements are based on reasonable assumptions, statements made regarding future results are subject to a number of assumptions, uncertainties and risks, many of which are beyond our control, which may cause future results to be materially different from the results stated or implied in this document. These risks and uncertainties include, among other things:

  •
  We may not have sufficient cash from operations to enable us to maintain distributions at current levels following establishment of cash reserves and payment of fees and expenses, including payments to our general partner.

  •
  A significant decrease in price or demand for the products we sell or a significant decrease in demand for our logistics activities could have an adverse effect on our financial condition, results of operations and cash available for distribution to our unitholders.

  •
  Our crude oil sales and logistics activities have been and could continue to be adversely affected by, among other things, changes in the crude oil market structure, grade differentials and volatility (or lack thereof), implementation of regulations that adversely impact the market for transporting crude oil or other products by rail, changes in refiner demand, severe weather conditions, significant changes in prices and interruptions in rail transportation services and other necessary services and equipment, such as railcars, trucks, loading equipment and qualified drivers.

  •
  We depend upon marine, pipeline, rail and truck transportation services for a substantial portion of our logistics business in transporting the products we sell. Implementation of regulations and directives that adversely impact the market for transporting these products by rail or otherwise would adversely affect that business. In addition, a disruption in these transportation services could have an adverse effect on our financial condition, results of operations and cash available for distribution to our unitholders.

  •
  We have contractual obligations for certain transportation assets such as railcars, barges and pipelines. A decline in demand for (i) the products we sell, including crude oil and ethanol, or (ii) our logistics activities, which has resulted and could continue to result in a decrease in the utilization of our transportation assets, which could negatively impact our financial condition, results of operations and cash available for distribution to our unitholders. For example, during 2016, we experienced adverse market conditions in crude oil caused by an over-supplied crude oil market which resulted in tighter price differentials, and we experienced a reduction in our railcar movements but remained obligated to pay the applicable fixed charges for railcar leases.

  •
  Our sales of home heating oil and residual oil continue to be reduced by conversions to natural gas.

  •
  We may not be able to fully implement or capitalize upon planned growth projects. Even if we consummate acquisitions or expend capital in pursuit of growth projects that we believe will be accretive, they may in fact result in no increase or even a decrease in cash available for distribution to our unitholders.

  •
  Erosion of the value of major gasoline brands could adversely affect our gasoline sales and customer traffic.

  •
  Our gasoline sales could be significantly reduced by a reduction in demand due to higher prices and to new technologies and alternative fuel sources, such as electric, hybrid or battery powered motor vehicles.

  •
  Changes in government usage mandates and tax credits could adversely affect the availability and pricing of ethanol, which could negatively impact our sales.

  •
  Warmer weather conditions could adversely affect our home heating oil and residual oil sales.

  •
  Our risk management policies cannot eliminate all commodity risk, basis risk or the impact of unfavorable market conditions which can adversely affect our financial condition, results of operations and cash available for distribution to our unitholders. In addition, noncompliance with our risk management policies could result in significant financial losses.

  •
  Our results of operations are affected by the overall forward market for the products we sell, and pricing volatility may adversely impact our results.

  •
  Our business could be affected by a range of issues, such as changes in commodity prices, energy conservation, competition, the global economic climate, movement of products between foreign locales and within the United States, changes in refiner demand, weekly and monthly refinery output levels, changes in local, domestic and worldwide inventory levels, changes in safety regulations, failure to obtain renewal permits on terms favorable to us, seasonality, supply, weather and logistics disruptions and other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil, refined products and renewable fuels.

  •
  Increases and/or decreases in the prices of the products we sell could adversely impact the amount of borrowing available for working capital under our credit agreement, which credit agreement has borrowing base limitations and advance rates.

  •
  We are exposed to trade credit risk and risk associated with our trade credit support in the ordinary course of our business.

  •
  The condition of credit markets may adversely affect our liquidity.

  •
  Our credit agreement and the indentures governing our senior notes contain operating and financial covenants, and our credit agreement contains borrowing base requirements. A failure to comply with the operating and financial covenants in our credit agreement, the indentures and any future financing agreements could impact our access to bank loans and other sources of financing as well as our ability to pursue our business activities.

  •
  A significant increase in interest rates could adversely affect our ability to service our indebtedness.

  •
  Our gasoline station and convenience store business could expose us to an increase in consumer litigation and result in an unfavorable outcome or settlement of one or more lawsuits where insurance proceeds are insufficient or otherwise unavailable.

  •
  Our business could expose us to litigation and result in an unfavorable outcome or settlement of one or more lawsuits where insurance proceeds are insufficient or otherwise unavailable.

  •
  Adverse developments in the areas where we conduct our business could have a material adverse effect on such businesses and can reduce our ability to make distributions to our unitholders.

  •
  A serious disruption to our information technology systems could significantly limit our ability to manage and operate our business efficiently.

  •
  We are exposed to performance risk in our supply chain.

  •
  Our businesses are subject to both federal and state environmental and non-environmental regulations which could have a material adverse effect on such businesses.

  •
  Our general partner and its affiliates have conflicts of interest and limited fiduciary duties, which could permit them to favor their own interests to the detriment of our unitholders.

  •
  Unitholders have limited voting rights and are not entitled to elect our general partner or its directors or remove our general partner without the consent of the holders of at least 66 2/3% of the outstanding units (including units held by our general partner and its affiliates), which could lower the trading price of our common units.

  •
  Our tax treatment depends on our status as a partnership for federal income tax purposes.

  •
  Unitholders may be required to pay taxes on their share of our income even if they do not receive any cash distributions from us.

        Additional information about risks and uncertainties that could cause actual results to differ materially from forward-looking statements is contained under the heading "Risk Factors" included elsewhere in this prospectus, in our most recent Annual Report on Form 10-K and, to the extent applicable, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Developments in any of these areas could cause our results to differ materially from results that have been or may be anticipated or projected.

        All forward-looking statements included in this prospectus, any prospectus supplement and the documents we incorporate by reference and all subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date of this prospectus or, in the case of forward-looking statements contained in any document incorporated by reference, the date of such document, and we expressly disclaim any obligation or undertaking to update these statements to reflect any change in our expectations or beliefs or any change in events, conditions or circumstances on which any forward-looking statement is based.

 ABOUT GLOBAL PARTNERS LP

        We are a midstream logistics and marketing master limited partnership engaged in the purchasing, selling, storing and logistics of transporting petroleum and related products, including gasoline and gasoline blendstocks (such as ethanol), distillates (such as home heating oil, diesel and kerosene), residual oil, renewable fuels, crude oil and propane. We own, control or have access to one of the largest terminal networks of refined petroleum products and renewable fuels in the Northeast. We are one of the largest distributors of gasoline, distillates, residual oil and renewable fuels to wholesalers, retailers and commercial customers in the New England states and New York. We are also one of the largest independent owners, suppliers and operators of gasoline stations and convenience stores in these areas. As of September 30, 2017, we had a portfolio of 1,435 owned, leased and/or supplied gasoline stations, including 234 directly operated convenience stores, in the Northeast, Maryland and Virginia. We also receive revenue from convenience store sales, rental income and sundries. In addition, we own transload and storage terminals in North Dakota and Oregon that extend our origin-to-destination capabilities from the mid-continent region of the United States and Canada.

        We purchase refined petroleum products, renewable fuels, crude oil and propane primarily from domestic and foreign refiners and ethanol producers, crude oil producers, major and independent oil companies and trading companies. We operate our business under three segments: (i) Wholesale, (ii) Gasoline Distribution and Station Operations and (iii) Commercial.

        Global GP LLC, our general partner, manages our operations and activities and employs our officers and substantially all of our personnel, except for most of our gasoline station and convenience store employees and certain union personnel who are employed by our wholly owned subsidiary, Global Montello Group Corp.

        Our principal executive offices are located at P.O. Box 9161, 800 South Street, Waltham, Massachusetts 02454-9161, and our telephone number is (781) 894-8800. Our website is located at http://www.globalp.com. Information on our website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

        For additional information as to our business, properties and financial condition, please refer to the documents cited in "Information We Incorporate by Reference."

 ABOUT GLP FINANCE CORP.

        GLP Finance Corp. was incorporated under the laws of the State of Delaware in January 2007, is wholly owned by Global Partners LP and has no material assets or any liabilities other than as a co-issuer of debt securities. Its activities are limited to co-issuing debt securities and engaging in other activities incidental thereto.

RISK FACTORS

        An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, as supplemented by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are incorporated herein by reference, and those risk factors that may be included in the applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference in evaluating an investment in our securities.

        If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. In that case, we may be unable to pay distributions to our unitholders, or pay interest on, or the principal of, any debt securities. In that event, the trading price of our securities could decline and you could lose all or part of your investment.

 RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

        The table below sets forth our ratio of earnings to fixed charges and preference dividends for the periods presented. During the periods presented, we had no preference equity securities outstanding. Therefore, for each period, the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preference dividends is the same.

	Nine Months Ended September 30, 2017	Year Ended December 31,
		2016		2015	2014	2013	2012
Ratio of earnings to fixed charges(a)	1.58x	(1.71x	)	1.55x	3.40x	1.94x	2.12x

(a)
We calculated the ratio of earnings to fixed charges by dividing earnings by fixed charges. Earnings consist of income from continuing operations before income taxes and before adjustment for noncontrolling interest, plus fixed charges. Fixed charges consist of (i) interest expense, including accretion of senior notes discount and amortization of deferred financing fees, and (ii) the portion of rental expense we estimate to be representative of the interest factor in rent expense.

 USE OF PROCEEDS

        Except as otherwise provided in the applicable prospectus supplement, we will use the net proceeds we receive from the sale of the securities covered by this prospectus for general partnership purposes, including repayment of debt, acquisitions and capital expenditures.

        The actual application of proceeds we receive from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering.

 DESCRIPTION OF THE COMMON UNITS AND THE PREFERRED UNITS

The Common Units

        The common units represent limited partner interests in us. The holders are entitled to participate in partnership distributions and are entitled to exercise the rights or privileges available to limited partners under our partnership agreement. For a description of the relative rights and preferences of holders of common units in and to partnership distributions, please read this section and "How We Make Cash Distributions." For a description of the rights and privileges of limited partners under our partnership agreement, including voting rights, please read "The Partnership Agreement."

Transfer Agent and Registrar

Duties

        American Stock Transfer and Trust Company serves as registrar and transfer agent for the common units. We pay all fees charged by the transfer agent for transfers of common units, except the following, which must be paid by unitholders:

  •
  surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges;

  •
  special charges for services requested by a holder of a common unit; and

  •
  other similar fees or charges.

        There is no charge to unitholders for disbursements of our cash distributions. We will indemnify the transfer agent, its agents and each of their stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Resignation or Removal

        The transfer agent may resign, by notice to us, or be removed by us. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If no successor has been appointed and has accepted the appointment within 30 days after notice of the resignation or removal, our general partner may act as the transfer agent and registrar until a successor is appointed.

Transfer of Common Units

        The transfer of the common units to persons that purchase common units offered by this prospectus will be accomplished through the completion, execution and delivery of a transfer application by the investor. Any later transfers of a common unit will not be recorded by the transfer agent or recognized by us unless the transferee executes and delivers a properly executed transfer application. By executing and delivering a transfer application, the transferee of common units:

  •
  becomes the record holder of the common units and is an assignee until admitted into our partnership as a substituted limited partner;

  •
  automatically requests admission as a substituted limited partner in our partnership;

  •
  agrees to be bound by the terms and conditions of, and executes, our partnership agreement;

  •
  represents that the transferee has the capacity, power and authority to enter into our partnership agreement;

  •
  grants powers of attorney to officers of our general partner and any liquidator of us as specified in our partnership agreement; and

  •
  gives the consents, covenants, representations and approvals contained in our partnership agreement, such as the approval of all transactions and agreements we entered into in connection with our initial public offering.

        An assignee will become a substituted limited partner of our partnership for the transferred common units automatically upon the recording of the transfer on our books and records. Our general partner will cause any unrecorded transfers for which a properly completed and duly executed transfer application has been received to be recorded on our books and records no less frequently than quarterly.

        A transferee's broker, agent or nominee may complete, execute and deliver a transfer application. We are entitled to treat the nominee holder of a common unit as the absolute owner. In that case, the beneficial holder's rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

        Common units are securities and are transferable according to the laws governing transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to request admission as a substituted limited partner in our partnership for the transferred common units. A purchaser or transferee of common units who does not execute and deliver a properly completed transfer application obtains only:

  •
  the right to assign the common unit to a purchaser or other transferee; and

  •
  the right to transfer the right to seek admission as a substituted limited partner in our partnership for the transferred common units.

        Thus, a purchaser or transferee of common units who does not execute and deliver a properly completed transfer application:

  •
  will not receive cash distributions;

  •
  will not be allocated any of our income, gain, deduction, losses or credits for federal income tax or other tax purposes;

  •
  may not receive some federal income tax information or reports furnished to record holders of common units; and

  •
  will have no voting rights;

unless the common units are held in a nominee or "street name" account and the nominee or broker has executed and delivered a transfer application and certification as to itself and any beneficial holders.

        The transferor of common units has a duty to provide the transferee with all information that may be necessary to transfer the common units. The transferor does not have a duty to insure the execution of the transfer application by the transferee and has no liability or responsibility if the transferee neglects or chooses not to execute and forward the transfer application to the transfer agent. Please read "The Partnership Agreement—Status as Limited Partner or Assignee."

        Until a common unit has been transferred on our books, we and the transfer agent may treat the record holder of the unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

Number of Common Units

        As of January 11, 2018, we had outstanding 33,995,563 common units. Our common units are traded on the NYSE under the symbol "GLP."

The Preferred Units

        Our partnership agreement authorizes us to issue additional classes or series of equity interest in Global Partners LP for the consideration of and with the designations, preferences, rights, power and duties established by our general partner without the approval of any of our limited partners. In accordance with Delaware law and the provisions of our partnership agreement, we may issue additional partnership interests that have special voting rights to which our common units are not entitled. As of the date of this prospectus, we have no preferred units outstanding.

        Should we offer preferred units under this prospectus, a prospectus supplement relating to the particular series of preferred units offered will include the specific terms of those preferred units, including, among other things, the following:

  •
  the designation, stated value and liquidation preference of the preferred units and the number of preferred units offered;

  •
  the price at which the preferred units will be issued;

  •
  the conversion or exchange provisions of the preferred units, if any;

  •
  the distribution rights of the preferred units, if any;

  •
  a discussion of any additional material federal income tax considerations regarding the preferred units; and

  •
  any additional rights, preferences, privileges, limitations and restrictions of the preferred units.

 DESCRIPTION OF PARTNERSHIP SECURITIES

        Our partnership agreement authorizes us to issue additional classes or series of equity interest in Global Partners LP for the consideration and on the terms and conditions established by our general partner without the approval of any limited partners.

        In accordance with Delaware law and the provisions of our partnership agreement, we also may issue additional partnership interests that, if approved by our general partner, have special voting rights to which the common units are not entitled.

        The following is a description of the general terms and provisions of our partnership securities. The particular terms of any series of partnership securities will be described in the applicable prospectus supplement and the amendment to our partnership agreement, if necessary, relating to that series of partnership securities, which will be filed as an exhibit to or incorporated by reference in this prospectus at or before the time of issuance of any such series of partnership securities. If so indicated in a prospectus supplement, the terms of any such series may differ from the terms set forth below.

        Our general partner is authorized to approve the issuance of one or more classes or series of partnership securities without further authorization of the limited partners and to fix the number of securities, the designations, rights, privileges, power and duties of any such class or series.

        The applicable prospectus supplement will set forth the number of securities, particular designation, relative rights and preferences and the limitations of any series of partnership securities in respect of which this prospectus is delivered. The particular terms of any such series may include the following.

  •
  the maximum number, if any, of securities to constitute the series and the designation and ranking thereof;

  •
  the distribution rate, if any, on securities of the series, whether such rate is fixed or variable or both, the dates from which distributions will begin to accrue or accumulate, whether distributions will be cumulative and whether such distributions will be paid in cash, securities or otherwise;

  •
  whether the securities of the series will be redeemable and, if so, the price and the terms and conditions on which the securities of the series may be redeemed, including the time during which securities of the series may be redeemed and any accumulated distributions thereof that the holders of the securities of the series will be entitled to receive upon the redemption thereof;

  •
  the liquidation preference, if any, applicable to securities of the series;

  •
  the terms and conditions, if any, on which the securities of the series will be convertible into, or exchangeable for, securities of any other class or classes of partnership securities, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same; and

  •
  the voting rights, if any, of the securities of the series.

        Partnership securities will be fully paid and non-assessable when issued upon full payment of the purchase price therefor. The prospectus supplement will contain, if applicable, a description of the material U.S. federal income tax consequences relating to the purchase and ownership of the series of partnership securities offered by the prospectus supplement. The transfer agent, registrar and distributions disbursement agent for the partnership securities will be designated in the applicable prospectus supplement.

HOW WE MAKE CASH DISTRIBUTIONS

General

        Our cash distribution policy reflects a basic judgment that our unitholders will be better served by our distributing our available cash rather than retaining it. Because we are not subject to an entity-level federal income tax, we have more cash to distribute to our unitholders than would be the case were we subject to tax.

        Our cash distribution policy is consistent with the terms of our partnership agreement which requires us to distribute available cash to unitholders on a quarterly basis. Our determination of available cash takes into account the need to maintain certain cash reserves to preserve our distribution levels across seasonal and cyclical fluctuations in our business.

        Because we intend to distribute the majority of the cash generated from our business to our unitholders, we will in large part rely upon external financing sources, including commercial borrowings and other debt and equity issuances, to fund our capital expenditures. To the extent we are unable to finance growth externally, our cash distribution policy could significantly impair our ability to grow.

        There is no guarantee that unitholders will receive quarterly distributions from us. Our distribution policy is subject to certain restrictions and may be changed at any time, including:

  •
  Our distribution policy is subject to certain restrictions on distributions under our current and anticipated debt agreements. Should we be unable to satisfy these restrictions under our debt agreements, we would be prohibited from making distributions to our unitholders notwithstanding our stated distribution policy.

  •
  The board of directors of our general partner has broad discretion to establish reserves for the prudent conduct of our business and the establishment of those reserves could result in a reduction of our stated distribution policy.

  •
  Even if our cash distribution policy is not modified or revoked, the amount of distributions paid and the decision to make any distribution is determined by our general partner, taking into consideration the terms of our partnership agreement.

  •
  Under Section 17-607 of the Delaware Revised Uniform Limited Partnership Act, we may not make distributions to our unitholders if the distribution would cause our liabilities to exceed the fair value of our assets.

  •
  We may lack sufficient cash to pay distributions to our unitholders due to increases in selling, general and administrative expenses, capital expenditures, principal and interest payments on our outstanding debt, working capital requirements and anticipated cash needs or due to significant decreases in demand for the products we sell or in demand for our logistics activities.

Distributions of Available Cash

General

        Within 45 days after the end of each quarter, we distribute all of our available cash to unitholders of record on the applicable record date.

Definition of Available Cash

        Available cash generally means, for each fiscal quarter, all cash on hand at the end of the quarter less the amount of cash reserves established by our general partner to:

  •
  provide for the proper conduct of our business;

  •
  comply with applicable law, any of our debt instruments, or other agreements; or

  •
  provide funds for distributions to our unitholders and to our general partner for any one or more of the next four quarters.

Intent to Distribute the Minimum Quarterly Distribution

        We intend to distribute to the holders of common units on a quarterly basis at least the minimum quarterly distribution of $0.4625 per unit, or $1.85 per year, to the extent we have sufficient cash from our operations after establishment of cash reserves and payment of fees and expenses, including payments to our general partner. However, there is no guarantee that we will pay the minimum quarterly distribution on the units in any quarter. Even if our cash distribution policy is not modified or revoked, the amount of distributions paid under our policy and the decision to make any distribution is determined by our general partner, taking into consideration the terms of our partnership agreement. We are prohibited from making any distributions to unitholders if it would cause an event of default, or an event of default is existing, under our credit agreement.

General Partner Interest and Incentive Distribution Rights

        Our general partner is entitled to 0.67% of all quarterly distributions that we make prior to our liquidation. This general partner interest is represented by 230,303 general partner units. Our general partner has the right, but not the obligation, to contribute a proportionate amount of capital to us to maintain its current general partner interest. The general partner's 0.67% interest in these distributions may be reduced if we issue additional units in the future and our general partner does not contribute a proportionate amount of capital to us to maintain its 0.67% general partner interest. Our general partner also currently holds incentive distribution rights that entitle it to receive increasing percentages, up to a maximum of 48.67%, of the cash we distribute from distributable cash flow (as defined below) in excess of $0.4625 per unit. The maximum distribution of 48.67% includes distributions paid to our general partner on its 0.67% general partner interest, and assumes that our general partner maintains its general partner interest at 0.67%. The maximum distribution of approximately 48.67% does not include any distributions that our general partner may receive on units that it owns. Please read "—Distributions of Available Cash from Distributable Cash Flow" for additional information.

Distributable Cash Flow and Capital Surplus

General

        All cash distributed to unitholders will be characterized as either "distributable cash flow" or "capital surplus." We distribute available cash from distributable cash flow differently than available cash from capital surplus.

Definition of Distributable Cash Flow

        Distributable cash flow, for any period, means, on a cumulative basis since the closing date of our initial public offering and without duplication, the sum of net income plus depreciation and amortization, in each case calculated in accordance with accounting principles generally accepted in the United States, minus maintenance capital expenditures (as defined below), as adjusted to eliminate items approved by the audit committee of the board of directors of our general partner that are extraordinary or non-recurring in nature and that would otherwise increase distributable cash flow.

        Maintenance capital expenditures represent capital expenditures to replace partially or fully depreciated assets to maintain the operating capacity of or sales and revenues generated by existing assets or to extend the useful lives of such assets. Maintenance capital expenditures include expenditures required to maintain equipment reliability, tankage and pipeline integrity and safety and to address environmental regulations. Repair and maintenance expenses associated with existing assets that are minor in nature and do not extend the useful life of existing assets are charged to operating expenses as incurred. The officers and directors of our general partner determine if an expenditure is a maintenance capital expenditure.

Characterization of Cash Distributions

        We treat all available cash distributed as coming from distributable cash flow until the sum of all available cash distributed since we began operations equals the distributable cash flow as of the most recent date of determination of available cash. We treat any amount distributed in excess of distributable cash flow, regardless of its source, as capital surplus. We do not anticipate that we will make any distributions from capital surplus.

Distributions of Available Cash from Distributable Cash Flow

        We will make distributions of available cash from distributable cash flow for any quarter in the following manner:

  •
  First, 99.33% to all unitholders, pro rata, and 0.67% to our general partner, until each unitholder receives a total of $0.4625 per unit for that quarter (the "first target distribution");

  •
  Second, 86.33% to all unitholders, pro rata, and 13.67% to our general partner, until each unitholder receives a total of $0.5375 per unit for that quarter (the "second target distribution");

  •
  Third, 76.33% to all unitholders, pro rata, and 23.67% to our general partner, until each unitholder receives a total of $0.6625 per unit for that quarter (the "third target distribution"); and

  •
  Thereafter, 51.33% to all unitholders, pro rata, and 48.67% to our general partner.

        The preceding discussion is based on the assumptions that our general partner maintains its 0.67% general partner interest and that we do not issue additional classes of equity securities.

        Incentive distribution rights represent the right to receive an increasing percentage of quarterly distributions of available cash from distributable cash flow after certain target distribution levels have been achieved. The percentages set forth above for our general partner include the incentive distribution rights. Our general partner currently holds the incentive distribution rights, but may transfer these rights separately from its general partner interest, subject to restrictions in our partnership agreement.

Percentage Allocations of Available Cash from Distributable Cash Flow

        The following table illustrates the percentage allocations of the additional available cash from distributable cash flow between the unitholders and our general partner up to the various target distribution levels. The amounts set forth under "Marginal Percentage Interest in Distributions" are the percentage interests of our general partner and the unitholders in any available cash from distributable cash flow we distribute up to and including the corresponding amount in the column "Total Quarterly Distribution," until available cash from distributable cash flow we distribute reaches the next target distribution level, if any. The percentage interests shown for the unitholders and the general partner for the first target distribution are also applicable to quarterly distribution amounts that are less than the first target distribution. The percentage interests set forth below for our general partner include its

0.67% general partner interest and assume the general partner has not transferred its incentive distribution rights.

		Marginal Percentage Interest in Distribution
	Total Quarterly Distribution Target Amount	Unitholders	General Partner and IDRs
Minimum Quarterly Distribution	$0.4625	99.33%	0.67%
First Target Distribution	$0.4625	99.33%	0.67%
Second Target Distribution	above $0.4625 up to $0.5375	86.33%	13.67%
Third Target Distribution	above $0.5375 up to $0.6625	76.33%	23.67%
Thereafter	above $0.6625	51.33%	48.67%

Distributions from Capital Surplus

How Distributions from Capital Surplus Will Be Made

        We will make distributions of available cash from capital surplus, if any, in the following manner:

  •
  First, 99.33% to all unitholders, pro rata, and 0.67% to the general partner, until we distribute for each common unit an amount of available cash from capital surplus equal to the initial public offering price; and

  •
  Thereafter, we will make all distributions of available cash from capital surplus as if they were from distributable cash flow.

Effect of a Distribution from Capital Surplus

        The partnership agreement treats a distribution of capital surplus as the repayment of the initial unit price from our initial public offering, which is a return of capital. The initial public offering price less any distributions of capital surplus per unit is referred to as the "unrecovered initial unit price." Each time a distribution of capital surplus is made, the target distribution levels will be reduced in the same proportion as the corresponding reduction in the unrecovered initial unit price. Because distributions of capital surplus will reduce the target distributions, after any of these distributions are made, it may be easier for the general partner to receive incentive distributions.

        Once we distribute capital surplus on a unit in an amount equal to the initial unit price, we will reduce the target distribution levels to zero. We will then make all future distributions from distributable cash flow, with 51.33% being paid to the holders of units and 48.67% to the general partner. The percentage interests shown for our general partner include its 0.67% general partner interest and assume the general partner has not transferred the incentive distribution rights.

Adjustment to the Minimum Quarterly Distribution and Target Distribution Levels

        In addition to adjusting the target distribution levels to reflect a distribution of capital surplus, if we combine our units into fewer units or subdivide our units into a greater number of units, we will proportionately adjust:

  •
  target distribution levels; and

  •
  the unrecovered initial unit price.

        For example, if a two-for-one split of the common units should occur, the target distribution levels and the unrecovered initial unit price would each be reduced to 50% of its initial level. We will not make any adjustment by reason of the issuance of additional units for cash or property.

        In addition, if legislation is enacted or if existing law is modified or interpreted by a governmental taxing authority, so that we become taxable as a corporation or otherwise subject to taxation as an entity for federal, state or local income tax purposes, we will reduce the target distribution levels for each quarter by multiplying each distribution level by a fraction, the numerator of which is available cash for that quarter and the denominator of which is the sum of available cash for that quarter plus the general partner's estimate of our aggregate liability for the quarter for such income taxes payable by reason of such legislation or interpretation. To the extent that the actual tax liability differs from the estimated tax liability for any quarter, the difference will be accounted for in subsequent quarters.

        The amount of distributions paid under our cash distribution policy and the decision to make any distribution is determined by our general partner, taking into consideration the terms of our partnership agreement.

Distributions of Cash Upon Liquidation

General

        If we dissolve in accordance with our partnership agreement, we will sell or otherwise dispose of our assets in a process called liquidation. We will first apply the proceeds of liquidation to the payment of our creditors. We will distribute any remaining proceeds to the unitholders and the general partner, in accordance with their capital account balances, as adjusted to reflect any gain or loss upon the sale or other disposition of our assets in liquidation.

        The allocations of gain and loss upon liquidation are intended, to the extent possible, to entitle the holders of outstanding common units to receive their unrecovered initial unit. However, there may not be sufficient gain upon our liquidation to enable the holders of common units to fully recover all of these amounts.

Manner of Adjustments for Gain

        The manner of the adjustment for gain is set forth in our partnership agreement. If liquidation occurs, we will allocate any gain to the partners in the following manner:

  •
  First, to the general partner and the holders of units who have negative balances in their capital accounts to the extent of and in proportion to those negative balances;

  •
  Second, 99.33% to the common unitholders, pro rata, and 0.67% to the general partner, until the capital account for each common unit is equal to the sum of:

  (1)
  the unrecovered initial unit price; and

  (2)
  the amount of the minimum quarterly distribution for the quarter during which our liquidation occurs;

  •
  Third, 99.33% to all unitholders, pro rata, and 0.67% to the general partner, until we allocate under this paragraph an amount per unit equal to:

  (1)
  the sum of the excess of the first target distribution per unit over the minimum quarterly distribution per unit for each quarter of our existence; less

  (2)
  the cumulative amount per unit of any distributions of available cash from distributable cash flow in excess of the minimum quarterly distribution per unit that we distributed 99.33% to the unitholders, pro rata, and 0.67% to the general partner, for each quarter of our existence;

  •
  Fourth, 86.33% to all unitholders, pro rata, and 13.67% to the general partner, until we allocate under this paragraph an amount per unit equal to:

  (1)
  the sum of the excess of the second target distribution per unit over the first target distribution per unit for each quarter of our existence; less

  (2)
  the cumulative amount per unit of any distributions of available cash from distributable cash flow in excess of the first target distribution per unit that we distributed 86.33% to the unitholders, pro rata, and 13.67% to the general partner for each quarter of our existence;

  •
  Fifth, 76.33% to all unitholders, pro rata, and 23.67% to the general partner, until we allocate under this paragraph an amount per unit equal to:

  (1)
  the sum of the excess of the third target distribution per unit over the second target distribution per unit for each quarter of our existence; less

  (2)
  the cumulative amount per unit of any distributions of available cash from distributable cash flow in excess of the second target distribution per unit that we distributed 76.33% to the unitholders, pro rata, and 23.67% to the general partner for each quarter of our existence; and

  •
  Thereafter, 51.33% to all unitholders, pro rata, and 48.67% to the general partner.

        The percentage interests set forth above for our general partner include its 0.67% general partner interest and assume the general partner has not transferred the incentive distribution rights.

Manner of Adjustments for Losses

        If liquidation occurs, we will generally allocate any loss to the general partner and the unitholders in the following manner:

  •
  First, 99.33% to the holders of common units in proportion to the positive balances in their capital accounts and 0.67% to the general partner, until the capital accounts of the common unitholders have been reduced to zero; and

  •
  Thereafter, 100% to the general partner.

Adjustments to Capital Accounts

        We will make adjustments to capital accounts upon the issuance of additional units. In doing so, we will allocate any unrealized and, for tax purposes, unrecognized gain or loss resulting from the adjustments to the unitholders and the general partner in the same manner as we allocate gain or loss upon liquidation. In the event that we make positive adjustments to the capital accounts upon the issuance of additional units, we will allocate any later negative adjustments to the capital accounts resulting from the issuance of additional units or upon our liquidation in a manner which results, to the extent possible, in the general partner's capital account balances equaling the amount which they would have been if no earlier positive adjustments to the capital accounts had been made.

 THE PARTNERSHIP AGREEMENT

        The following is a summary of the material provisions of our partnership agreement. Our partnership agreement is incorporated by reference as an exhibit to this registration statement of which this prospectus constitutes a part. We will provide prospective investors with a copy of this agreement upon request at no charge.

        We summarize the following provisions of our partnership agreement elsewhere in this prospectus:

  •
  with regard to distributions of available cash, please read "How We Make Cash Distributions";

  •
  with regard to the transfer of common units, please read "Description of the Common Units and the Preferred Units—Transfer of Common Units"; and

  •
  with regard to allocations of taxable income and taxable loss, please read "Material Tax Consequences."

Organization and Duration

        We were organized on March 2, 2005 and have a perpetual existence.

Purpose

        Our purpose under our partnership agreement is limited to any business activities that are approved by our general partner and that lawfully may be conducted by a limited partnership organized under Delaware law; provided, that our general partner may not cause us to engage, directly or indirectly, in any business activity that our general partner determines would cause us to be treated as an association taxable as a corporation or otherwise taxable as an entity for federal income tax purposes.

        Although our general partner has the ability to cause us, our operating company or its subsidiaries to engage in activities other than the marketing, storage, terminalling, transportation and distribution of refined petroleum products, renewable fuels, crude oil and natural gas, our general partner has no current plans to do so but may elect to do so free of any fiduciary duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. Our general partner is authorized in general to perform all acts it determines to be necessary or appropriate to carry out our purposes and to conduct our business.

Power of Attorney

        Each limited partner and each person who acquires a unit from a unitholder and executes and delivers a transfer application and certification, grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our general partner the authority to amend, and to make consents and waivers under, our partnership agreement.

Capital Contributions

        Unitholders are not obligated to make additional capital contributions, except as described below under "—Limited Liability."

Voting Rights

        The following matters require the limited partners vote specified below. Various matters require the approval of a "unit majority," which means the approval of a majority of the common units.

        In voting their common units, our general partner and its affiliates have no duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us and our limited partners.

        The following is a summary of the vote requirements specified for certain matters under our partnership agreement:

Issuance of additional units	No approval required.
Amendment of our partnership agreement

Certain amendments may be made by our general partner without the approval of the limited partners. Other amendments generally require the approval of a unit majority. Please read "—Amendment of Our Partnership Agreement."

Merger of our partnership or the sale of all or substantially all of our assets	Unit majority in certain circumstances. Please read "—Merger, Sale or Other Disposition of Assets."
Dissolution of our partnership	Unit majority. Please read "—Termination and Dissolution."
Continuation of our partnership upon dissolution	Unit majority. Please read "—Termination and Dissolution."
Removal of our general partner	Not less than 66 2/3% of the outstanding units, voting as a single class, including units held by our general partner and its affiliates. Please read "—Withdrawal or Removal of Our General Partner."
Transfer of our general partner interest

Our general partner may transfer all, but not less than all, of its general partner interest in us without a vote of our limited partners to an affiliate or to another person in connection with its merger or consolidation with or into, or sale of all or substantially all of its assets to, such person. Please read "—Transfer of General Partner Interest."

Transfer of ownership interests in our general partner	No approval required at any time. Please read "—Transfer of Ownership Interests in Our General Partner."

Limited Liability

Participation in the Control of Our Partnership

        Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Act and that he otherwise acts in conformity with the provisions of our partnership agreement, his liability under the Delaware Act will be limited, subject to possible exceptions, to the amount of capital he is obligated to contribute to us for his common units plus his share of any undistributed profits and assets. If it were determined, however, that the right, or exercise of the right, by the limited partners as a group:

  •
  to remove or replace our general partner;

  •
  to approve some amendments to our partnership agreement; or

  •
  to take other action under our partnership agreement;

constituted "participation in the control" of our business for the purposes of the Delaware Act, then the limited partners could be held personally liable for our obligations under the laws of Delaware, to the same extent as our general partner. This liability would extend to persons who transact business with us who reasonably believe that the limited partner is a general partner. Neither our partnership agreement nor the Delaware Act specifically provides for legal recourse against our general partner if a limited partner were to lose limited liability through any fault of our general partner. While this does not mean that a limited partner could not seek legal recourse, we know of no precedent for such a claim in Delaware case law.

Unlawful Partnership Distribution

        Under the Delaware Act, a limited partnership may not make a distribution to a partner if, after the distribution, all liabilities of the limited partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, would exceed the fair value of the assets of the limited partnership. For the purpose of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act shall be liable to the limited partnership for the amount of the distribution for three years. Under the Delaware Act, an assignee who becomes a substituted limited partner of a limited partnership is liable for the obligations of his assignor to make contributions to the partnership, except the assignee is not obligated for liabilities unknown to him at the time he became a limited partner and that could not be ascertained from the partnership agreement.

Failure to Comply with the Limited Liability Provisions of Jurisdictions in Which We Do Business

        We conduct business in a number of jurisdictions. Maintenance of our limited liability as a member of our operating company may require compliance with legal requirements in the jurisdictions in which our operating company conducts business, including qualifying our subsidiaries to do business there.

        Limitations on the liability of limited partners for the obligations of a limited partnership have not been clearly established in many jurisdictions. If, by virtue of our membership interest in our operating company or otherwise, it were determined that we were conducting business in any state without compliance with the applicable limited partnership or limited liability company statute, or that the right or exercise of the right by the limited partners as a group to remove or replace our general partner, to approve some amendments to our partnership agreement or to take other action under our partnership agreement constituted "participation in the control" of our business for purposes of the statutes of any relevant jurisdiction, then the limited partners could be held personally liable for our obligations under the law of that jurisdiction to the same extent as the general partner under the circumstances. We operate in a manner that our general partner considers reasonable and necessary or appropriate to preserve the limited liability of the limited partners.

Issuance of Additional Securities

        Our partnership agreement authorizes us to issue an unlimited number of additional partnership securities for the consideration and on the terms and conditions determined by our general partner without the approval of the limited partners.

        It is possible that we will fund acquisitions through the issuance of additional common units or other partnership securities. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our distributions of available cash. In addition, the issuance of additional common units or other partnership securities may dilute the value of the interests of the then-existing holders of common units in our net assets.

        In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership securities that, as determined by our general partner, may have special voting rights to which the common units are not entitled. In addition, our partnership agreement does not prohibit the issuance by our subsidiaries of equity securities, which may effectively rank senior to the common units.

        Upon issuance of additional partnership securities, our general partner has the right, but not the obligation, to make additional capital contributions to the extent necessary to maintain its 0.67% general partner interest in us. Our general partner's 0.67% interest in us will be reduced if we issue additional units in the future and our general partner does not contribute a proportionate amount of capital to us to maintain its 0.67% general partner interest. Moreover, our general partner has the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other partnership securities whenever, and on the same terms that, we issue those securities to persons other than our general partner and its affiliates, to the extent necessary to maintain its and its affiliates' percentage interest, including such interest represented by common units, that existed immediately prior to each issuance. The holders of common units do not have preemptive rights to acquire additional common units or other partnership securities.

Amendment of Our Partnership Agreement

General

        Amendments to our partnership agreement may be proposed only by our general partner. However, our general partner has no duty or obligation to propose any amendment and may decline to do so free of any duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interests of us or the limited partners. In order to adopt a proposed amendment, other than the amendments discussed below, our general partner must seek written approval of the holders of the number of units required to approve the amendment or call a meeting of the limited partners to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a unit majority.

Prohibited Amendments

        No amendment may:

  •
  enlarge the obligations of any limited partner without its consent, unless approved by at least a majority of the type or class of limited partner interests so affected; or

  •
  enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable by us to our general partner or any of its affiliates without the consent of our general partner, which may be given or withheld in at its option.

        The provision of our partnership agreement preventing the amendments having the effects described in the bullets above can be amended upon the approval of the holders of at least 90% of the outstanding units voting together as a single class (including units owned by our general partner and its affiliates).

No Limited Partner Approval

        Our general partner may generally make amendments to our partnership agreement without the approval of any limited partner or assignee to reflect:

  •
  a change in our name, the location of our principal place of business, our registered agent or our registered office;

  •
  the admission, substitution, withdrawal, or removal of partners in accordance with the partnership agreement;

  •
  a change that our general partner determines to be necessary or appropriate for us to qualify or to continue our qualification as a limited partnership or a partnership in which the limited partners have limited liability under the laws of any state or to ensure that neither we, our operating company, nor its subsidiaries will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed);

  •
  an amendment that is necessary, in the opinion of our counsel, to prevent us or our general partner or its directors, officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisors Act of 1940, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, or ERISA (as defined below), whether or not substantially similar to plan asset regulations currently applied or proposed;

  •
  an amendment that our general partner determines to be necessary or appropriate for the authorization of additional partnership securities or rights to acquire partnership securities;

  •
  any amendment expressly permitted in our partnership agreement to be made by our general partner acting alone;

  •
  an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our partnership agreement;

  •
  any amendment that our general partner determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership, or other entity, as otherwise permitted by our partnership agreement;

  •
  a change in our fiscal year or taxable year and related changes;

  •
  mergers with or conveyances to another limited liability entity that is newly formed and has no assets, liabilities or operations at the time of the merger or conveyance other than those it receives by way of the merger or conveyance; or

  •
  any other amendments substantially similar to any of the matters described above.

        In addition, our general partner may make amendments to our partnership agreement without the approval of any limited partner or assignee if our general partner determines that those amendments:

  •
  do not adversely affect the limited partners (or any particular class of limited partners) in any material respect;

  •
  are necessary or appropriate to satisfy any requirements, conditions, or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

  •
  are necessary or appropriate to facilitate the trading of limited partner interests or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the limited partner interests are or will be listed for trading;

  •
  are necessary or appropriate for any action taken by our general partner relating to splits or combinations of units under the provisions of our partnership agreement; or

  •
  are required to effect the intent expressed in this prospectus or the intent of the provisions of our partnership agreement or are otherwise contemplated by our partnership agreement.

Opinion of Counsel and Limited Partner Approval

        Our general partner is not required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the limited partners or result in our being treated as an entity for federal income tax purposes in connection with any of the amendments described under "—No Limited Partner Approval". No other amendments to our partnership agreement will become effective without the approval of holders of at least 90% of the outstanding units voting as a single class unless we first obtain an opinion of counsel to the effect that the amendment will not affect the limited liability under applicable law of any of our limited partners. Finally, our general partner may consummate any merger without the prior approval of our unitholders if we are the surviving entity in the transaction, the transaction would not result in a material amendment to the partnership agreement, each of our units will be an identical unit of our partnership following the transaction, the units to be issued do not exceed 20% of our outstanding units immediately prior to the transaction and our general partner has received an opinion of counsel regarding certain limited liability and tax matters.

        In addition to the above restrictions, any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding units in relation to other classes of units will require the approval of at least a majority of the type or class of units so affected. Any amendment that reduces the voting percentage required to take any action must be approved by the affirmative vote of limited partners whose aggregate outstanding units constitute not less than the voting requirement sought to be reduced.

Merger, Sale or Other Disposition of Assets

        A merger or consolidation of us requires the prior consent of our general partner. However, our general partner has no duty or obligation to consent to any merger or consolidation and may decline to do so free of any duty or obligation whatsoever to us or the limited partners, including any duty to act in good faith or in the best interest of us or the limited partners.

        In addition, our partnership agreement generally prohibits our general partner, without the prior approval of the holders of units representing a unit majority, from causing us to, among other things, sell, exchange, or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of merger, consolidation, or other combination, or approving on our behalf the sale, exchange, or other disposition of all or substantially all of the assets of our subsidiaries. Our general partner may, however, mortgage, pledge, hypothecate, or grant a security interest in all or substantially all of our assets without that approval. Our general partner may also sell all or substantially all of our assets under a foreclosure or other realization upon those encumbrances without that approval.

        If the conditions specified in our partnership agreement are satisfied, our general partner may convert us or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey some or all of our assets to, a newly formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity. The limited partners are not entitled to dissenters' rights of appraisal under our partnership agreement or applicable Delaware law in the event of a conversion, merger or consolidation, a sale of substantially all of our assets, or any other transaction or event.

Termination and Dissolution

        We will continue as a limited partnership until terminated under our partnership agreement. We will dissolve upon:

  •
  the election of our general partner to dissolve us, if approved by the holders of units representing a unit majority;

  •
  there being no limited partners, unless we are continued without dissolution in accordance with applicable Delaware law;

  •
  the entry of a decree of judicial dissolution of our partnership; or

  •
  the withdrawal or removal of our general partner or any other event that results in its ceasing to be our general partner other than by reason of a transfer of its general partner interest in accordance with our partnership agreement or withdrawal or removal following approval and admission of a successor.

        Upon a dissolution under the fourth bullet point above, the holders of a unit majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in our partnership agreement by appointing as a successor general partner an entity approved by the holders of units representing a unit majority, subject to our receipt of an opinion of counsel to the effect that:

  •
  the action would not result in the loss of limited liability of any limited partner; and

  •
  neither our partnership, our operating company nor any of our other subsidiaries would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of that right to continue (to the extent not already so treated or taxed).

Liquidation and Distribution of Proceeds

        Upon our dissolution, unless we are continued as a new limited partnership, the liquidator authorized to wind up our affairs will, acting with all of the powers of our general partner that are necessary or appropriate, liquidate our assets and apply the proceeds of the liquidation as described in "How We Make Cash Distributions—Distributions of Cash Upon Liquidation". The liquidator may defer liquidation or distribution of our assets for a reasonable period of time or distribute assets to partners in kind if it determines that a sale would be impractical or would cause undue loss to our partners.

Withdrawal or Removal of Our General Partner

        Our general partner may withdraw as general partner without first obtaining approval of any unitholder by giving 90 days' written notice, and that withdrawal will not constitute a violation of our partnership agreement. In addition, our partnership agreement permits our general partner in some instances to sell or otherwise transfer all of its general partner interest in us without the approval of the limited partners. Please read "—Transfer of General Partner Interest" and "—Transfer of Incentive Distribution Rights."

        Upon withdrawal of our general partner under any circumstances, other than as a result of a transfer by our general partner of all or a part of its general partner interest in us, the holders of a majority of the outstanding common units may select a successor to that withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up, and liquidated, unless within a specified period of time after that withdrawal, the holders of a unit majority agree in writing to continue our business and to appoint a successor general partner. Please read "—Termination and Dissolution."

        Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than 66 2/3% of the outstanding units, voting together as a single class, including units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of our general partner is also subject to the approval of a successor general partner by the vote of the holders of a majority of the outstanding common units.

The ownership of more than 33 1/3% of the outstanding units by our general partner and its affiliates would give them the practical ability to prevent our general partner's removal.

        Our partnership agreement also provides that if our general partner is removed as our general partner under circumstances where cause does not exist and no units held by our general partner and its affiliates are voted in favor of that removal, our general partner will have the right to convert its general partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests based on the fair market value of the interests at the time.

        In the event of removal of our general partner under circumstances where cause exists or withdrawal of our general partner where that withdrawal violates our partnership agreement, a successor general partner will have the option to purchase the general partner interest and incentive distribution rights of the departing general partner for a cash payment equal to the fair market value of those interests. Under all other circumstances where the general partner withdraws or is removed by the limited partners, the departing general partner will have the option to require the successor general partner to purchase the general partner interest of the departing general partner and its incentive distribution rights for their fair market value. In each case, this fair market value will be determined by agreement between the departing general partner and the successor general partner. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing general partner and the successor general partner will determine the fair market value. Or, if the departing general partner and the successor general partner cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

        If the option described above is not exercised by either the departing general partner or the successor general partner, the departing general partner's general partner interest and its incentive distribution rights will automatically convert into common units with a value equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

        In addition, we will be required to reimburse the departing general partner for all amounts due the departing general partner, including, without limitation, all employee-related liabilities, including severance liabilities, incurred for the termination of any employees employed by the departing general partner or its affiliates for our benefit.

Transfer of General Partner Interest

        Our general partner and its affiliates may at any time transfer units to one or more persons, without limited partner approval.

Transfer of Ownership Interests in Our General Partner

        At any time, the members of our general partner may sell or transfer all or part of their membership interests in our general partner without the approval of our unitholders.

Transfer of Incentive Distribution Rights

        Our general partner or its affiliates or a subsequent holder may transfer its incentive distribution rights to an affiliate of the holder (other than an individual) or another entity as part of the merger or consolidation of such holder with or into another entity, the sale of all of the ownership interest of the holder or the sale of all or substantially all of its assets to, that entity without the prior approval of the unitholders. The incentive distribution rights are freely transferable.

Change of Management Provisions

        Our partnership agreement contains specific provisions that are intended to discourage a person or group from attempting to remove Global GP LLC as our general partner or otherwise change management. If any person or group other than our general partner and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group that acquires the units from our general partner or its affiliates and any transferees of that person or group approved by our general partner or to any person or group who acquires the units with the prior approval of the board of directors of our general partner.

        Our partnership agreement also provides that if our general partner is removed under circumstances where cause does not exist and no units held by our general partner and its affiliates are voted in favor of that removal, our general partner will have the right to convert its general partner interest and its incentive distribution rights into common units or to receive cash in exchange for those interests.

Limited Call Right

        If at any time our general partner and its affiliates own more than 80% of the then-issued and outstanding partnership securities of any class, our general partner will have the right, which it may assign in whole or in part to any of its affiliates or to us, to acquire all, but not less than all, of the remaining partnership securities of the class held by unaffiliated persons. The purchase price in the event of such an acquisitions is the greater of:

  •
  the highest price paid by either of our general partner or any of its affiliates for any partnership securities of the class purchased within the 90 days preceding the date on which our general partner first mails notice of its election to purchase those partnership securities; and

  •
  the average of the daily closing prices of the partnership securities of such class over the 20 trading days preceding the date three days before the date the notice is mailed.

        As a result of our general partner's right to purchase outstanding partnership securities, a holder of partnership securities may have his partnership securities purchased at an undesirable time or price. The tax consequences to a unitholder of the exercise of this call right are the same as a sale by that unitholder of his common units in the market. Please read "Material Tax Consequences—Disposition of Units."

Meetings; Voting

        Except as described below regarding a person or group owning 20% or more of any class of units then outstanding, unitholders or assignees who are record holders of units on the record date are entitled to notice of, and to vote at, meetings of our limited partners and to act upon matters for which approvals may be solicited. Common units that are owned by an assignee who is a record holder, but who has not yet been admitted as a limited partner, will be voted by our general partner at the written direction of the record holder. Absent direction of this kind, the common units will not be voted, except that, in the case of common units held by our general partner on behalf of non-citizen assignees, our general partner will distribute the votes on those common units in the same ratios as the votes of limited partners on other units are cast.

        Our general partner does not anticipate that any meeting of unitholders will be called in the foreseeable future. Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or without a meeting if consents in writing describing the action so taken are signed by holders of the number of units necessary to authorize or take that action at a meeting. Meetings of the unitholders may be called by our general partner or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

        Each record holder of a unit has a vote according to his percentage interest in us, although additional limited partner interests having special voting rights could be issued. Please read "—Issuance of Additional Securities." However, if at any time any person or group, other than our general partner and its affiliates, or a direct or subsequently approved transferee of our general partner or its affiliates, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units then outstanding, that person or group will lose voting rights on all of its units and the units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum, or for other similar purposes. Common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

        Any notice, demand, request, report, or proxy material required or permitted to be given or made to record holders of common units under our partnership agreement will be delivered to the record holder by us or by the transfer agent.

Status as Limited Partner or Assignee

        Except as described above under "—Limited Liability," the common units will be fully paid, and unitholders will not be required to make additional contributions.

        An assignee of a common unit, after executing and delivering a transfer application, but pending its admission as a substituted limited partner, is entitled to an interest equivalent to that of a limited partner for the right to share in allocations and distributions from us, including liquidating distributions. Our general partner will vote and exercise other powers attributable to common units owned by an assignee that has not become a substituted limited partner at the written direction of the assignee. Please read "—Meetings; Voting." Transferees who do not execute and deliver a transfer application and certification will not be treated as assignees or as record holders of common units, and will not receive cash distributions, federal income tax allocations, or reports furnished to holders of common units. Please read "Description of the Common Units—Transfer of Common Units."

Non-Citizen Assignees; Redemption

        If we are or become subject to federal, state, or local laws or regulations that, in the reasonable determination of our general partner, create a substantial risk of cancellation or forfeiture of any property in which we have an interest in because of the nationality, citizenship, or other related status of any limited partner or assignee, we may redeem the units held by the limited partner or assignee at their current market price. In order to avoid any cancellation or forfeiture, our general partner may require each limited partner or assignee to furnish information about his nationality, citizenship, or related status. If a limited partner or assignee fails to furnish information about his nationality, citizenship, or other related status within 30 days after a request for the information or our general partner determines after receipt of the information that the limited partner or assignee is not an eligible citizen, the limited partner or assignee may be treated as a non-citizen assignee. In addition to other limitations on the rights of an assignee that is not a substituted limited partner, a non-citizen assignee does not have the right to direct the voting of his units and may not receive distributions in kind upon our liquidation.

Indemnification

        Under our partnership agreement, in most circumstances, we will indemnify the following persons, in most circumstances, to the fullest extent permitted by law, from and against all losses, claims, damages, or similar events:

  (1)
  our general partner;

  (2)
  any departing general partner;

  (3)
  any person who is or was an affiliate of our general partner or any departing general partner;

  (4)
  any person who is or was an officer, director, member, partner, fiduciary or trustee of any entity described in (1), (2) or (3) above;

  (5)
  any person who is or was serving as a director, officer, member, partner, fiduciary or trustee of another person at the request of our general partner or any departing general partner or any of their affiliates; or

  (6)
  any person designated by our general partner.

        Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate, indemnification. Our partnership agreement permits us to purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.

Reimbursement of Expenses

        Our partnership agreement requires us to reimburse our general partner for all direct and indirect expenses it incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by our general partner in connection with operating our business. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for us or on our behalf on-site at our terminals and pipeline, and expenses allocated to our general partner by its affiliates. The general partner is entitled to determine in good faith the expenses that are allocable to us.

Books and Reports

        Our general partner is required to keep appropriate books of our business at our principal offices. The books are maintained for both tax and financial reporting purposes on an accrual basis. For tax and financial reporting purposes, our fiscal year is the calendar year.

        We furnish or make available to record holders of common units, within 120 days after the close of each fiscal year, an annual report containing audited financial statements and a report on those financial statements by our independent public accountants. Except for our fourth quarter, we also furnish or make available summary financial information within 90 days after the close of each quarter.

        We furnish each record holder of a unit with information reasonably required for tax reporting purposes within 90 days after the close of each calendar year. This information is furnished in summary form so that some complex calculations normally required of partners can be avoided. Our ability to furnish this summary information to unitholders depends on the cooperation of unitholders in supplying us with specific information. Every unitholder receives information to assist him in determining his federal and state tax liability and filing his federal and state income tax returns, regardless of whether he supplies us with information.

Right to Inspect Our Books and Records

        Our partnership agreement provides that a limited partner can, for a purpose reasonably related to his interest as a limited partner, upon reasonable demand stating the purpose of such demand and at his own expense, obtained:

  •
  a current list of the name and last known address of each partner;

  •
  a copy of our tax returns;

  •
  information as to the amount of cash, and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each partner and the date on which each became a partner;

  •
  copies of our partnership agreement, the certificate of limited partnership of the partnership, related amendments, and powers of attorney under which they have been executed;

  •
  information regarding the status of our business and financial condition; and

  •
  any other information regarding our affairs as is just and reasonable.

        Our general partner may, and intends to, keep confidential from the limited partners trade secrets or other information the disclosure of which our general partner believes in good faith is not in our best interests, could damage us or our business or that we are required by law or by agreements with third parties to keep confidential.

Registration Rights

        Under our partnership agreement, subject to certain limitations, we have agreed to register for resale under the Securities Act of 1933 and applicable state securities laws any common units or other partnership securities proposed to be sold by our general partner or any of its affiliates or their assignees if an exemption from the registration requirements is not otherwise available. These registration rights continue for two years following any withdrawal or removal of Global GP LLC as our general partner. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions.

DESCRIPTION OF DEBT SECURITIES

General

        The debt securities will be:

  •
  our direct general obligations;

  •
  either senior debt securities or subordinated debt securities; and

  •
  issued under separate indentures among us, any subsidiary guarantors and a trustee.

        Global Partners LP may issue debt securities in one or more series, and GLP Finance Corp. will be a co-issuer of each such series of debt securities. GLP Finance Corp. was incorporated under the laws of the State of Delaware in January 2007, is wholly owned by Global Partners LP and has no material assets or any liabilities other than as a co-issuer of debt securities. Its activities are limited to co-issuing debt securities and engaging in other activities incidental thereto. When used in this section "Description of Debt Securities," the terms "we," "us," "our" and "issuers" refer jointly to Global Partners LP and GLP Finance Corp., and the terms "Global LP" and "GLP Finance" refer strictly to Global Partners LP and GLP Finance Corp., respectively.

        If we offer senior debt securities, we will issue them under a senior indenture. If we issue subordinated debt securities, we will issue them under a subordinated indenture. A form of each indenture is filed as an exhibit to the registration statement of which this prospectus is a part. We have not restated either indenture in its entirety in this description. You should read the relevant indenture because it, and not this description, will control your rights as holders of the debt securities. Capitalized terms used in the summary have the meanings specified in the indentures.

Specific Terms of Each Series of Debt Securities in the Prospectus Supplement

        A prospectus supplement and a supplemental indenture or authorizing resolutions relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  the guarantors of the debt securities, if any;

  •
  whether the debt securities are senior or subordinated debt securities;

  •
  the title of the debt securities;

  •
  the total principal amount of the debt securities;

  •
  the assets, if any, that are pledged as security for the payment of the debt securities;

  •
  whether we will issue the debt securities in individual certificates to each holder in registered form, or in the form of temporary or permanent global securities held by a depository on behalf of holders;

  •
  the prices at which we will issue the debt securities;

  •
  the portion of the principal amount that will be payable if the maturity of the debt securities is accelerated;

  •
  the currency or currency unit in which the debt securities will be payable, if not U.S. dollars;

  •
  the dates on which the principal of the debt securities will be payable;

  •
  the interest rate that the debt securities will bear and the interest payment dates for the debt securities;

  •
  any conversion or exchange provisions;

  •
  any optional redemption provisions;

  •
  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

  •
  any changes to or additional Events of Default or covenants; and

  •
  any other terms of the debt securities.

        We may offer and sell debt securities, including original issue discount debt securities, at a substantial discount below their principal amount. The prospectus supplement will describe special U.S. federal income tax and any other considerations applicable to those securities. In addition, the prospectus supplement may describe certain special U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency other than U.S. dollars.

Guarantees

        If specified in the prospectus supplement respecting a series of debt securities, the subsidiaries of Global LP specified in the prospectus supplement will unconditionally guarantee to each holder and the trustee, on a joint and several basis, the full and prompt payment of principal of, premium, if any, and interest on the debt securities of that series when and as the same become due and payable, whether at maturity, upon redemption or repurchase, by declaration of acceleration or otherwise. If a series of debt securities is guaranteed, such series will be guaranteed by substantially all of the domestic subsidiaries of Global LP. The prospectus supplement will describe any limitation on the maximum amount of any particular guarantee and the conditions under which guarantees may be released.

        The guarantees will be general obligations of the guarantors. Guarantees of subordinated debt securities will be subordinated to the Senior Indebtedness of the guarantors on the same basis as the subordinated debt securities are subordinated to the Senior Indebtedness of Global LP.

Consolidation, Merger or Asset Sale

        Each indenture will, in general, allow us to consolidate or merge with or into another domestic entity. It will also allow each issuer to sell, lease, transfer or otherwise dispose of all or substantially all of its assets to another domestic entity. If this happens, the remaining or acquiring entity must assume all of the issuer's responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the issuer's covenants in the indenture.

        However, each indenture will impose certain requirements with respect to any consolidation or merger with or into an entity, or any sale, lease, transfer or other disposition of all or substantially all of an issuer's assets, including:

  •
  the remaining or acquiring entity must be organized under the laws of the United States, any state or the District of Columbia; provided that GLP Finance may not merge, amalgamate or consolidate with or into another entity other than a corporation satisfying such requirement for so long as Global LP is not a corporation;

  •
  the remaining or acquiring entity must assume the issuer's obligations under the indenture; and

  •
  immediately after giving effect to the transaction, no Default or Event of Default (as defined under "—Events of Default and Remedies" below) may exist.

        The remaining or acquiring entity will be substituted for the issuer in the indenture with the same effect as if it had been an original party to the indenture, and the issuer will be relieved from any further obligations under the indenture.

No Protection in the Event of a Change of Control

        Unless otherwise set forth in the prospectus supplement, the debt securities will not contain any provisions that protect the holders of the debt securities in the event of a change of control of us or in the event of a highly leveraged transaction, whether or not such transaction results in a change of control of us.

Modification of Indentures

        We may supplement or amend an indenture if the holders of a majority in aggregate principal amount of the outstanding debt securities of all series issued under the indenture affected by the supplement or amendment consent to it. Further, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive past defaults under the indenture and compliance by us with our covenants with respect to the debt securities of that series only. Those holders may not, however, waive any default in any payment on any debt security of that series or compliance with a provision that cannot be supplemented or amended without the consent of each holder affected. Without the consent of each outstanding debt security affected, no modification of the indenture or waiver may:

  •
  reduce the percentage in principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the principal of or extend the fixed maturity of any debt security;

  •
  reduce the premium payable upon redemption or change the time any debt securities may be redeemed;

  •
  reduce the rate of or extend the time for payment of interest on any debt security;

  •
  waive a Default or an Event of Default in the payment of principal of or premium, if any, or interest on the debt securities or a provision that cannot be amended without the consent of each affected holder;

  •
  except as otherwise permitted under the indenture, release any security that may have been granted with respect to the debt securities;

  •
  make any debt security payable in currency other than that stated in the debt securities;

  •
  in the case of any subordinated debt security, make any change in the subordination provisions that adversely affects the rights of any holder under those provisions;

  •
  make any change in the provisions of the indenture relating to the rights of holders of debt securities to receive payments of principal of or premium, if any, or interest on the debt securities on or after the respective due date;

  •
  except as otherwise permitted in the indenture, release any guarantor from its obligations under its guarantee or the indenture or change any guarantee in any manner that would adversely affect the rights of holders; or

  •
  make any change in the preceding amendment, supplement and waiver provisions.

        We may supplement or amend an indenture without the consent of any holders of the debt securities in certain circumstances, including:

  •
  to establish the form or terms of any series of debt securities;

  •
  to cure any ambiguity, defect or inconsistency;

  •
  to provide for uncertificated notes in addition to or in place of certified notes;

  •
  to provide for the assumption of an issuer's obligations to holders of debt securities in the case of a merger or consolidation or disposition of all or substantially all of such issuer's assets;

  •
  in the case of any subordinated debt security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any holder of Senior Indebtedness of Global LP;

  •
  to add or to reflect the release of guarantors pursuant to the terms of the indenture;

  •
  to make any changes that would provide any additional rights or benefits to the holders of debt securities or that do not adversely affect the rights under the indenture of any holder of debt securities;

  •
  to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended ("Trust Indenture Act");

  •
  to evidence or provide for the acceptance of appointment under the indenture of a successor or separate trustee;

  •
  to add any additional Events of Default; or

  •
  to secure the debt securities and/or the guarantees.

Events of Default and Remedies

        "Event of Default," when used in an indenture, will mean any of the following with respect to the debt securities of any series:

  •
  failure to pay when due the principal of or any premium on any debt security of that series;

  •
  failure to pay, within 30 days of the due date, interest on any debt security of that series;

  •
  failure to pay when due any sinking fund payment with respect to any debt securities of that series;

  •
  failure to perform any other covenant in the indenture that continues for 60 days after written notice is given to the issuers;

  •
  certain events of bankruptcy, insolvency or reorganization of an issuer; or

  •
  any other Event of Default provided under the terms of the debt securities of that series.

        An Event of Default for a particular series of debt securities will not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium, if any, or interest) if it considers such withholding of notice to be in the best interests of the holders.

        If an Event of Default described in the fifth bullet point above occurs, the entire principal of, premium, if any, and accrued interest on, all debt securities then outstanding will be due and payable immediately, without any declaration or other act on the part of the trustee or any holders. If any other Event of Default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of, and accrued interest on, all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority in the aggregate principal amount of the debt securities of that series can rescind the declaration.

        Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under either indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable security or indemnity. If they provide this reasonable security or indemnification, the holders of a majority in aggregate principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for that series of debt securities.

No Limit on Amount of Debt Securities

        Neither indenture will limit the amount of debt securities that we may issue, unless we indicate otherwise in a prospectus supplement. Each indenture will allow us to issue debt securities of any series up to the aggregate principal amount that we authorize.

Registration of Notes

        We will issue debt securities of a series only in registered form, without coupons, unless otherwise indicated in the prospectus supplement.

Minimum Denominations

        Unless the prospectus supplement states otherwise, the debt securities will be issued only in principal amounts of $1,000 each or integral multiples of $1,000.

No Personal Liability

        The general partner of Global LP and its directors, officers, employees and members, as such, will have no liability for the obligations of the issuers or any guarantors under either indenture or the debt securities or for any claim based on such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities. The waiver may not be effective under federal securities laws, however, and it is the view of the SEC that such a waiver is against public policy.

Payment and Transfer

        The trustee will initially act as paying agent and registrar under each indenture. The issuers may change the paying agent or registrar without prior notice to the holders of debt securities, and the issuers or any of their subsidiaries may act as paying agent or registrar.

        If a holder of debt securities has given wire transfer instructions to the issuers, the issuers will make all payments on the debt securities in accordance with those instructions. All other payments on the debt securities will be made at the corporate trust office of the trustee, unless the issuers elect to make interest payments by check mailed to the holders at their addresses set forth in the debt security register.

        The trustee and any paying agent will repay to us upon request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment as general creditors.

Exchange, Registration and Transfer

        Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms, but in different authorized denominations in accordance with the indenture. Holders may present debt securities for exchange or registration of transfer at the office of the registrar. The registrar will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

        We will not be required to:

  •
  issue, register the transfer of, or exchange debt securities of a series during a period of 15 days prior to the mailing of notice of redemption of debt securities of that series; or

  •
  register the transfer of or exchange any debt security called for redemption.

Provisions Relating only to the Senior Debt Securities

        The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral for that debt. We will disclose the amount of our secured debt in the prospectus supplement.

Provisions Relating only to the Subordinated Debt Securities

Subordinated Debt Securities Subordinated to Senior Indebtedness

        The subordinated debt securities will rank junior in right of payment to all of our Senior Indebtedness. "Senior Indebtedness" will be defined in a supplemental indenture or authorizing resolutions respecting any issuance of a series of subordinated debt securities, and the definition will be set forth in the prospectus supplement. If the subordinated debt securities are guaranteed by any of the subsidiaries of Global LP, then the guarantees will be subordinated on like terms.

Payment Blockages

        The subordinated indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

  •
  we or our property (or any guarantor or its property) is involved in any liquidation, bankruptcy or similar proceeding;

  •
  we fail to pay the principal, interest, any premium or any other amounts on any of our Senior Indebtedness within any applicable grace period or the maturity of such Senior Indebtedness is accelerated following any other default, subject to certain limited exceptions set forth in the subordinated indenture; or

  •
  any other default on any of our Senior Indebtedness occurs that permits immediate acceleration of its maturity, in which case a payment blockage on the subordinated debt securities will be imposed for a maximum of 179 days at any one time.

No Limitation on Amount of Senior Debt

        The subordinated indenture will not limit the amount of Senior Indebtedness that we or any guarantor may incur, unless otherwise indicated in the prospectus supplement.

Book Entry, Delivery and Form

        The debt securities of a particular series may be issued in whole or in part in the form of one or more global certificates that will be deposited with the trustee as custodian for The Depository Trust Company, New York, New York ("DTC"). This means that we will not issue certificates to each holder, except in the limited circumstances described below. Instead, one or more global debt securities will be issued to DTC, who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the debt securities. The participant will then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificated debt security, a global debt security may not be transferred, except that DTC, its nominees and their successors may transfer a global debt security as a whole to one another.

        Beneficial interests in global debt securities will be shown on, and transfers of global debt securities will be made only through, records maintained by DTC and its participants.

        DTC has provided us the following information: DTC, the world's largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC's participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The DTC Rules applicable to its participants are on file with the Securities and Exchange Commission.

        We will wire all payments on the global debt securities to DTC's nominee. We and the trustee will treat DTC's nominee as the owner of the global debt securities for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global debt securities to owners of beneficial interests in the global debt securities.

        It is DTC's current practice, upon receipt of any payment on the global debt securities, to credit Direct Participants' accounts on the payment date according to their respective holdings of beneficial interests in the global debt securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to Direct Participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global debt securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in "street name." However, payments will be the responsibility of the participants and not of DTC, the trustee or us.

        Debt securities represented by a global debt security will be exchangeable for certificated debt securities with the same terms in authorized denominations only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and in either event a successor depositary is not appointed by us within 90 days; or

  •
  an Event of Default occurs and DTC notifies the trustee of its decision to exchange the global debt security for certificated debt securities.

Satisfaction and Discharge; Defeasance

        Each indenture will be discharged and will cease to be of further effect as to all outstanding debt securities of any series issued thereunder, when:

  (1)
  either:

  (a)
  all outstanding debt securities of that series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the trustee for cancellation; or

  (b)
  all outstanding debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee and in any case we have irrevocably deposited or caused to be irrevocably deposited with the trustee as trust funds in trust cash sufficient to pay and discharge the entire indebtedness of such debt securities not delivered to the trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit (in the case of debt securities that have been due and payable) or the stated maturity or redemption date; and

  (2)
  we have paid or caused to be paid all other sums payable by us under the indenture.

        The debt securities of a particular series will be subject to legal or covenant defeasance to the extent, and upon the terms and conditions, set forth in the prospectus supplement.

Governing Law

        Each indenture and all of the debt securities will be governed by the laws of the State of New York.

The Trustee

        We will enter into the indentures with a trustee that is qualified to act under the Trust Indenture Act and with any other trustees chosen by us and appointed in a supplemental indenture for a particular series of debt securities. We may maintain a banking relationship in the ordinary course of business with our trustee and one or more of its affiliates.

Resignation or Removal of Trustee

        If the trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable indenture. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with the terms and conditions of such indenture.

        The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.

Limitations on Trustee if It Is Our Creditor

        Each indenture will contain certain limitations on the right of the trustee, in the event that it becomes a creditor of an issuer or a guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Certificates and Opinions to Be Furnished to Trustee

        Each indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee must be accompanied by a certificate of certain of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        This section summarizes the material U.S. federal income tax consequences that may be relevant to prospective unitholders and is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations thereunder (the "Treasury Regulations"), and current administrative rulings and court decisions, all of which are subject to change. Changes in these authorities may cause the federal income tax consequences to a prospective unitholder to vary substantially from those described below, possibly on a retroactive basis. Unless the context otherwise requires, references in this section to "we", "us" or "the partnership" are references to Global Partners LP and our operating company.

        Legal conclusions contained in this section, unless otherwise noted, are the opinion of Vinson & Elkins L.L.P. insofar as they relate to matters of U.S. federal income tax law and are based on the accuracy of representations made by us to them for this purpose. However, this section does not address all federal income tax matters that may affect us or our unitholders, such as the application of the alternative minimum tax that may be applicable to certain unitholders. This section also does not address local taxes, state taxes, non-U.S. taxes or other taxes that may be applicable, except to the limited extent that such tax considerations are addressed below under "—State, Local and Other Tax Considerations." Furthermore, this section focuses on unitholders who are individual citizens or residents of the United States (for federal income tax purposes), who have the U.S. dollar as their functional currency, who use the calendar year as their taxable year, who purchase units in this offering, who do not materially participate in the conduct of our business activities and who hold such units as capital assets (typically, property that is held for investment). This section has limited applicability to corporations (including other entities treated as corporations for federal income tax purposes), partnerships (including other entities treated as partnerships for federal income tax purposes), estates, trusts, non-resident aliens or other unitholders subject to specialized tax treatment, such as tax-exempt entities, non-U.S. persons, individual retirement accounts ("IRAs"), employee benefit plans, real estate investment trusts or mutual funds.

        Accordingly, we encourage each prospective unitholder to consult the unitholder's own tax advisor in analyzing the federal, state, local and non-U.S. tax consequences particular to that unitholder resulting from ownership or disposition of our units and potential changes in applicable tax laws.

        No ruling has been or will be requested from the Internal Revenue Service ("IRS") regarding any matter affecting us. Instead, we are relying on the opinions and advice of Vinson & Elkins L.L.P. with respect to the matters described herein. Unlike a ruling, an opinion of counsel represents only that counsel's best legal judgment and does not bind the IRS or a court. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any such contest of the matters described herein may materially and adversely impact the market for our units and the prices at which our units trade. In addition, our costs of any contest with the IRS will be borne indirectly by our unitholders because the costs will reduce our cash available for distribution. Furthermore, the tax consequences of an investment in us may be significantly modified by future legislative or administrative changes or court decisions, which may be retroactively applied.

        For the reasons described below, Vinson & Elkins L.L.P. has not rendered an opinion with respect to the following federal income tax issues: (1) the treatment of a unitholder whose units are the subject of a securities loan (e.g., a loan to a short seller to cover a short sale of units) (please read "—Tax Consequences of Unit Ownership-Treatment of Securities Loans"); (2) whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read "—Disposition of Units-Allocations Between Transferors and Transferees"); and (3) whether our method for taking into account Section 743 adjustments is sustainable in certain cases (please read "—Tax Consequences of Unit Ownership-Section 754 Election" and "—Uniformity of Units").

Taxation of the Partnership

Partnership Status

        We expect to be treated as a partnership for U.S. federal income tax purposes and, therefore, subject to the discussion below under "—Administrative Matters—Information Returns and Audit Procedures", generally will not be liable for entity-level federal income taxes. Instead, as described below, each of our unitholders will take into account its respective share of our items of income, gain, loss and deduction in computing its federal income tax liability as if the unitholder had earned such income directly, even if we make no cash distributions to the unitholder. Distributions we make to a unitholder will not give rise to income or gain taxable to such unitholder, unless the distributions of cash or marketable securities treated as cash exceeds the unitholder's adjusted tax basis in its units. Please read "—Tax Consequences of Unit Ownership—Treatment of Distributions" and "—Disposition of Units").

        Section 7704 of the Code generally provides that a publicly-traded partnership will be treated as a corporation for federal income tax purposes. However, if 90% or more of a partnership's gross income for every taxable year it is publicly-traded consists of "qualifying income," the partnership may continue to be treated as a partnership for federal income tax purposes (the "Qualifying Income Exception"). Qualifying income includes, (i) income and gains derived from the refining, transportation, storage, processing and marketing of crude oil, natural gas and products thereof (including NGLs), (ii) interest (other than from a financial business), (iii) dividends, (iv) gains from the sale of real property (v) and gains from the sale or other disposition of capital assets held for the production of qualifying income. We estimate that less than 2% of our current gross income is not qualifying income; however, this estimate could change from time to time.

        Vinson & Elkins L.L.P. is of the opinion that we will be treated as a partnership for federal income tax purposes and each of our operating subsidiaries, other than those that have been identified as corporations to Vinson & Elkins L.L.P., will be treated as a partnership or will be disregarded as an entity separate from us. In rendering its opinion, Vinson & Elkins L.L.P. has relied on factual representations made by us and our general partner, including, without limitation:

  (1)
  Neither we nor any of our partnership or limited liability company operating subsidiaries, other than those that have been identified as corporations to Vinson & Elkins L.L.P., has elected or will elect to be treated as a corporation for federal income tax purposes;

  (2)
  For each taxable year since and including the year of our initial public offering, more than 90% of our gross income has been and will be income of a character that Vinson & Elkins L.L.P. has opined is "qualifying income" within the meaning of Section 7704(d) of the Code; and

  (3)
  Each hedging transaction that we treat as resulting in qualifying income has been and will be appropriately identified as a hedging transaction pursuant to applicable Treasury Regulations, and has been and will be associated with oil, natural gas, or products thereof that are held or to be held by us in activities that Vinson & Elkins L.L.P. has opined or will opine result in qualifying income.

        We believe that these representations are true and will be true in the future.

        If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as transferring all of our assets, subject to all of our liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception in return for stock in that corporation and then as distributing that stock to our unitholders in liquidation of their interests in us. This deemed contribution and liquidation should not result in the recognition of taxable income by our unitholders or us so long as the aggregate amount of our liabilities does not exceed the adjusted tax basis of our assets. Thereafter, we would be treated as an association taxable as a corporation for federal income tax purposes.

        The present federal income tax treatment of publicly traded partnerships, including us, or an investment in our units may be modified by administrative or legislative action or judicial interpretation at any time. From time to time, members of the U.S. Congress have proposed and considered substantive changes to the existing federal income tax laws that would affect publicly-traded partnerships. One such legislative proposal would have eliminated the Qualifying Income Exception upon which we rely for our treatment as a partnership for U.S. federal income tax purposes.

        On January 24, 2017, final regulations regarding which activities give rise to qualifying income (the "Final Regulations") within the meaning of Section 7704 of the Code were published in the Federal Register. The Final Regulations are effective as of January 19, 2017, and apply to taxable years beginning on or after January 19, 2017. We do not believe the Final Regulations affect our ability to qualify as a publicly traded partnership.

        It is possible that a change in law could affect us and may be applied retroactively. Any such changes could negatively impact the value of an investment in our units. If for any reason we are taxable as a corporation in any taxable year, our items of income, gain, loss and deduction would be taken into account by us in determining the amount of our liability for federal income tax, rather than being passed through to our unitholders.

        At the state level, several states have been evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise or other forms of taxation. Imposition of a similar tax on us in the jurisdictions in which we operate or in other jurisdictions to which we may expand could substantially reduce our cash available for distribution to our unitholders.

        Our taxation as a corporation would materially reduce our cash available for distribution to unitholders and thus would likely substantially reduce the value of our units. Any distribution made to a unitholder at a time when we are treated as a corporation would be (i) a taxable dividend to the extent of our current or accumulated earnings and profits, then (ii) a nontaxable return of capital to the extent of the unitholder's adjusted tax basis in its units (determined separately for each unit), and thereafter (iii) taxable capital gain.

        The remainder of this discussion is based on the opinion of Vinson & Elkins L.L.P. that we will be treated as a partnership for federal income tax purposes.

Tax Consequences of Unit Ownership

Limited Partner Status

        Unitholders who are admitted as limited partners of the partnership will be treated as partners of the partnership for federal income tax purposes, and unitholders whose units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their units will be treated as partners of the partnership for federal income tax purposes. In addition, a beneficial owner of units whose units have been transferred to a short seller to complete a short sale would appear to lose their status as a partner with respect to such units for federal income tax purposes. Please read "—Tax Consequences of Unit Ownership—Treatment of Securities Loans."

        Income, gain, deductions or losses would not appear to be reportable by a unitholder who is not a partner for federal income tax purposes, and any cash distributions received by a unitholder who is not a partner for federal income tax purposes would therefore appear to be fully taxable as ordinary income. A unitholder who is not treated as a partner in us as described above is urged to consult its own tax advisors with respect to the tax consequences applicable to such unitholder under its particular circumstances.

Flow-Through of Taxable Income

        Subject to the discussion below under "—Entity-Level Collections of Unitholder Taxes" and "—Administrative Matters—Information Returns and Audit Procedures", and assuming our general partner does not make an election for us to be taxed as a corporation as a result of a change in tax law, we will not pay any federal income tax. Rather, each unitholder will be required to report on its federal income tax return each year its share of our income, gains, losses and deductions for our taxable year or years ending with or within its taxable year. Consequently, we may allocate income to a unitholder even if that unitholder has not received a cash distribution.

Basis of Units

        A unitholder's tax basis in its units initially will be the amount paid for those units increased by the unitholder's initial allocable share of our liabilities. That basis generally will be (i) increased by the unitholder's share of our income and any increases in such unitholder's share of our liabilities, and (ii) decreased, but not below zero, by the amount of all distributions to the unitholder, the unitholder's share of our losses, any decreases in its the unitholder's share of our liabilities, and the amount of any excess business interest allocated to the unitholder. The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all of those interests.

Treatment of Distributions

        Distributions made by us to a unitholder generally will not be taxable to the unitholder, unless such distributions are of cash or marketable securities that are treated as cash and exceed the unitholder's tax basis in its units, in which case the unitholder generally will recognize gain taxable in the manner described below under "—Disposition of Units."

        Any reduction in a unitholder's share of our "nonrecourse liabilities" (liabilities for which no partner bears the economic risk of loss) will be treated as a distribution by us of cash to that unitholder. A decrease in a unitholder's percentage interest in us because of our issuance of additional units may decrease such unitholder's share of our nonrecourse liabilities. For purposes of the foregoing, a unitholder's share of our nonrecourse liabilities generally will be based upon such unitholder's share of the unrealized appreciation (or depreciation) in our assets, to the extent thereof, with any excess nonrecourse liabilities allocated based on the unitholder's share of our profits. Please read "—Disposition of Units."

        A non-pro rata distribution of money or property (including a deemed distribution as a result of the reallocation of our nonrecourse liabilities described above) may cause a unitholder to recognize ordinary income if the distribution reduces the unitholder's share of our "unrealized receivables," including depreciation recapture and substantially appreciated "inventory items," both as defined in Section 751 of the Code ("Section 751 Assets"). To the extent of such reduction, the unitholder would be deemed to receive its proportionate share of the Section 751 Assets and exchange such assets with us in return for a portion of the non-pro rata distribution. This deemed exchange will generally result in the unitholder's recognition of ordinary income in an amount equal to the excess of (1) the non-pro rata portion of that distribution over (2) the unitholder's tax basis (typically zero) in the Section 751 Assets deemed to be relinquished in the exchange.

Limitations on Deductibility of Losses

        A unitholder may not be entitled to deduct the full amount of loss we allocate to it because its share of our losses will be limited to the lesser of (i) the unitholder's adjusted tax basis in its units, and (ii) in the case of a unitholder that is an individual, estate, trust or certain types of closely-held corporations, the amount for which the unitholder is considered to be "at risk" with respect to our activities. A unitholder will be at risk to the extent of its adjusted tax basis in its units, reduced by (1) any portion of that basis attributable to the unitholder's share of our nonrecourse liabilities, (2) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or similar arrangement, and (3) any amount of money the unitholder borrows to acquire or hold its units, if the lender of those borrowed funds owns an interest in us, is related to another unitholder or can look only to the units for repayment. A unitholder subject to the at risk limitation must recapture losses deducted in previous years to the extent that distributions (including distributions deemed to result from a reduction in a unitholder's share of nonrecourse liabilities) cause the unitholder's at risk amount to be less than zero at the end of any taxable year.

        Losses disallowed to a unitholder or recaptured as a result of the basis or at risk limitations will carry forward and will be allowable as a deduction in a later year to the extent that the unitholder's adjusted tax basis or at risk amount, whichever is the limiting factor, is subsequently increased. Upon a taxable disposition of our units, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at risk limitation but not losses suspended by the basis limitation. Any loss previously suspended by the at risk limitation in excess of that gain can no longer be used, and will not be available to offset a unitholder's salary or active business income.

        In addition to the basis and at risk limitations, a passive activity loss limitation limits the deductibility of losses incurred by individuals, estates, trusts, some closely-held corporations and personal service corporations from "passive activities" (such as, trade or business activities in which the taxpayer does not materially participate). The passive loss limitations are applied separately with respect to each publicly-traded partnership. Consequently, any passive losses we generate will be available to offset only passive income generated by us. Passive losses that exceed a unitholder's share of the passive income we generate may be deducted in full when a unitholder disposes of all of its units in a fully taxable transaction with an unrelated party. The passive activity loss rules are applied after other applicable limitations on deductions, including the at risk and basis limitations.

        For taxpayers other than corporations in taxable years beginning after December 31, 2017, and before January 1, 2026, an "excess business loss" limitation further limits the deductibility of losses by such taxpayers. An excess business loss is the excess (if any) of a taxpayer's aggregate deductions for the taxable year that are attributable to the trades or businesses of such taxpayer (determined without regard to the excess business loss limitation) over the aggregate gross income or gain of such taxpayer for the taxable year that is attributable to such trades or businesses plus a threshold amount. The threshold amount is equal to $250,000 or $500,000 for taxpayers filing a joint return. Disallowed excess business losses are treated as a net operating loss carryover to the following tax year. Any losses we generate that are allocated to a unitholder and not otherwise limited by the basis, at risk or passive loss limitations will be included in the determination of such unitholder's aggregate trade or business deductions. Consequently, any losses we generate that are not otherwise limited will only be available to offset a unitholder's other trade or business income plus an amount of non-trade or business income equal to the applicable threshold amount. Thus, except to the extent of the threshold amount, our losses that are not otherwise limited may not offset a unitholder's non-trade or business income (such as salaries, fees, interest, dividends and capital gains). This excess business loss limitation will be applied after the passive activity loss limitation.

Limitations on Interest Deductions

        In general, we are entitled to a deduction for interest paid or accrued on indebtedness properly allocable to our trade or business during our taxable year. However, our deduction for this "business interest" is limited to the sum of our business interest income and 30% of our "adjusted taxable income." For the purposes of this limitation, our adjusted taxable income is computed without regard to any business interest or business interest income, and in the case of taxable years beginning before January 1, 2022, any deduction allowable for depreciation, amortization or depletion. This limitation is first applied at the partnership level and any deduction for business interest is taken into account in determining our non-separately stated taxable income or loss. Then, in applying this business interest limitation at the partner level, the adjusted taxable income of each of our unitholders is determined without regard to such unitholder's distributive share of any of our items of income, gain, deduction or loss and is increased by such unitholder's distributive share of our excess taxable income, which is generally equal to the excess of 30% of our adjusted taxable income over the amount of our deduction for business interest for a taxable year.

        To the extent our deduction for business interest is not limited, we will allocate the full amount of our deduction for business interest among our unitholders in accordance with their percentage interests in us. To the extent our deduction for business interest is limited, the amount of any disallowed deduction for business interest will also be allocated to each unitholder in accordance with their percentage interest in us, but such amount of "excess business interest" will not be currently deductible. Subject to certain limitations and adjustments to a unitholder's basis in its units, this excess business interest may be carried forward and deducted by a unitholder in a future taxable year.

        In addition to this limitation on the deductibility of a partnership's business interest, the deductibility of a non-corporate taxpayer's "investment interest expense" generally is limited to the amount of that taxpayer's "net investment income." Investment interest expense includes:

  •
  interest on indebtedness allocable to property held for investment;

  •
  interest expense allocated against portfolio income; and

  •
  the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent allocable against portfolio income.

        The computation of a unitholder's investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. Net investment income does not include qualified dividend income (if applicable) or gains attributable to the disposition of property held for investment. A unitholder's share of a publicly traded partnership's portfolio income and, according to the IRS, net passive income will be treated as investment income for purposes of the investment interest expense limitation.

Entity-Level Collections of Unitholder Taxes

        If we are required or elect under applicable law to pay any federal, state, local or non-U.S. tax on behalf of any current or former unitholder, we are authorized to treat the payment as a distribution of cash to the relevant unitholder. Where the tax is payable on behalf of all unitholders or we cannot determine the specific unitholder on whose behalf the tax is payable, we are authorized to treat the payment as a distribution to all current unitholders. Payments by us as described above could give rise to an overpayment of tax on behalf of a unitholder, in which event the unitholder may be entitled to claim a refund of the overpayment amount. Please read "—Administrative Matters—Information

Returns and Audit Procedures". Each unitholder is urged to consult its tax advisor to determine the consequences to them of any tax payment we make on its behalf.

Allocation of Income, Gain, Loss and Deduction

        Except as described below, our items of income, gain, loss and deduction will be allocated among our unitholders in accordance with their percentage interests in us. At any time that incentive distributions are made to our general partner, gross income will be allocated to the recipients to the extent of these distributions.

        Specified items of our income, gain, loss and deduction will be allocated under Section 704(c) of the Code (or the principles of Section 704(c) of the Code) to account for any difference between the adjusted tax basis and fair market value of our assets at the time such assets are contributed to us and at the time of any subsequent offering of our units (a "Book-Tax Disparity"). As a result, the federal income tax burden associated with any Book-Tax Disparity immediately prior to an offering will be borne by our partners holding interests in us prior to such offering. In addition, items of recapture income will be specially allocated to the extent possible (subject to the limitations described above) to the unitholder who was allocated the deduction giving rise to that recapture income in order to minimize the recognition of ordinary income by other unitholders.

        An allocation of items of our income, gain, loss or deduction, other than an allocation required by the Code to eliminate a Book-Tax Disparity, will be given effect for federal income tax purposes in determining a unitholder's share of an item of income, gain, loss or deduction only if the allocation has "substantial economic effect." In any other case, a unitholder's share of an item will be determined on the basis of the unitholder's interest in us, which will be determined by taking into account all the facts and circumstances, including (i) the partner's relative contributions to us, (ii) the interests of all the partners in profits and losses, (iii) the interest of all the partners in cash flow and (iv) the rights of all the partners to distributions of capital upon liquidation. Vinson & Elkins L.L.P. is of the opinion that, with the exception of the issues described in "—Section 754 Election" and "—Disposition of Units—Allocations Between Transferors and Transferees," allocations of income, gain, loss or deduction under our partnership agreement will be given effect for federal income tax purposes.

Treatment of Securities Loans

        A unitholder whose units are the subject of a securities loan (for example, a loan to a "short seller" to cover a short sale of units) may be treated as having disposed of those units. If so, such unitholder would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss as a result of such deemed disposition. As a result, during this period (i) any of our income, gain, loss or deduction allocated to those units would not be reportable by the lending unitholder, and (ii) any cash distributions received by the lending unitholder as to those units may be treated as ordinary taxable income.

        Due to a lack of controlling authority, Vinson & Elkins L.L.P. has not rendered an opinion regarding the tax treatment of a unitholder that enters into a securities loan with respect to its units. A unitholder desiring to assure its status as a partner and avoid the risk of income recognition from a loan of its units is urged to modify any applicable brokerage account agreements to prohibit its brokers from borrowing and lending its units. The IRS has announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please read "—Disposition of Units—Recognition of Gain or Loss."

Tax Rates

        Under current law, the highest marginal federal income tax rates for individuals applicable to ordinary income and long-term capital gains (generally, gains from the sale or exchange of certain investment assets held for more than one year) are 37% and 20%, respectively. These rates are subject to change by new legislation at any time.

        In addition, a 3.8% net investment income tax applies to certain net investment income earned by individuals, estates, and trusts. For these purposes, net investment income generally includes a unitholder's allocable share of our income and gain realized by a unitholder from a sale of units. In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder's net investment income from all investments, or (ii) the amount by which the unitholder's modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if married filing separately) or $200,000 (if the unitholder is unmarried or in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.

        For taxable years beginning after December 31, 2017 and ending on or before December 31, 2025, an individual unitholder is entitled to a deduction equal to 20% of his or her allocable share of our "qualified business income." For purposes of this deduction, our "qualified business income" is equal to the sum of:

  •
  the net amount of our U.S. items of income, gain, deduction and loss to the extent such items are included or allowed in the determination of taxable income for the year, excluding, however, certain specified types of passive investment income (such as capital gains and dividends, which are taxed at a rate of 20%); and

  •
  any gain recognized upon a disposition of our units to the extent such gain is attributable to Section 751 Assets, such as depreciation recapture and our "inventory items," and is thus treated as ordinary income under Section 751 of the Code.

Section 754 Election

        We have made the election permitted by Section 754 of the Code that permits us to adjust the tax basis in each of our assets as to specific purchasers of our units under Section 743(b) of the Code to reflect the unit purchase price upon subsequent purchases of units. That election is irrevocable without the consent of the IRS. The Section 743(b) adjustment separately applies to a unitholder who purchases units from or exchanges units with another unitholder based upon the values and adjusted tax basis of each of our assets at the time of the relevant purchase, and the adjustment will reflect the purchase price paid. The Section 743(b) adjustment does not apply to a person who purchases units directly from us. For purposes of this discussion, a unitholder's basis in our assets will be considered to have two components: (1) its share of the tax basis in our assets as to all unitholders and (2) its Section 743(b) adjustment to that tax basis (which may be positive or negative).

        Under our partnership agreement, we are authorized to take a position to preserve the uniformity of units even if that position is not consistent with applicable Treasury Regulations. A literal application of Treasury Regulations governing a Section 743(b) adjustment attributable to properties depreciable under Section 167 of the Code may give rise to differences in the taxation of unitholders purchasing units from us and unitholders purchasing from other unitholders. If we have any such properties, we intend to adopt methods employed by other publicly traded partnerships to preserve the uniformity of units, even if inconsistent with existing Treasury Regulations, and Vinson & Elkins L.L.P. has not opined on the validity of this approach. Please read "—Uniformity of Units."

        The IRS may challenge the positions we adopt with respect to depreciating or amortizing the Section 743(b) adjustment we take to preserve the uniformity of units due to lack of controlling authority. Because a unitholder's adjusted tax basis in its units is reduced by its share of our items of deduction or loss, any position we take that understates deductions will overstate a unitholder's basis in its units and may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read "—Disposition of Units-Recognition of Gain or Loss." If a challenge to such treatment were sustained, the gain from the sale of units may be increased without the benefit of additional deductions.

        The calculations involved in the Section 754 election are complex and are made on the basis of assumptions as to the value of our assets and other matters. The IRS could seek to reallocate some or all of any Section 743(b) adjustment we allocated to our depreciable assets to goodwill or nondepreciable assets. Goodwill, as an intangible asset, is generally amortizable over a longer period of time or under a less accelerated method than certain of our tangible assets. We cannot assure any unitholder that the determinations we make will not be successfully challenged by the IRS or that the resulting deductions will not be reduced or disallowed altogether. Should the IRS require a different tax basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than it would have been allocated had the election not been revoked.

Tax Treatment of Operations

Accounting Method and Taxable Year

        We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each unitholder will be required to include in its tax return its share of our income, gain, loss and deduction for each taxable year ending within or with its taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of its units following the close of our taxable year but before the close of its taxable year must include its share of our income, gain, loss and deduction in income for its taxable year, with the result that it will be required to include in income for its taxable year its share of more than twelve months of our income, gain, loss and deduction. Please read "—Disposition of Units-Allocations Between Transferors and Transferees."

Tax Basis, Depreciation and Amortization

        The tax basis of each of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation and depletion deductions previously taken, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of its interest in us. Please read "—Tax Consequences of Unit Ownership-Allocation of Income, Gain, Loss and Deduction" and "—Disposition of Units—Recognition of Gain or Loss."

        The costs we incur in offering and selling our units (called "syndication expenses") must be capitalized and cannot be deducted currently, ratably or upon our termination. While there are uncertainties regarding the classification of certain costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us, the underwriting discounts and commissions we incur will be treated as syndication expenses. Please read "Disposition of Units—Recognition of Gain or Loss."

Valuation and Tax Basis of Each of Our Properties

        The federal income tax consequences of the ownership and disposition of units will depend in part on our estimates of the relative fair market values and the tax basis of each of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of tax basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or tax basis are later found to be incorrect, the character and amount of items of income, gain, loss or deduction previously reported by a unitholder could change, and such unitholder could be required to adjust its tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Units

Recognition of Gain or Loss

        A unitholder will be required to recognize gain or loss on a sale or exchange of a unit equal to the difference, if any, between the unitholder's amount realized and the adjusted tax basis in the unit sold. A unitholder's amount realized generally will equal the sum of the cash and the fair market value of other property it receives plus its share of our nonrecourse liabilities with respect to the unit sold or exchanged. Because the amount realized includes a unitholder's share of our nonrecourse liabilities, the gain recognized on the sale or exchange of a unit could result in a tax liability in excess of any cash received from such sale or exchange.

        Except as noted below, gain or loss recognized by a unitholder on the sale or exchange of a unit held for more than one year generally will be taxable as long-term capital gain or loss. However, gain or loss recognized on the disposition of units will be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to Section 751 Assets, such as depreciation recapture and our "inventory items," regardless of whether such inventory item has substantially appreciated in value. Ordinary income attributable to Section 751 Assets may exceed net taxable gain realized on the sale or exchange of a unit and may be recognized even if there is a net taxable loss realized on the sale or exchange of a unit. Thus, a unitholder may recognize both ordinary income and capital gain or loss upon a sale or exchange of a unit. Net capital loss may offset capital gains and, in the case of individuals, up to $3,000 of ordinary income per year.

        For purposes of calculating gain or loss on the sale or exchange of a unit, the unitholder's adjusted tax basis will be adjusted by its allocable share of our income or loss in respect of its unit for the year of the sale. Furthermore, as described above, the IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an "equitable apportionment" method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner's tax basis in its entire interest in the partnership as the value of the interest sold bears to the value of the partner's entire interest in the partnership.

        Treasury Regulations under Section 1223 of the Code allow a selling unitholder who can identify units transferred with an ascertainable holding period to elect to use the actual holding period of the units transferred. Thus, according to the ruling discussed in the paragraph above, a unitholder will be unable to select high or low basis units to sell or exchange as would be the case with corporate stock, but, according to the Treasury Regulations, such unitholder may designate specific units sold for purposes of determining the holding period of the units transferred. A unitholder electing to use the actual holding period of any unit transferred must consistently use that identification method for all subsequent sales or exchanges of our units. A unitholder considering the purchase of additional units or a sale or exchange of units purchased in separate transactions is urged to consult its tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

        Specific provisions of the Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an "appreciated" financial position, including a partnership interest with respect to which gain would be recognized if it were sold, assigned or terminated at its fair market value, in the event the taxpayer or a related person enters into:

  •
  a short sale;

  •
  an offsetting notional principal contract; or

  •
  a futures or forward contract with respect to the partnership interest or substantially identical property.

        Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is authorized to issue Treasury Regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position. Please read "—Tax Consequences of Unit Ownership—Treatment of Securities Loans."

Allocations Between Transferors and Transferees

        In general, our taxable income or loss will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the unitholders in proportion to the number of units owned by each of them as of the opening of the applicable exchange on the first business day of the month (the "Allocation Date"). Nevertheless, we allocate certain deductions for depreciation of capital additions based upon the date the underlying property is placed in service, and gain or loss realized on a sale or other disposition of our assets or, in the discretion of the general partner, any other extraordinary item of income, gain, loss or deduction will be allocated among the unitholders on the Allocation Date in the month in which such income, gain, loss or deduction is recognized. As a result, a unitholder transferring units may be allocated income, gain, loss and deduction realized after the date of transfer.

        Although simplifying conventions are contemplated by the Code and most publicly traded partnerships use similar simplifying conventions, existing Treasury Regulations do not specifically authorize the use of the proration method we have adopted. Accordingly, Vinson & Elkins L.L.P. is unable to opine on the validity of this method of allocating income and deductions between transferee and transferor unitholders. If the IRS determines that this method is not allowed under the Treasury Regulations our taxable income or losses could be reallocated among our unitholders. We are authorized to revise our method of allocation between transferee and transferor unitholders, as well as among unitholders whose interests vary during a taxable year, to conform to a method permitted under the Treasury Regulations.

        A unitholder who disposes of units prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deduction attributable to the month of disposition but will not be entitled to receive a cash distribution for that period.

Notification Requirements

        A unitholder who sells or exchanges any of its units is generally required to notify us in writing of that transaction within 30 days after the transaction (or, if earlier, January 15 of the year following the transaction in the case of a seller). Upon receiving such notifications, we are required to notify the IRS of the transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a transfer of units may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker who will satisfy such requirements.

Uniformity of Units

        Because we cannot match transferors and transferees of units and for other reasons, we must maintain uniformity of the economic and tax characteristics of the units to a purchaser of these units. As a result of the need to preserve uniformity, we may be unable to completely comply with a number of federal income tax requirements. Any non-uniformity could have a negative impact on the value of our units. Please read "—Tax Consequences of Unit Ownership—Section 754 Election."

        Our partnership agreement permits our general partner to take positions in filing our tax returns that preserve the uniformity of our units. These positions may include reducing the depreciation, amortization or loss deductions to which a unitholder would otherwise be entitled or reporting a slower amortization of Section 743(b) adjustments for some unitholders than that to which they would otherwise be entitled. Vinson & Elkins L.L.P. is unable to opine as to the validity of such filing positions.

        A unitholder's adjusted tax basis in units is reduced by its share of our deductions (whether or not such deductions were claimed on an individual income tax return) so that any position that we take that understates deductions will overstate the unitholder's basis in its units, and may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read "—Disposition of Units—Recognition of Gain or Loss" and "—Tax Consequences of Unit Ownership—Section 754 Election" above. The IRS may challenge one or more of any positions we take to preserve the uniformity of our units. If such a challenge were sustained, the uniformity of units might be affected, and, under some circumstances, the gain from any sale of our units might be increased without the benefit of additional deductions.

Tax-Exempt Organizations and Other Investors

        Ownership of our units by employee benefit plans and other tax-exempt organizations, as well as by non-resident alien individuals, non-U.S. corporations and other non-U.S. persons (collectively, "Non-U.S. Unitholders") raises issues unique to those investors and, as described below, may have substantially adverse tax consequences to them. Each prospective unitholder that is a tax-exempt entity or a Non-U.S. Unitholder should consult its tax advisors before investing in our units.

        Employee benefit plans and most other tax-exempt organizations, including IRAs and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of our income will be unrelated business taxable income and will be taxable to a tax-exempt unitholder.

        Non-U.S. Unitholders are taxed by the United States on income effectively connected with a U.S. trade or business ("effectively connected income") and on certain types of U.S.-source non-effectively connected income (such as dividends), unless exempted or further limited by an income tax treaty. Each Non-U.S. Unitholder will be considered to be engaged in business in the United States because of its ownership of our units. Furthermore, Non-U.S. Unitholders will be deemed to conduct such activities through a permanent establishment in the United States within the meaning of an applicable tax treaty. Consequently, each Non-U.S. Unitholder will be required to file federal tax returns to report its share of our income, gain, loss or deduction and pay federal income tax on its share of our net income or gain. Moreover, under rules applicable to publicly-traded partnerships, distributions to Non-U.S. Unitholders are subject to withholding at the highest applicable effective tax rate. Each Non-U.S. Unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN or W-8BEN-E (or other applicable or successor form) in order to obtain credit for these withholding taxes.

        In addition, if a Non-U.S. Unitholder is classified as a non-U.S. corporation, it will be treated as engaged in a United States trade or business and may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular U.S. federal income tax, on its share of our income and gain as adjusted for changes in the foreign corporation's "U.S. net equity" to the extent reflected in the corporation's earnings and profits. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a "qualified resident." In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Code.

        A Non-U.S. Unitholder who sells or otherwise disposes of a unit will be subject to U.S. federal income tax on gain realized from the sale or disposition of that unit to the extent the gain is effectively connected with a U.S. trade or business of the Non-U.S. Unitholder. Gain realized by a Non-U.S. Unitholder from the sale of its interest in a partnership that is engaged in a trade or business in the United States will be considered to be "effectively connected" with a U.S. trade or business to the extent that gain that would be recognized upon a sale by the partnership of all of its assets would be "effectively connected" with a U.S. trade or business. Thus, all of a Non-U.S. Unitholder's gain from the sale or other disposition of our units would be treated as effectively connected with a unitholder's indirect U.S. trade or business constituted by its investment in us and would be subject to U.S. federal income tax. As a result of the effectively connected income rules described above, the exclusion from U.S. taxation under the Foreign Investment in Real Property Tax Act for gain from the sale of partnership units regularly traded on an established securities market will not prevent a Non-U.S. Unitholder from being subject to U.S. federal income tax on gain from the sale or disposition of its units.

        Moreover, the transferee of an interest in a partnership that is engaged in a U.S. trade or business is generally required to withhold 10% of the amount realized by the transferor unless the transferor certifies that it is not a foreign person, and we are required to deduct and withhold from the transferee amounts that should have been withheld by the transferees but were not withheld. Because the "amount realized" includes a partner's share of the partnership's liabilities, 10% of the amount realized could exceed the total cash purchase price for the units. For this and other reasons, the IRS has suspended the application of this withholding rule to open market transfers of interest in publicly traded partnerships, pending promulgation of regulations that address the amount to be withheld, the reporting necessary to determine such amount and the appropriate party to withhold such amounts, but it is not clear if or when such regulations will be issued.

Administrative Matters

Information Returns and Audit Procedures

        We intend to furnish to each unitholder, within 90 days after the close of each taxable year, specific tax information, including a Schedule K-1, which describes its share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder's share of income, gain, loss and deduction. We cannot assure our unitholders that those positions will yield a result that conforms to all of the requirements of the Code, Treasury Regulations or administrative interpretations of the IRS.

        The IRS may audit our federal income tax information returns. Neither we nor Vinson & Elkins L.L.P. can assure prospective unitholders that the IRS will not successfully challenge the positions we adopt, and such a challenge could adversely affect the value of our units. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year's tax liability, and may result in an audit of the unitholder's own return. Any audit of a unitholder's return could result in adjustments unrelated to our returns.

        Publicly-traded partnerships are treated as entities separate from their owners for purposes of federal income tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings for each of the partners. For taxable years beginning prior to January 1, 2018, the Code requires that one partner be designated as the "Tax Matters Partner" for these purposes, and our partnership agreement designates our general partner as our Tax Matters Partner.

        The Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our tax returns. The Tax Matters Partner may bind a unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review may go forward, and each unitholder with an interest in the outcome may participate in that action.

        A unitholder must file a statement with the IRS identifying the treatment of any item on its federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

        Pursuant to the Bipartisan Budget Act of 2015, for taxable years beginning after December 31, 2017, if the IRS makes audit adjustments to our income tax returns, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from us, unless we elect to have our general partner, unitholders and former unitholders take any audit adjustment into account in accordance with their interests in us during the taxable year under audit. Similarly, for such taxable years, if the IRS makes audit adjustments to income tax returns filed by an entity in which we are a member or partner, it may assess and collect any taxes (including penalties and interest) resulting from such audit adjustment directly from such entity.

        Generally, we expect to elect to have our general partner, unitholders and former unitholders take any such audit adjustment into account in accordance with their interests in us during the taxable year under audit, but there can be no assurance that such election will be effective in all circumstances. With respect to audit adjustments as to an entity in which we are a member or partner, the Joint Committee of Taxation has stated that we would not be able to have our general partner, unitholders and former unitholders take such audit adjustment into account. If we are unable to have our general partner, unitholders and former unitholders take such audit adjustment into account in accordance with their interests in us during the taxable year under audit, our then current unitholders may bear some or all of the tax liability resulting from such audit adjustment, even if such unitholders did not own our units during the taxable year under audit. If, as a result of any such audit adjustment, we are required to make payments of taxes, penalties or interest, our cash available for distribution to our unitholders might be substantially reduced. These rules are not applicable for taxable years beginning on or prior to December 31, 2017. Congress has proposed changes to the Bipartisan Budget Act, and we anticipate that amendments may be made. Accordingly, the manner in which these rules may apply to us in the future is uncertain.

        Additionally, pursuant to the Bipartisan Budget Act of 2015, the Code will no longer require that we designate a Tax Matters Partner. Instead, for taxable years beginning after December 31, 2017, we will be required to designate a partner, or other person, with a substantial presence in the United

States as the partnership representative ("Partnership Representative"). The Partnership Representative will have the sole authority to act on our behalf for purposes of, among other things, federal income tax audits and judicial review of administrative adjustments by the IRS. If we do not make such a designation, the IRS can select any person as the Partnership Representative. We currently anticipate that we will designate our general partner as the Partnership Representative. Further, any actions taken by us or by the Partnership Representative on our behalf with respect to, among other things, federal income tax audits and judicial review of administrative adjustments by the IRS, will be binding on us and all of our unitholders.

Additional Withholding Requirements

        Withholding taxes may apply to certain types of payments made to "foreign financial institutions" (as specially defined in the Code) and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on interest, dividends and other fixed or determinable annual or periodic gains, profits and income from sources within the United States ("FDAP Income"), or gross proceeds from the sale or other disposition of any property of a type which can produce interest or dividends from sources within the United States ("Gross Proceeds") paid to a foreign financial institution or to a "non-financial foreign entity" (as specially defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these requirements may be subject to different rules.

        Generally these rules apply to current payments of FDAP Income and will apply to payments of relevant Gross Proceeds made on or after January 1, 2019. Thus, to the extent we have FDAP Income or we have Gross Proceeds on or after January 1, 2019 that are not treated as effectively connected with a U.S. trade or business (please read "—Tax-Exempt Organizations and Other Investors"), a unitholder that is a foreign financial institution or certain other non-U.S. entity, or a person that holds its units through such foreign entities, may be subject to withholding on distributions they receive from us, or its distributive share of our income, pursuant to the rules described above.

        Each prospective unitholder should consult its own tax advisors regarding the potential application of these withholding provisions to its investment in our units.

Nominee Reporting

        Persons who hold an interest in us as a nominee for another person are required to furnish to us:

  (1)
  the name, address and taxpayer identification number of the beneficial owner and the nominee;

  (2)
  a statement regarding whether the beneficial owner is:

  (a)
  a non-U.S. person;

  (b)
  a non-U.S. government, an international organization or any wholly owned agency or instrumentality of either of the foregoing; or c)a tax-exempt entity

  (3)
  the amount and description of units held, acquired or transferred for the beneficial owner; and

  (4)
  specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

        Each broker and financial institution is required to furnish additional information, including whether such broker or financial institution is a U.S. person and specific information on any units such broker or financial institution acquires, holds or transfers for its own account. A penalty of $260 per failure, up to a maximum of $3,218,500 per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of our units with the information furnished to us.

Accuracy-Related Penalties

        Certain penalties may be imposed as a result of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for the underpayment of that portion and that the taxpayer acted in good faith regarding the underpayment of that portion. We do not anticipate that any accuracy-related penalties will be assessed against us.

State, Local and Other Tax Considerations

        In addition to federal income taxes, unitholders may be subject to other taxes, including state and local income taxes, unincorporated business taxes and estate, inheritance or intangibles taxes that may be imposed by the various jurisdictions in which we conduct business or own property now or in the future or in which the unitholder is a resident. We conduct business or own property in many states in the United States. Some of these states may impose an income tax on individuals, corporations and other entities. As we make acquisitions or expand our business, we may own property or conduct business in additional states that impose a personal income tax. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider the potential impact of such taxes on its investment in us.

        A unitholder may be required to file income tax returns and pay income taxes in some or all of the jurisdictions in which we do business or own property, though such unitholder may not be required to file a return and pay taxes in certain jurisdictions because its income from such jurisdictions falls below the jurisdiction's filing and payment requirement. Further, a unitholder may be subject to penalties for a failure to comply with any filing or payment requirement applicable to such unitholder. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder's income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return.

        It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, of his, her or its investment in us. We strongly recommend that each prospective unitholder consult, and depend upon, its own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local, and non-U.S., as well as federal tax returns that may be required of it. Vinson & Elkins L.L.P. has not rendered an opinion on the state, local, alternative minimum tax or non-U.S. tax consequences of an investment in us.

Tax Consequences of Ownership of Debt Securities

        A description of the material federal income tax consequences of the acquisition, ownership and disposition of debt securities will be set forth on the prospectus supplement relating to the offering of debt securities.

INVESTMENT IN GLOBAL PARTNERS LP BY EMPLOYEE BENEFIT PLANS

        The following is a summary of certain considerations associated with the acquisition and holding of our common units, preferred units, other classes of units or debt securities by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of Code or employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), non-U.S. plans (as described in Section 4(b)(4) of ERISA) or other plans that are not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement (each, a "Plan").

        This summary is based on the provisions of ERISA and the Code (and related regulations and administrative and judicial interpretations) as of the date of this prospectus. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, regulations, rulings or pronouncements will not significantly modify the requirements summarized below. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release. This discussion is general in nature and is not intended to be all inclusive, nor should it be construed as investment or legal advice.

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering an investment in our common units, preferred units, other classes of units or debt securities with a portion of the assets of any Plan, a fiduciary should consider the Plan's particular circumstances and all of the facts and circumstances of the investment and determine whether the acquisition and holding of a common unit, preferred unit, other unit or debt security is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to the fiduciary's duties to the Plan, including, without limitation:

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  whether the investment is prudent under Section 404(a)(1)(B) of ERISA and any other applicable Similar Laws;

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  whether, in making the investment, the ERISA Plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA and any other applicable Similar Laws;

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  whether the investment is permitted under the terms of the applicable documents governing the Plan;

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  whether the acquisition or holding of common units will constitute a "prohibited transaction" under Section 406 of ERISA or Section 4975 of the Code (please see the discussion under "—Prohibited Transaction Issues" below);

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  whether the Plan will be considered to hold, as plan assets, (i) only common units or (ii) an undivided interest in our underlying assets (please see the discussion under "—Plan Asset Issues" below); and

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  whether the investment will result in recognition of unrelated business taxable income by the Plan and, if so, the potential after tax investment return. Please read "Material Tax Consequences—Tax-Exempt Organizations and Other Investors."

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of our common units, preferred units, other classes of units or debt securities by an ERISA Plan with respect to which the issuer, the initial purchaser or a guarantor is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

        In this regard, the U.S. Department of Labor (the "DOL") has issued prohibited transaction class exemptions, or "PTCEs," that may provide exemptive relief for direct or indirect prohibited transactions resulting from the sale, acquisition or holding of our debt securities. These class exemptions include, without limitation, PTCE 75-1, respecting certain transactions involving ERISA Plans and broker-dealers, reporting dealers and banks; PTCE 84-14, as amended, respecting certain transactions determined by independent qualified professional asset managers; PTCE 90-1, respecting certain investments by insurance company pooled separate accounts; PTCE 91-38, respecting certain investments by bank collective investment funds; PTCE 95-60, respecting certain life insurance company general accounts; and PTCE 96-23, respecting certain transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code each provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that (i) neither the issuer of the debt securities nor any of its affiliates (directly or indirectly) has or exercises any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and (ii) the ERISA Plan pays no more than adequate consideration in connection with the transaction. Each of these statutory exemptions and PTCEs contain conditions and limitations on their application and do not provide relief from the self-dealing prohibitions under ERISA and the Code. It should also be noted that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions. Accordingly, the fiduciary of a Plan that is considering acquiring and/or holding the debt securities in reliance on any of these (or any other) exemptions should carefully review the exemption and consult with its counsel to confirm that it is applicable. There can be no, and we do not provide any, assurance that any of these exemptions or any other exemption will be available with respect to the acquisition or holding of the debt securities, or that all of the conditions of any such exemptions will be satisfied.

        Because of the foregoing, no common units, preferred units, other classes of units or debt securities should be acquired or held by any person investing "plan assets" of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Plan Asset Issues

        Additionally, a fiduciary of a Plan should consider whether the Plan will, by investing in our common units, preferred units or other classes of units, be deemed to own an undivided interest in our assets, with the result that we would become a fiduciary of the Plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code and any other applicable Similar Laws.

        The DOL regulations provide guidance with respect to whether the assets of an entity in which ERISA Plans acquire equity interests would be deemed "plan assets" under some circumstances. Under these regulations, an entity's assets generally would not be considered to be "plan assets" if, among other things:

          (1)   the equity interests acquired by ERISA Plans are "publicly offered securities" (as defined in the DOL regulations)—i.e., the equity interests are part of a class of securities that is widely held by 100 or more investors independent of the issuer and each other, are freely transferable, and are either registered under certain provisions of the federal securities laws or sold to the ERISA Plan as part of a public offering under certain conditions;

          (2)   the entity is an "operating company" (as defined in the DOL regulations)—i.e., it is primarily engaged in the production or sale of a product or service, other than the investment of capital, either directly or through a majority-owned subsidiary or subsidiaries; or

          (3)   there is no significant investment by "benefit plan investors" (as defined in the DOL regulations)—i.e. immediately after the most recent acquisition by an ERISA Plan of any equity interest in the entity, less than 25% of the total value of each class of equity interest (disregarding certain interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof) is held by ERISA Plans, IRAs and certain other Plans (but not including governmental plans, foreign plans and certain church plans), and entities whose underlying assets are deemed to include plan assets by reason of a Plan's investment in the entity.

        Due to the complexity of these rules and the excise taxes, penalties and liabilities that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring and/or holding our common units, preferred units, other classes of units or debt securities on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the acquisition and holding of our common units, preferred units, other classes of units or debt securities. Purchasers of our common units, preferred units, other classes of units or debt securities have the exclusive responsibility for ensuring that their acquisition and holding of our common units, preferred units, other classes of units or debt securities complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. The sale of our common units, preferred units, other classes of units or debt securities to a Plan is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plan or that such investment is appropriate for any such Plan.

Representation

        Accordingly, by its acquisition and acceptance of our debt securities (or any interest therein), each purchaser and subsequent transferee of a debt security will be deemed to have represented and warranted by its acquisition and holding thereof that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the debt securities (or any interest therein) constitutes assets of any Plan or (ii) the acquisition, holding and subsequent disposition of the debt securities (or any interest therein) by such purchaser or subsequent transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

        Additionally, if any purchaser or subsequent transferee of the debt securities is using assets of any Plan to acquire and hold the debt securities, such purchaser or subsequent transferee will be deemed to represent that (i) neither the partnership, the initial purchasers, the guarantors nor any of their respective affiliates has acted as the Plan's fiduciary, or has been relied upon for any advice, with respect to the purchaser's or transferee's decision to acquire and hold the debt securities and neither the partnership, the initial purchasers, the guarantors nor any of their respective affiliates shall at any time be relied upon as the Plan's fiduciary with respect to any decision to acquire, continue to hold or transfer the debt securities and (ii) the decision to invest in the debt securities has been made at the recommendation or direction of an "independent fiduciary" ("Independent Fiduciary") within the meaning of U.S. Code of Federal Regulations 29 C.F.R. Section 2510.3-21(c), as amended from time to time (the "Fiduciary Rule") who (a) is independent of the partnership, the initial purchasers and the guarantors; (b) is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies (within the meaning of the Fiduciary Rule); (c) is a fiduciary (under ERISA and/or Section 4975 of the Code) with respect to the purchaser or transferee's investment in the debt securities and is responsible for exercising independent judgment in evaluating the investment in the debt securities; (d) is either (A) a bank as defined in Section 202 of the Investment Advisers Act of 1940, as amended (the "Advisers Act") or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency of the United States; (B) an insurance carrier which is qualified under the laws of more than one state of the United States to perform the services of managing, acquiring or disposing of assets of such a Plan; (C) an investment adviser registered under the Advisers Act or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business; (D) a broker dealer registered under the Exchange Act; and/or (E) an Independent Fiduciary (not described in clauses (A), (B), (C) or (D) above) that holds or has under management or control total assets of at least $50 million, and will at all times that such purchaser or transferee holds the debt securities hold or have under management or control, total assets of at least $50 million; and (e) is aware of and acknowledges that (A) neither the partnership, the initial purchasers, the guarantors nor any of their respective affiliates is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the purchaser's or transferee's investment in the debt securities, and (B) the partnership, the initial purchasers, the guarantors and their respective affiliates have a financial interest in the purchaser's or transferee's investment in the debt securities on account of the fees and other remuneration they expect to receive in connection with transactions contemplated hereunder.

 PLAN OF DISTRIBUTION

        We may sell securities described in this prospectus and any accompanying prospectus supplement through underwriters, through broker-dealers, through agents, directly to one or more investors or through a combination of any of the methods of sale.

        We will prepare a prospectus supplement for each offering that will disclose the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price of the securities and the proceeds to us from the sale, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.

        We will fix a price or prices of our securities at:

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  market prices prevailing at the time of any sale under this registration statement;

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  prices related to market prices; or

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  negotiated prices.

        We may change the price of the securities offered from time to time.

        If we use underwriters or dealers in the sale, they will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise disclosed in the prospectus supplement, the obligations of the underwriters to purchase securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

        We may sell the securities through agents designated by us from time to time. We will name any agent involved in the offering and sale of the securities for which this prospectus is delivered, and disclose any commissions payable by us to the agent or the method by which the commissions can be determined, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

        Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto. We may use electronic media, including the Internet, to sell offered securities directly.

        We may offer our common units into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

        We may agree to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act of 1933.

        Certain of the underwriters and their affiliates may be customers of, may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.

        A prospectus and accompanying prospectus supplement in electronic form may be made available on the web sites maintained by the underwriters. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

        The aggregate maximum compensation the underwriters will receive in connection with the sale of any securities under this prospectus and the registration statement of which it forms a part will not exceed 10% of the gross proceeds from the sale.

        Because FINRA views our common units as interests in a direct participation program, any offering of common units under the registration statement of which this prospectus forms a part will be made in compliance with FINRA Rule 2310.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

        In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

 LEGAL MATTERS

        Certain legal matters in connection with the securities will be passed upon for us by Vinson & Elkins L.L.P., New York, New York. Any underwriter or agent will be advised about other issues relating to any offering by its own legal counsel.

        Members of Vinson & Elkins L.L.P. involved in this offering beneficially own approximately 5,000 common units representing limited partner interests in us.

EXPERTS

        The consolidated financial statements of Global Partners LP appearing in Global Partners LP's Annual Report (Form 10-K) for the year ended December 31, 2016 (including the schedule appearing therein), and the effectiveness of Global Partners LP's internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Global Partners LP

2,400,000 9.75% Series A Fixed-to-Floating Rate
Cumulative Redeemable Perpetual Preferred Units
(Liquidation Preference $25.00 per Series A Preferred Unit)

Prospectus Supplement
July 31, 2018

Stifel
Morgan Stanley
UBS Investment Bank
BB&T Capital Markets
Janney Montgomery Scott
Ladenburg Thalmann
MUFG